UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
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FLIR SYSTEMS, INC.
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The World's Sixth SenseTM
2020
Notice of Annual Meeting of Shareholders
and Proxy Statement

The World’s Sixth Sense™ 27700 SW Parkway Avenue Wilsonville, Oregon 97070 (503) 498-3547
NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	[•], [•] [•], 2020	Place:	FLIR Systems, Inc.
	[•]		[•]
	[•]		[•]
Dear Fellow Shareholder,
It is my pleasure to invite you to attend the Annual Meeting of Shareholders of FLIR Systems, Inc. The following items are on the agenda:

1.	Election of Directors. We will vote to elect the eleven director nominees identified in the attached proxy statement, each for a one-year term expiring in 2021.

2.	KPMG Ratification. We will vote to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.	Advisory Vote on Executive Compensation. We will hold an advisory vote on executive compensation.

4.	Approve the Reincorporation of FLIR from Oregon to Delaware. We will vote to approve the reincorporation of FLIR from Oregon to Delaware.

5.	Other Business. We will transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The record date is [•] [•], 2020. Holders of [•] FLIR shares at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

Earl R. Lewis
Chairman of the Board of Directors
Wilsonville, Oregon
[•] [•], 2020

Your vote is important! Please vote. The Notice of Annual Meeting, Proxy Statement and Annual Report on
Form 10-K are available at www.flir.com/about/investor-relations and www.proxyvote.com.
IT IS IMPORTANT THAT PROXIES BE COMPLETED AND SUBMITTED PROMPTLY. THEREFORE,
WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE
SUBMIT YOUR VOTE BY PROXY VIA THE INTERNET, BY TELEPHONE OR BY MAIL IN THE ENCLOSED
POSTAGE-PAID ENVELOPE IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS.

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	i	2019 Grants of Plan-Based Awards	37
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	iii	Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	39
		Outstanding Equity Awards at Fiscal Year-End 2019	40
CORPORATE GOVERNANCE AND RELATED MATTERS	1	2019 Option Exercises and Stock Vested	42
Communications with Directors	1	2019 Non-Qualified Deferred Compensation	43
Shareholder Engagement	1	Potential Payments upon Termination or Change of Control	44
Meetings	1	CEO Pay Ratio	48
Board of Directors Independence	1	DIRECTOR COMPENSATION	49
Board of Directors Committees	1	EQUITY COMPENSATION PLAN INFORMATION	50
Shareholder Nominations and Proxy Access	3	DELINQUENT SECTION 16(a) REPORTS	50
Corporate Governance	3	STOCK OWNED BY MANAGEMENT	51
Corporate Social Responsibility and Environmental, Social and Governance Responsibilities	4	STOCK OWNED BY PRINCIPAL SHAREHOLDERS	52
Board Leadership Structure and Role in Risk Oversight	6	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	52
Compensation Committee Interlocks and Insider Participation	7
Compensation Risk	7	PROPOSAL 1: ELECTION OF DIRECTORS	53
Director Nominees	7
Recommendation of the Board of Directors	13	PROPOSAL 2: RATIFICATION OF SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND RELATED INFORMATION	54
MANAGEMENT	14
Executive Officers	14
COMPENSATION DISCUSSION AND ANALYSIS	15	PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	56
Table of Contents	15
Introduction	15	PROPOSAL 4: APPROVAL OF THE REINCORPORATION FROM OREGON TO DELAWARE	57
Executive Summary	15
Pay for Performance Overview	18	AUDIT COMMITTEE REPORT	72
Other Key Compensation Practices	21	DATES FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING OF SHAREHOLDERS	73
Corporate Governance and Decision-Making	22
Components of our Executive Compensation Program	24	NOMINATIONS FOR INDIVIDUALS FOR ELECTION AS DIRECTORS AT THE 2021 ANNUAL MEETING OF SHAREHOLDERS USING PROXY ACCESS	73
Compensation Setting and Elements of Compensation	24
Employment Agreements	31	OTHER MATTERS	73
Post-Termination Compensation	32	COST OF SOLICITATION	73
Clawback Policy	32	ADDITIONAL INFORMATION	74
Insider Trading and Hedging Policy	32	Appendix A - Unaudited Reconciliation of Non-GAAP Adjusted Financial Measures	A-1
Impact of Tax on Compensation Decisions	33
COMPENSATION COMMITTEE REPORT	34	Appendix B - FLIR Systems, Inc. Plan of Conversion	B-1
COMPENSATION OF NAMED EXECUTIVE OFFICERS	35	Appendix C - FLIR Systems, Inc. Delaware Certificate of Incorporation	C-1
2019 Summary Compensation Table	35
2019 All Other Compensation Table	36	Appendix D - FLIR Systems, Inc. Delaware Bylaws	D-1

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY
This summary sets forth certain performance highlights and provides an overview of the more detailed information contained later in this report. It sets forth the proposals to be voted on. You should read the entire proxy statement before casting your vote. In this proxy statement, the terms “FLIR,” “we,” “our” and the “Company” refer to FLIR Systems, Inc.
FLIR's 2019 Business Highlights

Throughout 2019 we made meaningful progress in our efforts to drive continuous measurable improvement within our business. During the year, we continued to evolve our strategic priorities, focusing on leadership in sensor solutions, unmanned and autonomous solutions, airborne Intelligence/Surveillance/Reconnaissance (“ISR”) and decision support, which are described in more detail below. This, combined with the success of our ongoing execution of The FLIR Method ("TFM"), drove strong financial results and significant operational improvements. As a result, in 2019 we achieved:

•Revenue of $1.9 billion, the highest in our history
•13% growth in total backlogs
•Operating margin of 14.5%
•Gross profit of $929.5 million
•Net earnings of $171.6 million, or $1.26 per diluted share
•Strong cash generation of $370.4 million

During the year, we achieved Organic Revenue growth and completed successful M&A activities highlighted by the acquisitions of Aeryon Labs and Endeavor Robotics. Aeryon Labs is a leading developer of high-performance unmanned aircraft systems for military, public safety and critical infrastructure markets. Endeavor Robotics is a leading developer of battle-tested tactical unmanned ground vehicles for the global military, public safety and critical infrastructure markets. Together, the additions of Aeryon and Endeavor significantly advance our strategy to be a leader in unmanned solutions and were instrumental in FLIR winning several key franchise programs in 2019.

We also faced challenges to our business in 2019. In particular, a number of end markets served by our Commercial Business Unit continued to face headwinds that negatively impacted FLIR’s consolidated Organic Revenue growth and profitability targets for the full year. Late in the year, we commenced activities designed to simplify and reshape our product portfolio and reduce the complexity of our business. These activities include discontinuation of certain non-core consumer centric product lines in our Outdoor and Tactical Systems business, and, in February 2020, we committed to a plan to sell our Raymarine non-thermal maritime electronics business, subject to certain conditions of the proposed transaction and customary regulatory approvals. The business is being actively marketed and we intend to complete the sale within 2020. In addition, we will restructure our business units by consolidating from three business units to two by integrating the remaining businesses within the Commercial business unit into the Industrial business unit beginning in the first quarter of 2020. We believe these actions to simplify and reshape our product portfolio will support our efforts to focus on higher growth opportunities across our enterprise, positioning FLIR for long-term, sustainable growth.

Our strong balance sheet and liquidity position enables FLIR to return value to stockholders. In 2019, we paid $92 million in dividends to shareholders and repurchased $125 million of our common stock. Importantly, our share repurchase activity in 2019 is a testament to the continued confidence we have in the strength and outlook of our business.
Sensor Leadership
Key to FLIR’s operating strategy is to maintain its global leadership position in advanced sensors and integrated sensor systems. FLIR sensors enable the gathering, measurement, and analysis of critical information through a wide variety of applications. FLIR currently offers the broadest range of thermal imaging solutions in the world. As the cost of thermal imaging technology has declined, FLIR’s opportunities to increase the adoption of thermal technology and create new markets for the technology have expanded. In order to better serve the customers in these markets, we have also augmented our thermal product offerings with complementary sensing technologies, such as visible imaging, radar, laser, sonar, chemical sensing, and environmental sensing technologies.
Unmanned and Autonomous Solutions

2020 PROXY STATEMENT	FLIR	i

PROXY STATEMENT SUMMARY

Unmanned solutions are core to FLIR’s strategy because the purpose of an unmanned vehicle combined with FLIR sensors, allow users to see or detect what is out in the distance without putting the user in harm’s way. This helps Armed Forces and other professionals to safely accomplish their missions and provides end users with more information to perform their jobs. Our unmanned platform is growing significantly and includes a broad suite of solutions. FLIR is also pursuing numerous opportunities in advanced driver-assistance systems (“ADAS”) and longer-term, fully autonomous driving, where thermal sensing technologies are expected to play critical roles as these solutions evolve.
Airborne ISR
FLIR has significant opportunities with thermal imaging systems used in intelligence, surveillance and reconnaissance applications for the precise positioning of objects or people from substantial distances and for enhanced situational awareness, particularly at night or in conditions of reduced or obscured visibility. While these systems can be installed on fixed platforms or manned-mobile platforms, we are benefitting from recent franchise program wins and other significant opportunities in Airborne applications for both manned and unmanned platforms.
Decision Support
As FLIR continues to advance its mission to increase awareness and perception so professionals can make more informed decisions, we strive to provide better, value-added, actionable information to our customers. To this end, we have developed core competencies in software, automation, machine learning and artificial intelligence. We are doing this through R&D investments, talent development, acquisitions and minority investments to provide intelligent sensing solutions. As we continue to advance our state-of-the-art hardware solutions with additional layers of analytics, FLIR is well-positioned to capitalize on opportunities as a technology-driven decision support company.
The FLIR Method
We continued implementation of “The FLIR Method” or “TFM,” an operating methodology based on LEAN principles in a learning environment of continuous improvement to increase operational efficiencies, provide a foundation for profitability and consistent earnings growth and exceed shareholder expectations. We believe that many of the operational improvements made during 2019, including productivity grains, customer driven product innovation and enhancements to the compliance program, are the result of implementation of TFM.
Build-out of Compliance Function
In 2018, we entered into a Consent Agreement with the United States Department of State’s Directorate of Defense Trade Controls (“DDTC”). Under the terms of the agreement, we agreed to pay $30 million penalty, half of which was suspended, provided the funds are used for compliance program improvements. In 2019, we continued the implementation and build-out of a more robust compliance program. We expect these investments for trade compliance will exceed the minimum required by the consent agreement.
Going Forward in 2020
FLIR will continue to focus on simplifying and reshaping the Company’s product portfolio and organizational structure to support its efforts to focus on its key strategic priorities, improve operational efficiencies and position FLIR for long-term, sustainable growth.

ii	FLIR	2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
The Board of Directors of FLIR (“Board of Directors” or “Board”, or individually, each a “Director”) is soliciting proxies to be voted at the 2020 Annual Meeting of Shareholders to be held on [•] [•], 2020 (the “Annual Meeting”), at [•] [•], at [•], or any postponement or adjournment of the Annual Meeting. We are making this Proxy Statement and other proxy materials available to each person who is registered as a holder of our shares in our official stock ownership records (such owners are referred to as “shareholders of record,” or “shareholder,” or “you,” or “your”) as of the close of business on [•] [•], 2020 (the “Record Date”) for the Annual Meeting beginning on [•], 2020. Our shareholders of record are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
Purpose of the Meeting. Important matters outlined in the Notice of Annual Meeting of Shareholders will be considered at our Annual Meeting. We have provided these proxy materials to you in connection with the solicitation of proxies by our Board of Directors. This Proxy Statement describes matters on which you, as a shareholder, are entitled to vote and provides you with information so that you can make an informed decision.
Voting Your Shares. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Meeting. If you vote via the Internet, by telephone or in person at the Annual Meeting, you do not need to mail in a proxy card. If you choose to use the Internet or telephone to vote, you must do so by 11:59 p.m. Eastern Daylight Time on [•] [•], 2020, the day before our Annual Meeting takes place.

INTERNET	TELEPHONE OR CELL PHONE	MAIL	IN PERSON

Visit www.proxyvote.com. You will need the control number in your notice, proxy card or voting instruction form.	Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the control number in your notice, proxy card or voting instruction form.	If you received a paper copy of your proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.	By following the instructions below under “Attending the Meeting” and requesting a ballot when you arrive.
Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing and returning the proxy card or voting instruction form as promptly as possible, or by voting by telephone or via the Internet, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend. If your shares are held in “street name” with a broker or similar party, you have a right to direct that broker or similar party on how to vote the shares held in your account. You will need to contact your broker to determine whether you will be able to vote using one of these alternative methods.
Attending the Meeting. If you attend our Annual Meeting, we will require that you present a picture identification for security reasons. We reserve the right to exclude any person whose name does not appear on our official stock ownership records as of the Record Date. If you hold shares in “street name,” you must bring a letter from your broker, or a current brokerage statement, to indicate that the broker is holding shares for your benefit. We also reserve the right to request any person to leave the Annual Meeting who is disruptive, refuses to follow the rules established for such meeting or for any other reason.
OUR BOARD OF DIRECTORS RECOMMENDS:

•	That you vote FOR our nominees for Directors of the Company as described in Proposal 1;

•	That you vote FOR the ratification of our Audit Committee’s selection of KPMG LLP to serve as our independent registered public accounting firm for fiscal year 2020 as described in Proposal 2;

•	That you vote FOR, on an advisory basis, the approval of the Company’s executive compensation as described in Proposal 3; and

•	That you vote FOR the approval of the Company’s reincorporation from Oregon to Delaware as described in Proposal 4.
Shareholders Eligible to Vote at Our Annual Meeting. Shareholders as of the Record Date will be entitled to vote at our Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare, you are a shareholder of record, and these proxy materials are being sent directly to you from the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. If your shares are held in “street name,” meaning your

2020 PROXY STATEMENT	FLIR	iii

PROXY STATEMENT SUMMARY

shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to such shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares; however, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record (i.e., your broker, bank or other nominee) giving you the right to vote such shares.
As of [•] [•], 2020, there were [•] shares of common stock outstanding and owned by shareholders. Each share of common stock is entitled to one vote on each matter considered at our Annual Meeting.
Proxies. Our Board of Directors has appointed certain persons (“proxy holders”) to vote proxy shares in accordance with the instructions of our shareholders. If you authorize the proxy holders to vote your shares with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions. If you are a shareholder of record and you authorize the proxy holders to vote your shares but do NOT specify how your shares should be voted on one or more matters, the proxy holders will vote your shares on those matters as our Board of Directors recommends. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.
If you are a beneficial owner of shares held in street name and do not provide your broker or nominee with instructions on how to vote your shares, a “broker non-vote” occurs. Under the rules of The NASDAQ Stock Market (the “Nasdaq Rules”), the organization that holds your shares (i.e., your broker or nominee) may generally vote on routine matters at its discretion but cannot vote on “non-routine” matters. Proposal 2 (ratification of selection of the independent registered public accountant) is a matter that we believe will be designated as “routine.” However, Proposal 1 (election of Directors), Proposal 3 (advisory approval of the Company’s executive compensation) and Proposal 4 (approval of the Company’s reincorporation from Oregon to Delaware) are matters that we believe will be considered “non-routine.” Accordingly, a broker or nominee cannot vote on Proposals 1, 3 and 4 without voting instructions. We strongly encourage you to provide voting instructions to your broker or nominee so that your vote will be counted on all matters.
Establishing a Quorum; Effect of Abstentions and Broker Non-Votes. In order for the Company to conduct the Annual Meeting, the holders of a majority of the common stock outstanding and entitled to vote as of the Record Date must be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting.
Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as discussed above under “Proxies.” Abstentions and broker non-votes are not included as votes cast and will not affect the outcome of any of the proposals.
Revocation of Proxies. You can change or revoke your proxy at any time prior to the voting at the Annual Meeting by the following methods:

•
If you voted via the Internet or by telephone, by submitting subsequent voting instructions via the Internet or by telephone before the closing of those voting facilities at 11:59 p.m., Eastern Daylight Time on [•] mailing your request to our Corporate Secretary at 1201 S Joyce St., Arlington, VA 22202, so that it is received not later than 4:00 p.m. Eastern Daylight Time, on [•] [•], 2020.

•	By voting your shares by ballot in person at the Annual Meeting;

•	If you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or

•	Mailing your request to our Corporate Secretary at 1201 S Joyce St., Arlington, VA 22202, so that it is received not later than 4:00 p.m. Eastern Daylight Time, on [•] [•], 2020.
Counting the Vote. [•] will act as the Inspector of Elections and will tabulate the votes.
Required Vote.
Election of Directors.  In an uncontested election, each Director shall be elected by a majority of the votes cast at the Annual Meeting. This means that the number of votes cast “FOR” a Director’s election exceeds the number of votes cast “AGAINST” that Director’s election. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present. In a contested election (an election in which the number of candidates

iv	FLIR	2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY

exceeds the number of director positions to be filled), the Directors shall be elected by a plurality of the votes cast by the shares entitled to vote on the election of Directors.
Ratification of Selection of Independent Registered Public Accounting Firm. Pursuant to the Company’s Amended and Restated Bylaws (“Bylaws”), the ratification of the selection of KPMG LLP to serve as the Company’s independent public accountant for the fiscal year ending December 31, 2020 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Advisory Vote Approving the Company’s Executive Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting are voted “FOR” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Approval of Reincorporation from Oregon to Delaware. Pursuant to Section 60.474 of the Oregon Business Corporation Act (the “OBCA”), the approval of the Company’s conversion from an Oregon corporation to a Delaware corporation requires a majority of all the votes entitled to be cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.
Other Matters. Approval of any other proposal to be voted upon at the Annual Meeting requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal.
Interests of Certain Persons in Matters to be Acted Upon.
No Director or executive officer of the Company who has served at any time since the beginning of fiscal 2019, and no nominee for election as a director of the Company, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than (i) the interests held by such persons through their respective beneficial ownership of the shares of the Company’s common stock set forth below in the section entitled “Stock Owned by Management,” and (ii) Proposal 1: Election of Directors.

2020 PROXY STATEMENT	FLIR	v

CORPORATE GOVERNANCE AND RELATED MATTERS

CORPORATE GOVERNANCE AND RELATED MATTERS
Communications with Directors
Shareholders and other parties interested in communicating directly with the Chairman, any Committee Chair, or with the non-employee directors as a group may do so by contacting the Chairman of the Board, c/o Corporate Secretary, FLIR Systems, Inc., 1201 S Joyce St., Arlington, VA 22202. In general, any shareholder communication delivered to FLIR for forwarding to Board members will be forwarded in accordance with the shareholder’s instructions. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee.
Shareholder Engagement
Shareholder engagement is an important element of our overall corporate governance. Our Chief Executive Officer, Chief Financial Officer and other members of our management team regularly engage in dialogue with our shareholders. During 2018 and the first quarter of 2019, Company management and members of the Compensation Committee actively solicited input from the Company’s top 65 institutional shareholders regarding the Company’s executive compensation program, corporate governance matters and other topics of interest to the shareholders. Telephone calls and meetings were scheduled with every institutional shareholder who agreed to speak with the Company directly.
Our shareholders indicated their support for our executive compensation program, as evidenced by our say-on-pay vote passing with 92% of the votes cast in favor at the 2019 Annual Meeting of Shareholders.
Meetings
During 2019, the Board of Directors held seven meetings. In 2019, each director attended more than 75% of the total board and committee meetings. Pursuant to FLIR’s Corporate Governance Principles, each director is expected to commit the time necessary to prepare for and attend all board and committee meetings, as well as the Annual Meeting of Shareholders. All members of the Board attended the 2019 Annual Meeting of Shareholders and all members of the Board are expected to attend the 2020 Annual Meeting of Shareholders.
Board of Directors Independence
FLIR’s Corporate Governance Principles provide that the Board of Directors must be comprised of a majority of independent directors. The Board of Directors reviews annually the relationship that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and determines the independence of each director. The Board took into account all relevant facts and circumstance and has determined that each of the directors of the Company is “independent” as defined by applicable NASDAQ rules, except for Mr. Lewis, who retired as President and Chief Executive Officer of the Company in May 2013, and Mr. Cannon, the Company’s current Chief Executive Officer.
Board of Directors Committees
The Board of Directors has standing Audit, Compensation and Corporate Governance Committees. Each standing committee operates pursuant to a written charter, which is reviewed annually. The charter of each committee may be viewed online at www.flir.com/about/investor-relations. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the Audit, Compensation and Corporate Governance Committees have all been determined to be “independent” as defined by applicable NASDAQ listing rules.

1	FLIR	2020 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS

The current members of each committee are identified in the following table.

Name	Audit	Corporate Governance	Compensation	Ethics & Compliance	Transactions
James J. Cannon
John D. Carter
William W. Crouch
Catherine A. Halligan			Chair
Earl R. Lewis					Chair
Angus L. Macdonald	Chair
Michael T. Smith
Cathy A. Stauffer
Robert S. Tyrer
John W. Wood, Jr.
Steven E. Wynne		Chair [1]		Chair

[1]	Mr. Wynne became Chair of the Corporate Governance Committee succeeding Mr. Carter beginning with the Corporate Governance Committee’s July 2019 meeting.

The Audit Committee is responsible for, among other things: overseeing the integrity of the Company’s financial statements and financial reporting process and related systems of disclosure controls and internal quality-control procedures; assisting the Board in oversight of the Company's compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications, appointment and independence; the performance of the internal audit function; the review of all related-party transactions involving, directly or indirectly, the Company and any of its directors or officers; and the adequacy of the Company’s accounting and internal control systems. During fiscal year 2019, the Audit Committee held six meetings.

The Compensation Committee is responsible for, among other things: all matters relating to the compensation of the Company’s executives, including salaries, bonuses, perquisites, incentive compensation, equity-based compensation, retirement benefits, severance pay and benefits, and compensation and benefits in the event of a change of control of the Company; oversight and evaluation of the performance of the Company’s CEO; oversight of the administration of the Company’s talent management process; and executive talent management and succession. The Compensation Committee also administers the Company’s equity compensation plans and oversees the preparation of executive compensation disclosures included in the Company’s annual proxy statement or annual report on Form 10-K. The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees or to a committee of the independent members of the Board as the Compensation Committee may deem appropriate in its sole discretion. See also the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on the governance of the Compensation Committee and a description of the Company’s processes and procedures for determining executive compensation. During 2019, the Compensation Committee held five meetings.

The Corporate Governance Committee is responsible for, among other things: recommending to the Board operating policies to ensure an appropriate level of corporate governance; identifying and reviewing nominations for qualified candidates to serve on the Board; determining the qualification of Board members; evaluating the size and composition of the Board and its committees; reviewing the Company’s Corporate Governance Principles; reviewing the Company’s Code of Ethical Business Conduct and the Code of Ethics for Senior Financial Officers; providing oversight of management activities and enterprise risks, including the integrity and security of the Company’s Information Technology systems, business information and third party data, including with the full Board review and oversight of the Company’s cybersecurity initiatives; and recommending nominees to stand for election at each annual meeting of shareholders. The Corporate Governance Committee seeks candidates to serve on the Board who are persons of integrity, with significant accomplishments and recognized business experience, but does not have any specific minimum qualifications or criteria for director nominees. As required by its charter, the Corporate Governance Committee considers diversity of backgrounds, experiences, expertise, skill sets and viewpoints when considering nominees for director. We actively seek director candidates who bring diversity of, including, but not limited to, work experiences, military service, age, gender, nationality, race, ethnicity and sexual orientation. During each board

2020 PROXY STATEMENT	FLIR	2

CORPORATE GOVERNANCE AND RELATED MATTERS

meeting, the Corporate Governance Committee reviews candidates for directorship assembled in the previous quarter. During 2019, the Corporate Governance Committee held four meetings.

The Ethics and Compliance Committee was an ad hoc special advisory committee whose responsibility was to review and make recommendations regarding the Company’s corporate compliance and ethics posture, programs, policies and procedures to facilitate the operation of the Company in a compliant and ethical manner.  The Ethics and Compliance Committee was formed in June 2016 and dissolved in October 2019, with their responsibilities being absorbed by the Audit Committee and the Corporate Governance Committee.  The Ethics and Compliance Committee held no meetings during fiscal year 2019.

The Transactions Committee is a special advisory committee formed in December 2019 to review strategic transactions and opportunities for the Company. During 2019, the Transactions Committee held four meetings.
Shareholder Nominations and Proxy Access
The Corporate Governance Committee will review recommendations from shareholders of individuals for consideration as candidates for election to the Board of Directors. Any such recommendation should be submitted in writing to the Corporate Secretary, FLIR Systems, Inc., 1201 S Joyce St., Arlington, VA 22202. Our Bylaws set forth procedures that must be followed by shareholders seeking to nominate directors. Our Bylaws include proxy access, which permits eligible shareholders to nominate candidates for election to the Board. This allows a shareholder or a group of no more than 20 shareholders that has maintained continuous ownership of 3% or more of the Company’s common stock for at least three years to include in the Company’s proxy materials nominees for election as director for an annual meeting of shareholders. With our current Board consisting of eleven members, eligible shareholders may nominate a number of director nominees not to exceed two of the directors then in office. To nominate a director, the shareholder must provide the information required by our Bylaws. In addition, the shareholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the period described under “Dates for Submission of Shareholder Proposals for 2021 Annual Meeting of Shareholders” section of this Proxy Statement. Each notice given by a shareholder with respect to nominations for the election of directors must comply with the requirements of Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our Bylaws. The Corporate Governance Committee evaluates candidates recommended by shareholders using the same criteria as for other candidates recommended by its members, other members of the Board, or other persons.
Corporate Governance
FLIR maintains a Governance page on its website that provides specific information about its corporate governance initiatives, including FLIR’s Corporate Governance Principles, Code of Ethical Business Conduct, Code of Ethics for Senior Financial Officers and charters for the committees of the Board of Directors. The Governance page can be found on our website at www.flir.com/about/investor-relations. To the extent mandated by legal requirements, we intend to disclose on our website any amendments or waivers to our Corporate Governance Principles, Code of Ethical Business Conduct, and Code of Ethics for Senior Financial Officers.
FLIR’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, as amended (“SOX”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”), including:

•	The Board of Directors has adopted clear corporate governance policies;

•
A majority of the Board members are independent of FLIR and its management based on the relevant independence requirements contained in the Company’s Corporate Governance Principles as well as any additional or supplemental independence standards established by NASDAQ;

•
All members of the Board’s Audit, Compensation and Corporate Governance Committees are independent based on the relevant independence requirements set forth in the NASDAQ listing rules as well as any additional or supplemental independence standards contained in the Company’s Corporate Governance Principles or established by SOX and the Dodd-Frank Act;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	FLIR has a Code of Ethical Business Conduct;

•	The charter of each Board committee clearly establishes its role and responsibilities;

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•
FLIR has a Chief Compliance Officer and an Internet-based hotline monitored by EthicsPoint® that is available to all employees, and FLIR’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

•
FLIR has adopted a Code of Ethics for Senior Financial Officers that applies to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer/Corporate Controller, Corporate Treasurer, Business Unit Controllers and Site Controllers.

You may obtain copies of the documents posted on FLIR’s Governance page on its website by writing to the Corporate Secretary, FLIR Systems, Inc., 1201 S Joyce St., Arlington, VA 22202.
Corporate Social Responsibility
Every day, FLIR technology and solutions are making a difference in the world. We are the World’s Sixth Sense, working to revolutionize human perception and innovating technologies that help professionals make informed decisions that save lives and livelihoods. We are guided by our Task and our Purpose to exceed our commitments with integrity and bound by a sense of duty to each other, the customers we serve, and the communities in which we live.
Whether in the line of duty, in the wildlife parks of Kenya, or in the classroom, FLIR technology plays a vital role in producing a safer, more sustainable, and more equitable future.
Corporate Social Responsibility (CSR) is key to our culture, and we are committed to giving back to those who put our technological solutions to ever-expanding beneficial use. Additionally, FLIR employees volunteer their own time to support social issues that align with business priorities and give back to the community in which we work and live. The Company’s corporate citizenship initiatives and activities described below support our commitment to create long-term, sustainable value for our employees, customers, shareholders and communities.
COMPANY VALUES
FLIR is made up of innovative, engaged and yet diverse groups of people. What brings us all together are our Core Organizational Values: a few firmly held beliefs about how we do business, develop our people and set a new standard for the industry. Taken together, our values embody what it means to BE FLIR.

BE BOLD
We have a pioneering, courageous spirit to innovate for the future. We do not fear the unknown and will blaze new trails to save lives and livelihoods.

BE BRAVE
We do the right thing, even when it’s hard and no one is watching, to the benefit of our customers, employees, shareholders and communities. We pride ourselves on integrity.

BE READY
We are nimble and move decisively, at the speed of heat, to embrace better ways to pursue our mission. We do not shirk in the face of change.

BE AMBITIOUS
We are results-driven, passionate about winning, and strive to exceed customer expectations every day. We collaborate and always treat each other with respect as we pursue success. We never forget that a win for us is a win for the real-life heroes we serve.

COMPANY COMMITMENTS

The Company’s CSR strategy is built upon a foundation of community involvement in three areas: Planet, Purpose, and Potential. We believe that investing in our people, in our communities, and in operating our business sustainably will drive long-term value for the Company and our shareholders. These three pillars, as described below, provide the framework by which we manage our key initiatives.

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PLANET
Environmental Stewardship
FLIR technology aids environmental stewards and organizations across the globe, collaborating with scientific researchers and field experts to better understand and improve responsible use and protection of the natural environment through conservation, sustainable practices, ecological research, and citizen science. FLIR technology helps visualize the impact of greenhouse gases, the research, study, and preservation of fauna and flora, and a host of other environmental phenomena.

In 2016, the Company’s Swedish subsidiary conducted a review of how FLIR products may impact the environment and was able to identify a group of environmental aspects that played a greater role than the others, namely how FLIR products help reduce gas emissions and energy losses. FLIR customers can use the Company’s products to detect heat losses, energy leakage, and greenhouse leaks. For example, FLIR technology can be used to detect a fire at an early stage when large amounts of biological material is stored, and biological and chemical processes occur that cause heat to build up. FLIR Optical Gas Imaging cameras can detect, in real time, leaks of harmful gases that are hazardous to the environment such as methane, sulfur hexafluoride, carbon dioxide, carbon monoxide and refrigerants. FLIR technology is able to help customers reduce amounts of environmentally harmful gases that would otherwise be released into the atmosphere. The Company also announced the “FLIR Conservation Discount Program” in May 2019, as part of an initiative to bridge our innovative solutions with environmental efforts to make our world a better and safer place. Customers and organizations that are able to successfully demonstrate conservation work and technology needs receive discounts on select FLIR products. Since the launch of the Conservation Discount Program, various organizations have benefited from the discount and utilized FLIR technology in various conservation efforts, ranging from honeybee management methods and winter hive monitoring in Sacramento to drone aerial surveillance for anti-poaching/conservation of animals in the Malaysian Rainforest. FLIR will continue to utilize its technology and products to make tangible positive impacts on the environment and foster sustainability.

Partnership with World Wildlife Fund
As part of our environmental stewardship mission, FLIR has collaborated with World Wildlife Fund (WWF) since 2016, providing thermal imaging camera technology to rangers in Africa on their mission to fight poaching. Poachers usually work under the cover of darkness, but thermal imaging cameras give rangers the competitive advantage to see at night. More than 230 poachers have been arrested since the first FLIR camera was installed in April 2016. In January 2019, FLIR CEO James J. Cannon and WWF CEO Carter Roberts announced The Kifaru Rising Project. This multi-year collaboration will deploy FLIR thermal imaging technology across 10 parks and game reserves in Kenya to help improve wildlife ranger safety and achieve the goal of ending rhino poaching. The Kifaru Rising Project will significantly broaden the use of FLIR technology across Kenya and build on the experience and success achieved in the initial parks where FLIR cameras have already been effectively used for several years. The Kifaru Rising Project includes a pledge by FLIR of more than $3 million in technology, engineering assistance, and training with the goal of eliminating rhino poaching in Kenya by 2021.

PURPOSE
Veteran Support
For almost four decades, FLIR has provided militaries and first responders around the world with technology and solutions to help them accomplish their mission safely and effectively. Today, approximately 9% of the Company’s U.S. workforce is self-reported as veterans in a range of job roles, including engineering, operations, finance, business development, customer support, and executive management. To help veterans in their transition to the civilian workplace, we are committed to doubling the veteran employee population of our U.S. personnel to up to 18% by the end of 2022, with significant career opportunities within our Government and Defense Business Unit. Additionally, we announced the TradeForce program in October 2019 that assists U.S. veterans who want to start or expand a career in the skilled trades including electricians, HVAC professionals, plumbers and building inspectors. TradeForce offers recently separated U.S. Veterans free thermography training and a FLIR camera to help start their career and 38 veterans have since completed or registered to participate in the TradeForce program.

POTENTIAL
STEM Education
Today’s students are tomorrow’s explorers, discoverers, and innovators. At FLIR, we support the curiosity and interest of children in science, technology, and engineering to fuel future innovations. Through the FLIR Education Portal, educators have access to an assortment of free lesson plans, labs, and teaching videos to assist and encourage thermal-focused science, technology, engineering, and mathematics (STEM) related activities in the classroom. Our goal is to inspire educators and students to explore the unseen world of thermal imaging and make STEM subjects more interesting in schools and to our future leaders, our youth.

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Environmental, Social and Governance Responsibilities

While our primary mission is to build long-term value for our shareholders, our focus on environmental, social and governance responsibilities has been a core value of our Company. We believe that we can maximize shareholder value if we do business in a sustainable and socially responsible way. Highlights of our ESG initiatives include:

SUSTAINABLE MANUFACTURING
In everything we do, we aim to strengthen our business and the communities we serve so all can thrive long into the future. We recognize that the sustainability of our business is directly linked to the sustainability of our communities. Through initiatives like The FLIR Method (TFM) and LEAN method, we look to integrate sustainability into our everyday actions. An element of the TFM focuses on drastically improving product quality and eliminating waste and inefficiency in our production system through better manufacturing processes. We are focused on developing best practices and knowledge in order to better manage our use of resources in order to build and maintain a sustainable manufacturing process.

HEALTH AND WELLNESS OF OUR EMPLOYEES
FLIR employees are our most important assets and are critical to the Company’s success. FLIR values health and wellness of its employees and strongly believes that being more aware of one’s health risks and becoming more proactive is essential to improving and maintaining one’s health. FLIR invests in onsite fitness centers, provides a health club reimbursement through our fitness subsidy program and offers its employees various incentives and opportunities to participate in certain health-focused activities. In 2019, over a thousand employees and dependents received flu shots and 40% of eligible employees participated in the U.S. Employee Wellness Incentive Program and earned a total of $190,000 in incentives to offset their medical premiums in 2020. FLIR also provided its employees with various opportunities to participate in wellness events in 2019, such as the FLIR Wellness Amazing Race Step Challenge in the fourth quarter with approximately 900 participants taking over 300 million steps, and the FLIR Runs Wild 5K event in the second quarter in which over 1000 FLIR employees participated globally to raise more than $27,000 dollars for the WWF.

DIVERSITY
Our people set us apart and we celebrate diversity. FLIR is comprised of innovative, engaged, and diverse groups of people. What brings us all together are our Core Organizational Values: BE BRAVE - BE BOLD - BE READY - BE AMBITIOUS. These firmly held beliefs guide how we do business, develop our team and nurture a culture of diversity and inclusion. We celebrate and respect our differences, regardless of race, gender, age, religion, and identity. Taken together, our values embody what it means to BE FLIR. We believe diversity gives FLIR a competitive edge in the global marketplace, reflecting the different aspects of our customer, market and colleagues. Empowering an inclusive workplace enables us to better suit and serve the communities in which we live and operate.  We are dedicated to a culture that values and respects differences in race, gender, age, religion and identity. Diversity is an integral part of the way we do business and our success as a global leader depends on it.

CORPORATE GOVERNANCE
For discussion of our corporate governance, please see page 3.
Board Leadership Structure and Role in Risk Oversight
The Company has a separate Chairman of the Board and Chief Executive Officer structure. In addition, the Chairman of the Company’s Corporate Governance Committee serves as Presiding Director for the executive sessions of the independent directors. The Board has determined that this structure is appropriate for the Company at this time as it most fully maximizes our Chairman’s extensive knowledge of the Company’s business and industry. The Board acknowledges that no single leadership model is right for all companies, however, so the Board periodically reviews its leadership structure.
The Board is actively involved in oversight of risks inherent in the operation of the Company’s business including, without limitation, those risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”). It is management’s responsibility to manage risk and bring to the Board’s attention the material risks to the Company. The Board has oversight responsibility for the processes established to report and monitor systems for material risks applicable to the Company. The Board manages this responsibility at the Board level with assistance from its three standing committees as appropriate. The Board has delegated to the Audit Committee certain tasks related to the Company’s risk management process. The Audit Committee serves as an independent and objective body, overseeing the integrity of the Company’s financial statements and financial reporting process and related systems of disclosure controls and internal quality-control procedures, and assists the Board in oversight of the Company’s compliance with legal and regulatory requirements. The Board has delegated to the Compensation Committee responsibility for oversight of management’s

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compensation risk assessment, including the annual determination of whether or not the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company, as well as talent management and succession planning oversight. The Corporate Governance Committee oversees the Company’s risks in the areas of corporate governance and is primarily responsible for the integrity and security of the Company’s information technology systems, including the review and oversight of the Company’s cybersecurity initiatives, including assessments of the overall threat landscape and strategies and infrastructure investments to monitor and mitigate such threats, Board and committee performance and membership and director nomination/succession. These committees report the results of their review processes to the full Board during regularly scheduled Board meetings or more frequently, if warranted. In addition to review and discussion of reports prepared by the committees of the Board, the Board periodically discusses risk oversight in specific areas as they arise, including as part of its corporate strategy review.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is a present or former officer or employee of the Company. In addition, during fiscal year 2019, no executive officer of the Company had served on the compensation committee or any similar committee of any other entity or served as a director for any other entity whose executive officers served on the Company's Compensation Committee.
Compensation Risk
Company management annually conducts an assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. Management has reviewed and discussed the findings of the independent assessment conducted by Pay Governance, the Committee's independent outside advisor, with the Compensation Committee concluding that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.
In conducting this review, management considered the following attributes of our programs:

•	Mix of base salary, annual incentive opportunities, and long-term equity compensation;

•	Balance between annual and longer-term performance opportunities;

•	Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results over the long term;

•	Use of equity awards (performance-based and time-based) that vest over time and in some cases attach additional holding periods after vesting;

•
Generally providing senior executives with long-term equity-based compensation on an annual basis. We believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

•
Stock ownership guidelines that are reasonable and designed to align the interests of our executive officers with those of our shareholders. This discourages executive officers from focusing on short-term results without regard for longer-term consequences; and

•	Compensation decisions include subjective considerations, which limit the influence of strictly formulaic factors on excessive risk taking.
In addition, our Compensation Committee considered compensation risk implications during its deliberations on the design of our 2020 executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.
Director Nominees
The Corporate Governance Committee considers candidates for Director who are recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates. The Board does not have a specific diversity policy but fully appreciates the value of Board diversity.

In evaluating candidates for Board membership, the Board and the Corporate Governance Committee consider many factors based on the specific needs of the business and what is in the best interests of the Company’s shareholders. This includes diversity of professional experience, military service, age, gender, race, ethnicity, and cultural background. In February 2019, the Board and the Corporate Governance Committee amended the Company's Corporate Governance Principles to remove the mandatory retirement provision that stated that no director shall stand for re-election after attaining age 75, other than by Board exception on a case-by-case basis upon a

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finding that doing so is in the best interest of the Company. The Board and the Corporate Governance Committee focus on how the experiences and skill sets of each Director nominee complement those of fellow Director nominees to create a balanced Board with diverse viewpoints and deep expertise. Certain characteristics of our director nominees are highlighted below:

•	Gender

◦	Two female Directors

•	LGBTQ

◦	One self-identifying LGBTQ Director

•	Veterans of U.S. Armed Forces

◦	Three U.S. military veteran Directors

•	Financial Experts

◦	Five Directors meet the Securities and Exchange Commission’s (SEC) criteria as “audit committee financial experts”

•	CEO Leadership Experience

◦
Six Directors are current or former CEOs who add to the effectiveness of the Board through leadership experience in large, complex organizations and expertise in corporate governance, strategic planning and risk management

The Board of Directors nominates the following individuals to serve on the Board.

Nominees:	Age	Director Since	Position Held with FLIR
James J. Cannon	49	2017	Director and Chief Executive Officer
John D. Carter	74	2003	Director
William W. Crouch	78	2005	Director
Catherine A. Halligan	56	2014	Director
Earl R. Lewis	76	1999	Chairman of the Board of Directors
Angus L. Macdonald	65	2001	Director
Michael T. Smith	76	2002	Director
Cathy A. Stauffer	60	2014	Director
Robert S. Tyrer	62	2017	Director
John W. Wood, Jr.	76	2009	Director
Steven E. Wynne	67	1999	Director

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Nominees
James J Cannon Age: 49 Director Since: 2017 Position Held: President, CEO and Director
Mr. Cannon has served as a director of the Company since June 2017. Previously, Mr. Cannon was an employee of Stanley Black & Decker, Inc. since 2001, most recently as President, Stanley Security, North America & Emerging Markets, since October 2014. Previously, Mr. Cannon was President of Stanley Oil & Gas from August 2012 to October 2014, President of Stanley Industrial & Automotive Repair, Europe and Latin America, from July 2011 to August 2012, and President of Stanley Industrial and Automotive Repair, North America from February 2009 to July 2011. Prior to that, from 1989 to 1999, Mr. Cannon served in the United States Army in various locations around the world as an infantryman and armor officer, including Operations Desert Shield and Desert Storm in Iraq, where he was awarded a Combat Infantryman’s Badge. Mr. Cannon is a graduate of the University of Tennessee, Chattanooga, with a B.S. in Business Administration/Marketing. Mr. Cannon is a member of the Board of Directors of Lydall, Inc.

Mr. Cannon’s experience in the United States Army, prior executive experience and his position as Chief Executive Officer provide the knowledge and expertise to understand and offer guidance regarding the Company’s business operations, technologies and markets.

John D. Carter Age: 74 Director Since: 2003 Position Held: Director
Mr. Carter has served as a director of the Company since August 2003. From 2002 to 2005, Mr. Carter was a principal in the consulting firm of Imeson & Carter, which specialized in transportation and international business transactions. Mr. Carter served as President and Chief Executive Officer of Schnitzer Steel Industries Inc., a metals recycling company, from May 2005 to November 2008. Since December 1, 2008, Mr. Carter has served as Chairman of the Board of Directors of Schnitzer Steel Industries, Inc. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc., and President of Bechtel Enterprises, Inc. He served as director of Jeld-Wen, Inc. until 2018. Mr. Carter is a member of the Board of Directors and has served as Chairman of the Audit Committee of Northwest Natural Holdings. He was also on the Board of the Oregon chapter of the Nature Conservancy until 2019. He received his BA in History from Stanford University and his JD from Harvard Law School.

In addition to his legal experience gained while practicing law, Mr. Carter brings many years of senior executive management experience, most recently as president and chief executive officer of a multi-billion dollar public company. This combination of legal and management experience enables Mr. Carter to provide guidance to the Company in the areas of legal risk oversight, enterprise risk management, corporate governance, financial management and corporate strategic planning.

General William W. Crouch (United States Army—Retired) Age: 78 Director Since: 2005 Position Held: Director
General Crouch has served as a director of the Company since May 2005. General Crouch retired from the United States Army in 1999 following a 36-year career during which he served in numerous roles including Commanding General-Eighth Army and Chief of Staff, United Nations Command and United States Forces Korea; Commander in Chief, United States Army, Europe; Commanding General, NATO Implementation (later Stabilization) Force, Bosnia/Herzegovina; and the United States Army’s 27th Vice Chief of Staff. Until 2010, he served as one of five generals who oversaw the Army’s Battle Command Training Program. In October 2000, General Crouch was named co-chair of the USS COLE Commission, which was formed to examine the terrorist attack on the USS COLE. He has served as a Distinguished Senior Fellow with the Center for Civil Military Operations at the United States Naval Postgraduate School, and serves on the Board of the Keck Institute for International and Strategic Studies at Claremont McKenna College. He received a B.A. in Civil Government from Claremont McKenna College, and a M.A. in History from Texas Christian University. He holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

General Crouch’s career as an Army officer and continuing interest in the United States military afford the Company significant insight into the Company’s important military customers in terms of strategic and tactical doctrines and how the Company’s products should be developed and adapted to facilitate the implementation of these doctrines and how the Company's products should be developed and adapted to facilitate the implementation of these doctrines. General Crouch also possesses an understanding of the political and military realities in certain global regions in which the Company’s products are employed. In addition, General Crouch’s experience in senior leadership roles in large Army commands enables him to offer guidance on the leadership of complex organizations such as the Company.

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Catherine A. Halligan Age: 56 Director Since: 2014 Position Held: Director
Ms. Halligan has served as a director of the Company since March 2014. Ms. Halligan has served as Advisor to Narvar, a provider of supply chain and post purchase optimization SaaS technology, since 2013. Previously, Ms. Halligan was an Advisor to PowerReviews Inc., a leading social commerce network, from January to March 2012 and Senior Vice President Sales and Marketing from July 2010 to January 2012. Prior to joining PowerReviews Inc., Ms. Halligan held several executive level positions with prominent retailers. From 2005 to 2010, Ms. Halligan served in various executive positions with Walmart, a retailer, including as Vice President Market Development, Global eCommerce from 2009 to 2010 and as Chief Marketing Officer of Walmart.com from 2007 to 2009 along with other executive roles from 2005 to 2009. From 2000 to 2005, Ms. Halligan was an associate partner at Prophet, a management consulting firm. From 1996 to 1999, Ms. Halligan held retail management positions with Williams Sonoma Inc., including Vice President and General Manager, Internet and Vice President, Marketing. Ms. Halligan also has previous executive marketing retail experience with Blue Nile, Inc. and the Gymboree Corporation. Ms. Halligan began her career as a Marketing and Planning Analyst for Lands’ End from 1987 to 1991. Since January 2012, Ms. Halligan has served as an independent director at Ulta Beauty, where she chairs the Compensation Committee and is a member of the Nominating and Governance Committee, and previously served for two years on the Audit Committee. Ms. Halligan is also on the board of Ferguson plc, a FTSE 100 company, and is a member of the Audit, Nomination and Remuneration Committees.

With over 20 years of experience in marketing, digital and e-commerce within the retail industry, Ms. Halligan provides significant expertise with respect to strategic marketing issues, Internet technology and omnichannel business capabilities.

Earl R. Lewis Age: 76 Director Since: 1999 Position Held: Chairman of the Board of Directors
Mr. Lewis served as Chairman, President and Chief Executive Officer of the Company from November 2000 until his retirement in May 2013 as President and Chief Executive Officer. He continues to serve as Chairman of the Board. Mr. Lewis was initially elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB (which at the time owned approximately 35% of the Company) by Thermo Instrument Systems, Inc. Prior to joining FLIR, Mr. Lewis served in various capacities at Thermo Instrument Systems, Inc., with his last role as President and Chief Executive Officer. Mr. Lewis is a member of the Board of Directors of Harvard BioScience and NxStage Medical, Inc. Mr. Lewis is a Trustee of Clarkson University and New Hampton School. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University. Mr. Lewis holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

Mr. Lewis’ leadership of the Company in the past decade affords him a deep understanding of the Company’s technology and operations, as well as the markets in which the Company operates. Mr. Lewis’ prior service in executive management positions and his past and present service on other boards of directors, including public company boards, enable him to provide insight and guidance in an array of areas including global operations and strategic planning, enterprise risk management, and corporate governance. Mr. Lewis has played, and continues to play, an active role in the Company’s financial management and corporate development, including merger and acquisition activity.

Angus L. Macdonald Age: 65 Director Since: 2001 Position Held: Director
Mr. Macdonald has served as a director of the Company since April 2001. In 2000, Mr. Macdonald founded and is currently President of Venture Technology Merchants, LLC, an advisory and merchant banking firm to growth companies regarding capital formation, corporate development and strategy. From 1996 to 2000, Mr. Macdonald was Senior Vice President and headed Special Situations in the health care equities research group at Lehman Brothers, Inc. Prior to joining Lehman Brothers, Mr. Macdonald was a senior securities analyst at Fahnestock, Inc. (now Oppenheimer). He holds a B.A. from the University of Pennsylvania and an MBA from Cranfield University, U.K., and has attended post graduate courses at Harvard Business School including specific programs on Compensation Committee and also Audit Committee best practices. Mr. Macdonald holds an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

Through his more than 30 years of experience in investment and merchant banking, Mr. Macdonald has developed extensive expertise in corporate development strategies for technology enterprises such as the Company as well as in financial structuring and strategy. Mr. Macdonald’s years of experience in the financial services sector benchmarking and comparing best practices operationally as well as from an executive management and compensation perspective, provide the Company with insight into the value creation impacts of various financial and operational strategies. These skills enable him to successfully serve as a member of the Company’s Audit and Compensation Committees and to provide insight to the Company in the development of its financial management, capital deployment, employee compensation and executive retention strategies.

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Michael T. Smith Age: 76 Director Since: 2002 Position Held: Director
Mr. Smith has served as a director of the Company since July 2002. From 1997 until his retirement in May 2001, Mr. Smith was Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation. From 1985 until 1997, he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems and Chairman of Hughes Aircraft Company. Prior to joining Hughes in 1985, Mr. Smith spent nearly 20 years with General Motors in a variety of financial management positions. Mr. Smith is also a director of Teledyne Technologies Incorporated, WABCO Holdings Inc., and Zero Gravity Solutions. He was previously a director of Ingram Micro. Mr. Smith holds a B.A. from Providence College and an MBA from Babson College. He also served as an officer in the United States Army.

Throughout his career, Mr. Smith has had extensive financial and general management experience, including service as the chief executive officer of a large public company. These skills and experiences qualify him to serve as the Company’s Audit Committee financial expert and also provide the Company with expertise in corporate governance, enterprise risk management and strategic planning as well as in the areas of global operations and corporate strategic development.

Cathy A. Stauffer Age: 60 Director Since: 2014 Position Held: Director
Ms. Stauffer has served as a director of the Company since March 2014. From September 2005 to 2016 Ms. Stauffer owned and operated her own consulting company, Cathy Stauffer Consulting, providing strategic advice to CEOs and public and private companies primarily focused on new technology and changing consumer and commercial markets. In 2010, Ms. Stauffer also served as the Executive Vice President for Premier Retail Networks, a Technicolor owned digital media company. From 2004 to 2005, Ms. Stauffer served as Senior Vice President Marketing and Chief Marketing Officer for Gateway Computers, a global personal computer and consumer electronics company. Beginning in 1977, Ms. Stauffer served in multiple capacities, including as President for The Good Guys, Inc., a consumer electronics specialty retailer where she was closely involved in every new consumer technology launch from the compact disc player to the smart phone. Ms. Stauffer also currently serves as the Chairman of Beverages & More, Inc., a leading specialty retailer of food, beverage and alcohol products; on the board of The SWIG Company, a national commercial real estate investment firm; and on the Senior Advisory Board of TowerBrook Capital Partners. Ms. Stauffer is a member of Consumer Technology Association's Board of Industry Leaders, and, is a NACD Board Leadership Fellow.

Ms. Stauffer brings to the Board 30+ years of executive leadership and operating experience in technology, innovation, marketing, communications and strategic partnerships, and valuable insight related to consumer and commercial technology markets, new product development, strategic marketing and board governance and oversight.

Robert S. Tyrer Age: 62 Director Since: 2017 Position Held: Director
Mr. Tyrer has served as a director of the Company since October 2017. Mr. Tyrer is currently the co- president of The Cohen Group, a business advisory firm providing strategic advice and assistance in business development, regulatory affairs, deal sourcing, and capital raising activities, a position he has held since 2001. Previously, he served as the Chief of Staff to the United States Secretary of Defense William Cohen from 1997-2001, where he provided strategic advice on all aspects of national security and acted as the primary liaison between the Department of Defense and Congress, the White House, other Federal agencies and private industry. Prior to entering the Pentagon, Mr. Tyrer served 21 years on Capitol Hill in a variety of congressional staff roles, including Chief of Staff to then-Senator William Cohen of Maine from 1989-1996 and campaign manager for U.S. Senator Susan Collins in her successful 1996 U.S. Senate campaign. Mr. Tyrer is a graduate of the University of Maine and a member of the Advisory Board of the University of Maine’s School of Policy and International Affairs. He is a Senior Adviser at the Center for Strategic and International Studies in Washington, DC. He served as a member of the board of directors of EDO Corporation, a military and commercial products and professional services company, for four years until the company was purchased by ITT Corporation in 2007. Mr. Tyrer also served on the Board of Directors of Clean Air Power, a publicly-traded company based in the United Kingdom, from 2014 until it was acquired in 2015. He is also a member of the Advisory Board of the Public Diplomacy Collaborative at the John F. Kennedy School of Government at Harvard University.

Mr. Tyrer’s experience in government, politics, business and consulting makes him uniquely qualified to offer guidance regarding the Company’s business operations, technologies and markets, particularly as it relates to government procurement and defense.

11	FLIR	2020 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS

John W. Wood, Jr. Age: 76 Director Since: 2009 Position Held: Director
Mr. Wood has served as a director of the Company since May 2009. Mr. Wood served as Chief Executive Officer of Analogic Corporation, a leading designer and manufacturer of medical imaging and security systems, from 2003 to 2006. Prior to joining Analogic, Mr. Wood held senior executive positions over a 22-year career at Thermo Electron Corporation. He served as President of Peek Ltd., a division of Thermo Electron Corporation, and as a Senior Vice President of the parent company. He previously served as President and Chief Executive Officer of Thermedics, a subsidiary of Thermo Electron Corporation. Mr. Wood also served as a member of the board of directors of American Superconductor Corporation from 2006 to 2019. Mr. Wood earned a Bachelor’s degree in Electrical Engineering from Louisiana Tech University and a Master’s degree in Electrical Engineering from Massachusetts Institute of Technology. Mr. Wood holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

Through his academic training and his extensive executive experience with companies in relevant industries, Mr. Wood possesses the knowledge and expertise to understand and offer guidance regarding the Company’s technologies and markets. In addition, as the former chief executive officer of a public company, Mr. Wood is qualified to provide leadership in the areas of corporate governance, operations and enterprise risk management.

Steven E. Wynne Age: 67 Director Since: 1999 Position Held: Director
Mr. Wynne has served as a director of the Company since November 1999. Since July 2012, Mr. Wynne has served as an Executive Vice President of Health Services Group, Inc., a diversified insurance and pharmacy company, where he previously served as Senior Vice President, from February 2010 to January 2011. From January 2011 through July 2012, he served as Executive Vice- President of JELD-WEN, Inc., an international manufacturer of doors and windows. From March 2004 through March 2007, Mr. Wynne was President and Chief Executive Officer of SBI International, Ltd., parent company of sports apparel and footwear company Fila. From August 2001 through March 2002, and from April 2003 through February 2004, Mr. Wynne was a partner in the Portland, Oregon law firm of Ater Wynne LLP. Mr. Wynne served as acting Senior Vice President and General Counsel of the Company from April 2002 through March 2003. Mr. Wynne was formerly Chairman and Chief Executive Officer of eteamz.com, an online community serving amateur athletics, from June 2000 until its sale to Active.com in January 2001. From February 1995 to March 2000, Mr. Wynne served as President and Chief Executive Officer of adidas America, Inc. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree and a J.D. from Willamette University. Mr. Wynne also serves on the boards of directors of JELD-WEN Holding, Inc., Pendleton Woolen Mills, Lone Rock Resources and Northwest Natural Gas Company (a subsidiary of Northwest Holdings).

Mr. Wynne has been associated with the Company in a variety of capacities since 1983, including prior service as its outside counsel. By virtue of this extensive relationship, Mr. Wynne has developed a high degree of familiarity with the Company’s operations, risks and opportunities. In addition, Mr. Wynne’s legal training and senior executive leadership experience with other companies qualify him to provide insight and guidance as a member of the Company’s Audit Committee, as well as in the areas of corporate governance, strategic planning and enterprise risk management.

2020 PROXY STATEMENT	FLIR	12

CORPORATE GOVERNANCE AND RELATED MATTERS

Recommendation of the Board of Directors
The Board of Directors unanimously recommends that shareholders vote FOR the election of each of its nominees for Director. If a quorum is present, each Director shall be elected by a majority of the votes cast. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present. See “Corporate Governance and Related Matters—Nominees” for information about the qualifications of the nominees.

13	FLIR	2020 PROXY STATEMENT

MANAGEMENT

MANAGEMENT
Executive Officers
The current executive officers of the Company are as follows:

Executive Officers	Age	Position
James J. Cannon	49	President and Chief Executive Officer
Carol P. Lowe	54	Executive Vice President and Chief Financial Officer
Sonia Galindo	51	Senior Vice President, General Counsel, Secretary, and Chief Ethics and Compliance Officer
Jeffrey D. Frank	63	Senior Vice President, Global Product Strategy
Information concerning the principal occupations and business experience during at least the past five years of Mr. Cannon is set forth under “Corporate Governance and Related Matters—Nominees.” Information concerning the principal occupations and business experience during at least the past five years of the executive officers of the Company who are not also directors of the Company is set forth below.

Carol P. Lowe Age: 54 Position Held: Executive Vice President and Chief Financial Officer
Ms. Lowe has been Executive Vice President and Chief Financial Officer since November 2017. Previously, Ms. Lowe served as Senior Vice President and Chief Financial Officer at Sealed Air Corporation (NYSE: SEE). Ms. Lowe also worked for Carlisle Companies Inc. for over ten years in numerous executive leadership positions, including President of two business units and Chief Financial Officer. Ms. Lowe also served as a board member of Cytec Industries, Inc. from 2007 to 2015, and currently serves on the board of EMCOR Group, Inc., where she is a member of the Audit Committee. She received her Bachelor of Science degree in accounting from the University of North Carolina Charlotte and an MBA from the Fuqua School of Business at Duke University.

Sonia Galindo Age: 51 Position Held: Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer
Ms. Galindo joined FLIR as the Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer in July 2019 from Rosetta Stone Inc. (NYSE: RST), an education technology software company, where she served as General Counsel and Corporate Secretary since 2015. During her legal career, which started at the U.S. Securities & Exchange Commission and included private practice at a large national law firm, Ms. Galindo has spent the last 14 years providing legal counsel at multiple international publicly traded companies with increased responsibilities and capacity. From 2012-14 she worked at Keurig Green Mountain, Inc. as Vice President, Associate General Counsel-Corporate, and Secretary and from 2005-08 at McCormick & Company, Inc. as Associate Counsel & Assistant Secretary. In addition, Ms. Galindo served as Ethics & Employment Counsel at the Bill & Melinda Gates Foundation from 2008-11. Ms. Galindo earned a Juris Doctorate from the John Marshall Law School and both a Bachelor of Science degree in Economics and Bachelor of Arts degree in Finance at Hood College for Women.

Jeffrey D. Frank Age: 63 Position Held: Senior Vice President, Global Product Strategy
Prior to his promotion to Senior Vice President, Global Product Strategy in January 2014, Mr. Frank had served as the Company’s Vice President, Global Product Strategy since May 2013. Mr. Frank previously served as Vice President of Product Strategy for the Company’s Commercial Systems Division from December 2004 to May 2013. Prior to joining FLIR, Mr. Frank was a founder and served as Vice President of Business Development for Indigo Systems, Inc. commencing with that company’s inception in 1997. Mr. Frank joined FLIR upon Indigo’s acquisition by FLIR in 2004.

Previously, Mr. Frank was Vice President of Business Development for Raytheon Corporation from 1994 to 1997, and for Amber Engineering from 1987 to 1994 prior to Amber’s acquisition by Raytheon Corporation.

2020 PROXY STATEMENT	FLIR	14

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis describes the principles and material elements of our executive compensation program, how we applied those principles in determining the material elements of the compensation for our Named Executive Officers (“NEOs”) for 2019 and how we use our executive compensation program to drive performance.
Our NEOs for 2019 are:

•	James J. Cannon, our President, Chief Executive Officer (“CEO”), and Director

•	Carol P. Lowe, our Executive Vice President and Chief Financial Officer (“CFO”)

•	Sonia Galindo, our Senior Vice President, General Counsel, Secretary, Chief Ethics & Compliance Officer

•	Jeffrey D. Frank, our Senior Vice President, Global Product Strategy

•	Anthony D. Buffum, our Senior Vice President and Chief Human Resources Officer who ceased to be an executive officer in January 2020.

•	Todd M. DuChene, Former Senior Vice President, General Counsel, Secretary, Chief Ethics & Compliance Officer
Mr. DuChene resigned as Senior Vice President, General Counsel, Secretary, Chief Ethics & Compliance Officer, effective, February 19, 2019 and departed the Company effective March 2019. Mr. Buffum will leave the Company in May 2020.
Executive Summary
2019 marked the second full year of Jim Cannon's leadership as the Company's CEO, realignment of the Company’s operating structure from six segments to three operating business units, and implementation of The FLIR Method (“TFM”). In 2019, we grew revenue organically and improved working capital turns while also facing challenges in the end markets served by our Commercial Business Unit that negatively impacted our consolidated Organic Revenue growth and profitability targets for the full year.
Our 2019 executive compensation program reflected our objectives of establishing a foundation for building consistent long-term revenue and earnings growth, operational efficiencies and improved capital management.
Our executive compensation program is designed to align the interests of our executive officers with those of our shareholders by providing market-competitive compensation opportunities to our executives upon the achievement of a variety of short-term and long-term objectives. The Compensation Committee reviews at least annually all elements of executive officer compensation and makes changes as needed to remain competitive, fair, reasonable and consistent with our goals of pay for performance and alignment with shareholder interests. While we believe that the design of our compensation program in 2019 effectively links pay to performance, the Compensation

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COMPENSATION DISCUSSION AND ANALYSIS

Committee recognized the unanticipated headwinds that the Company faced in 2019 that led to a below target payout in the 2019 annual incentive plan. The Compensation Committee will continue to work with Pay Governance to ensure that the targets for the 2020 annual incentive plan remain competitive, fair and reasonable but at the same time consistent with our pay for performance goals.
Our Business and Strategy
We are a world leader in sensor systems that enhance perception and awareness. Our advanced sensors and integrated sensor systems enable the creation, gathering, and analysis of critical data and images for use in a wide variety of applications in commercial, industrial, and government markets worldwide.
Our operational task is to consistently exceed shareholder commitments with integrity. Our purpose as an entity is to save lives and improve livelihoods. We operate with these key goals in mind at all times and drive our strategies with the intention to succeed in the eyes of our customers, employees, and shareholders.
Our core values are: Be Ready, Be Bold, Be Brave, and Be Ambitious. First is Be Ready, which speaks to prioritizing speed and agility in reacting to an ever-changing technology landscape. Second is Be Bold, by pioneering and innovating to continue pushing the boundaries of what is possible in both our technology as well as our daily operations. Third is Be Brave in our actions to exhibit the utmost integrity and ethics in our daily decision-making. And fourth is Be Ambitious with a will to win, a tenacity to find the best ways to accomplish our tasks, and collaborate with the utmost respect for our teammates and our customers.
These core values serve as the standards by which our people operate and behave at FLIR, aligning our corporate culture with our business strategy and long-term value creation. We expect our teams to feel accountable for upholding these values each and every day, and by doing so, we expect to see tangible results in our business performance.

Throughout 2019 we executed against our long-term strategic plan first unveiled in May 2018. As part of this plan, we focused on the following four key strategic priorities: sensor leadership, unmanned and autonomous solutions, airborne intelligence / surveillance / reconnaissance (ISR) and decision support. We made meaningful progress in several areas of our strategy including achieving a leading position in unmanned air and ground solutions aided in part by successful recent acquisitions of Aeryon Labs, Inc. ("Aeryon") and Endeavor Robotic Holdings, Inc. ("Endeavor"). We also continued to advance our solutions supporting autonomous automotive technologies. As evidence of our success, during the year we won several franchise program awards that we believe will ultimately provide a foundation for long-term stable revenue growth. Going forward, we plan to continue executing against our strategic priorities, all while maintaining our industry leading operating margins.
Business transformation through the TFM initiative continued in 2019. This is a long-term investment that we expect to better enable organic growth, increase our profitability, and generate excess cash to utilize in ways that enhance shareholder returns. Key initiatives focus on enhancing our productivity, refining our product pricing strategy, standardizing our core business terminology to better share best practices globally, implement expanded talent development programs, boost our acquisition and integration processes, and continue to develop world-class products that exceed our customers’ expectations.
2019 Performance and Impact on Compensation
Our 2019 annual incentive plan is based solely on performance against pre-defined financial and operating metrics. For 2019, these were: Organic Revenue, Adjusted Operating Margin and Working Capital Turnover (see "Annual Incentive Compensation" for definitions). Our actual achievement versus target goals based on 2019 performance was as follows:

•	Organic Revenue (50% weighting): $1.808 billion actual versus $1.855 billion target (48% achievement)

•	Adjusted Operating Margin (30% weighting): 22.9% actual versus 23.0% target (97% achievement)

•	Working Capital Turnover (20% weighting): 2.98x actual versus 3.32x target (32% achievement)
This performance resulted in our NEO's annual cash incentive being earned at 59% of target. Also, this decline in performance will impact our results in our 2019 long-term equity plan that is contingent upon our achievement of pre-determined, three-year Adjusted EBITDA and Organic Revenue Growth targets.
The Company performance for Adjusted Operating Margin, Organic Revenue and Working Capital Turnover were well below target primarily due to unanticipated headwinds faced by a number of end markets served by our Commercial Business Unit and costs and expenses associated with the reevaluation and realignment of the Company’s strategic priorities. We also experienced cost increases in intangible asset amortization expense, restructuring expense and related asset impairment charges, research and development expenses,

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COMPENSATION DISCUSSION AND ANALYSIS

Consent Agreement costs, and other ongoing export compliance expenses. See “AIP Award Decisions” for further discussion of the 2019 AIP award.
Stock Price Performance
Over the three-year period ending December 31, 2019, we underperformed the Standard & Poor’s 500 Index (the “S&P 500”) and our 2019 Peer Group (see below) in relative total shareholder return (“TSR”), as reflected in the following graph. At December 31, 2019, the closing price of our common stock was $52.07 compared to $42.64 at the end of 2018 (a 22% gain year over year).
Total Shareholder Return—3 Year

17	FLIR	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Outreach
In response to shareholder communication concerning executive compensation during our shareholder outreach in 2018 and as part of our regular review of compensation program design to enhance business performance and align executive compensation with shareholder expectations, the Compensation Committee approved a number of significant changes to our executive compensation programs for 2018 through 2020. 2019 was our second year of a three-year strategy to focus on consistent core metrics that would increase shareholder value. These changes were responsive to shareholders and more closely aligned executive compensation with organizational changes, business strategy and implementation of TFM.

Impact of Shareholder Advisory Vote on 2019 Executive Compensation Program
Our shareholders approved the executive compensation at the 2019 Annual Meeting of Shareholders with 92.11% votes cast in favor. Based on shareholders' favorable views of our executive compensation program, as reflected in our shareholder outreach conversations and the most recent say-on-pay vote, the Compensation Committee determined that the compensation philosophy and general practices are sound and retained the current executive compensation program design.
Pay for Performance Overview
Pay Mix
In 2019, we continued our strong commitment to a pay for performance executive compensation program by tying a significant portion of executive compensation to demonstrated performance. As shown by the charts below, fixed compensation for our CEO was only 11% of annual target total direct compensation (27% on average for our other NEOs), with CEO variable, performance-based compensation (annual cash incentives and annual long-term equity incentives) making up the remaining 89% of annual target total direct compensation (73% on average for our other NEOs). Compensation described in this paragraph and the charts set forth below reflect annual target compensation and does not include any one-time awards.

2020 PROXY STATEMENT	FLIR	18

COMPENSATION DISCUSSION AND ANALYSIS

Overall Alignment of CEO Pay and Performance
Our executive compensation program is designed to limit the amount of fixed compensation and to provide for the opportunity to earn incentive compensation only upon the achievement of financial and operating goals approved by the Compensation Committee after a rigorous review and discussion of operating and financial plans. For our CEO and other executive officers, we seek to establish annual target total direct compensation (which includes both fixed and performance-based compensation) at or about the 50th percentile of our peer group (see below). As a result, because most of our annual total direct compensation is at risk and subject to stringent Company performance criteria, it is intended that our CEO and other executive officers will earn compensation at or above the 50th percentile of our peer group only if the Company achieves superior results. Failure to achieve our incentive metrics reduces the amount, if any, of performance-based compensation earned and is intended to result in total realized compensation for executive officers below the 50th percentile of our peer group. We believe this pay-for-performance philosophy incentivizes our executive officers to meet Company short-term and long-term objectives.
The charts below illustrate the alignment between our TSR and adjusted EPS and our CEO (annual total direct compensation and annual cash incentives paid to our CEO) for each of the last three fiscal years.

CEO Total Direct Compensation vs. Total Shareholder Return
Value of $100 Invested on 12-31-2011
Annual Total Direct Comensatoin ($ millions)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
$8.0
$6.0
$4.0
$2.0
$-
$5.0
$5.8
$5.5
FY2017
FY2018
FY2019
Cash Compenation
Time-based Equity
Performance-based Equity
TSR

The TSR line illustrates the total shareholder return on our common stock during the period from December 31, 2017 through December 31, 2019, assuming $100 was invested at the end of fiscal 2017 and assuming reinvestment of dividends. Annual total direct compensation consists of annual base salary, actual annual cash incentive earned and annual long-term incentive award (grant date fair value of annual equity awards). Annual total direct compensation is based on the compensation of our chief executive officer, Mr. Cannon, for fiscal 2017, 2018 and 2019. For comparability, Mr. Cannon’s prorated 2017 salary, AIP payment and onboarding equity awards have been annualized. Compensation shown above excludes any one-time compensation paid to Mr. Cannon in connection with his hiring or the special leadership incentive award provided in 2018, as previously described. Compensation shown above also excludes amounts reported under the “All Other Compensation” columns in the Summary Compensation Table.

19	FLIR	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

CEO AIP Payment vs. Adjusted EPS
$2.50
$2.00
$1.50
Adjusted EPS
$1,250
$1,000
$750
$500
$250
$0
Annual AIP Payments ($ thousands)
$666.1
$1,119.6
$597.1
FY2017
FY2018
FY2019
CEO Bonus
Incentive EPS

The Adjusted EPS line illustrates our reported EPS, as adjusted, for fiscal 2017 through fiscal 2019 to exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. (See our GAAP to non-GAAP reconciliation for 2019 Non-GAAP EPS for the year ended December 31, 2019 in Appendix A).

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COMPENSATION DISCUSSION AND ANALYSIS

Other Key Compensation Practices
We believe we engage in best practice executive compensation policies and programs:

What we do			What we don’t do

✓	Independent Compensation Committee. The Compensation Committee is made up of all independent directors.	×	Limited Perquisites. We do not provide material perquisites nor other personal benefits to the NEOs.

✓	Independent Compensation Committee Advisor. The Compensation Committee engaged its own independent compensation consultant to provide advice on executive compensation matters.	×
No “Golden Parachute” Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any tax liability that the NEOs might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code (the “Code”).

✓	Annual Executive Compensation Review. The Compensation Committee conducts an annual review of compensation for our executive officers and a review of compensation-related risks.	×	Hedging and Pledging Prohibited. Employees may not hedge or pledge Company securities as collateral.

✓
Compensation At-Risk. The executive compensation program is designed so that a significant portion of executive annual compensation is “at risk” to align the interests of our NEOs and our shareholders.
		×	No Repricing of Underwater Options. Our plan prohibits the repricing of stock options or other downward adjustment in the option price of previously granted stock options.

✓
Multiple Performance-Based Incentives and Incentive Caps. Our executive compensation program utilizes a mix of performance-based cash incentives (short-term) and time- and performance-based equity incentives (long-term) having different performance-based metrics. We also cap maximum annual performance-based cash and long-term equity incentives at 200% of the payout target and performance- based equity compensation at 200% of the payout target for the Performance Grant, as discussed below.
×
No Stock Options Granted with an Exercise Price Less Than Fair Market Value. All stock options are granted with an exercise price at the closing price on the date of grant. No stock options were granted to our NEOs in 2019.

✓
Multi-Year Vesting Requirements. The performance-based equity awards granted to the executive officers vest or are earned over at least a three-year period, consistent with current market practice and our retention objectives.

✓
Clawback Policy. We adopted a clawback policy with respect to cash incentive awards that requires that such awards be repaid to the Company in the event of certain acts of misconduct or gross negligence.

✓
Stock Ownership Guidelines. We maintain stock ownership guidelines for our directors and our executive officers. Within five years of joining the Company, directors and executive officers are required to hold shares of the Company’s common stock or in the money options equal to or greater than four times the director’s annual board retainer (greater than or equal to one times salary for executive officers, other than the CEO). The CEO is required to hold vested shares of the Company’s common stock equal to or greater than three times the CEO’s annual salary.

21	FLIR	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Corporate Governance and Decision-Making
General Philosophy
Our executive compensation program is designed to:

•	Attract and retain executive officers with the skills, experience and motivation to achieve stated Company objectives;

•
Provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives;

•	Align total compensation with the performance results we seek for our shareholders, including long-term growth in revenue and profitability;

•	Allow executive officers who demonstrate consistent performance over a multi-year period to earn above-average compensation when we achieve above-average long-term performance;

•	Be affordable and appropriate in light of our size, strategy and anticipated performance; and

•
Be straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our executive compensation programs, individually and in the aggregate.

The Compensation Committee uses these principles to determine base salaries, annual cash incentives and long-term equity incentives. The Compensation Committee also considers our business objectives, the skills and experience of the executive, competitive practices and trends and corporate considerations, including the compensation level of an executive officer relative to our other executive officers and affordability of the compensation program. The Compensation Committee further considers the results of the annual advisory “say-on-pay” vote and shareholder feedback.
Role of Compensation Committee
The Compensation Committee oversees the development and administration of our executive compensation programs, including the underlying philosophy and related policies. The Compensation Committee’s responsibilities include:

•	Overseeing the administration of the Company's executive and director compensation plans;

•	Recommending to the full Board, as necessary, performance goals, compensation and objectives with respect to the compensation of our Chief Executive Officer and other executive officers;

•	Overseeing the administration of the Company's equity plans;

•	Reviewing an annual risk assessment of our executive compensation programs;

•	Overseeing and evaluating the performance of the CEO;

•	Overseeing the administration of the Company's talent and succession management process for the Company's Executive Officers; and

•	Assessing our executive compensation programs annually to ensure that they are well aligned with the Company's evolving business strategy and are effective in supporting its talent needs.
Each member of the Compensation Committee has been determined to be independent under rules and regulations issued by NASDAQ, the SEC and the Internal Revenue Service.
Ro.le of Compensation Consultant
The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities.
The Compensation Committee has a written charter approved by the Board that specifies the Compensation Committee’s duties and responsibilities, which is available on our website at: www.flir.com/about/investor-relations. In accordance with its charter, the Compensation Committee is responsible for all compensation for our executive officers.
In discharging this responsibility, the Compensation Committee annually reviews our compensation strategy to ensure that our executive officers are rewarded appropriately for their contributions to our growth and profitability, and responsibilities. For 2019, the Compensation Committee engaged Pay Governance as its independent executive compensation consultant. Pay Governance reported directly to the Compensation Committee and did not perform any work on behalf of management. The Compensation Committee assessed the

2020 PROXY STATEMENT	FLIR	22

COMPENSATION DISCUSSION AND ANALYSIS

independence of Pay Governance pursuant to NASDAQ and SEC rules and concluded that their engagement did not raise any conflict of interest.
Role of Management
The Chief Executive Officer, with the assistance of other members of our management and human resources teams, works closely with the Compensation Committee in determining the compensation of the other executive officers, including our other NEOs. Each year, the Chief Executive Officer, with the assistance of our human resources team, reviews the performance of the other executive officers for the previous year, shares these evaluations with and makes recommendations to the Compensation Committee for each element of compensation. These recommendations concern the base salary, annual incentive compensation, and long-term equity incentives for each executive officer (other than the Chief Executive Officer himself) and reflect our financial results from the previous fiscal year and the individual executive officer’s contribution to these results and to our Company. The Compensation Committee reviews these recommendations and considers the other factors described above and makes decisions as to each individual compensation element for the executive officers. The Chief Executive Officer, in collaboration with our Chief Financial Officer and other members of management, also assists the Compensation Committee with the identification of performance objectives for the AIP and long-term equity incentive program.
Certain executive officers attend Compensation Committee meetings at the invitation of the Compensation Committee. No executive officer attends an executive session at which the executive officer’s compensation is determined.
Role of Marketing and Our Peer Group
Marketing Data
The Compensation Committee considers market data as one of the several inputs when determining executive pay levels and program design.
For competitive executive pay level comparisons, market data consists of peer group data and/or survey data (i.e. for position were peer group data is unavailable) from Radford's Global Technology Survey.
Peer Group
The Compensation Committee reviews and approves the peer group on an annual basis. While FLIR has no true direct peers, the peer group is comprised of companies in similar operations that require similar executive talent and experience to FLIR. Current and potential peers are evaluated based on the following criteria:

•	Company type and geography: Publicly-traded and based in the U.S.

•
Industry: Primary focus on companies in the aerospace & defense, communications equipment, electrical components & equipment, electronic equipment & instruments, industrial conglomerates and life sciences tools & services industries

•	Size and valuation: Revenues and market cap

•	Qualitative factors: Business model, key competitor (for business and/or talent), financial performance and overall industry/sector representation
For 2019, the Compensation Committee approved the removal of six companies from the 2018 peer group and the addition of seven new companies based on the aforementioned evaluation criteria, which resulted in the 2019 peer group as shown in the table below (the "2019 Peer Group").
Fiscal 2019 Peer Group

AMETEK	Curtiss Wright Inc	OSI Systems, Inc.	Trimble Inc.
Bio-Rad Laboratories	Garmin Ltd.	PerkinElmer, Inc.	Viasat, Inc.
Bruker Corporation	Heico Corporation	Roper Technologies, Inc	Viavi Solutions Inc.
Carlisle Companies Inc.	Mettler-Toledo International Inc.	Teledyne Technologies Inc.	Waters Corporation
Cognex Corporation	Moog Inc.	TransDigm Group Inc.

23	FLIR	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Based on data provided by S&P Capital IQ (as of December 31, 2019), the chart below illustrates our positioning versus the 2019 Peer Group in relation to our EBITDA margin, EBITDA, market capitalization and revenues.
Components of our Executive Compensation Program
Our executive compensation program consists of the following four primary components:

Compensation Component	Purpose
Base Salary	To compensate our executive officers for their day-to-day efforts based on demonstrated experience, competencies, and performance.
Annual Cash Incentives	To motivate and reward achievement of our annual strategic goals and be paid only if we achieve our short-term goals, consistent with our pay for performance philosophy.
Long-Term Equity Incentives
To align our executive officers’ interests with the long-term interests of our shareholders and to achieve our retention objectives through multi-year vesting requirements and through performance-based vesting requirements linked to our long-term strategic goals.

Benefits (including post-employment compensation arrangements)
To retain our executive officers and reduce the degree to which the possible loss of employment might affect our executives’ willingness to take risks or enter into strategic relationships and transactions that, while potentially beneficial to our shareholders, might result in the termination of the executive’s employment.

We believe that each individual component is useful in achieving one or more of the objectives of our executive compensation program and that together, these components are effective in achieving our overall objectives.
Compensation Setting and Elements of Compensation
At the beginning of 2019, the Compensation Committee evaluated the annual target total direct compensation (annual base salary, annual cash incentives and long-term equity incentive) for each of our executive officers, including our NEOs, who was employed with us at the time. In determining these NEOs’ target annual total direct compensation, the Compensation Committee considered, among other factors, each element of compensation, the compensation package as a whole and compensation levels at our peer companies for comparable positions, as well as the impact of our financial performance on executive compensation. The Compensation Committee generally targeted the 50th percentile of our 2019 Peer Group for each component of each of these NEO’s annual total direct compensation (base salary, annual cash incentives, and time-based and performance-based equity grants).
We believe that this design allows us to meet the objectives of our executive compensation program, including attracting and retaining talented executives in a highly competitive market, while retaining flexibility to tailor compensation based on individual circumstances and emphasize performance-based compensation.
The Compensation Committee, in its discretion, may set any element of an NEO’s compensation outside the applicable targeted range based on such factors as it deemed appropriate including, but not limited to, the experience and responsibilities of such NEO, the expected future contribution of the applicable NEO, the overall mix of base salary and short-term and long-term incentives being offered to the NEO, internal pay equity based on the impact on the business and performance, retention and such other individual and business factors that may be relevant to the NEO.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary
We provide base salary to compensate our executive officers, including our NEOs, for their day-to-day efforts based on demonstrated experience, competencies and performance. Except as provided in the paragraph below, in the first quarter of 2019 the Compensation Committee made market-based increases to the base salaries of each of our NEOs, in part based on the market data provided by Pay Governance and the recommendations of Mr. Cannon (except with respect to his own base salary).
The 2019 base salary decisions were based on the Compensation Committee’s competitive review of pay versus the Company's peer group, an assessment of individual performance and our compensation philosophy (target 50th percentile).
The base salaries for 2019 were effective as of March 2, 2019. The chart below summarizes the base salaries of our NEOs for 2019:
2019 Base Salary

NEO	2018 Salary	2019 Salary	Percentage Change
James J. Cannon	$850,000	$920,000	8.2%
Carol P. Lowe	650,000	667,900	2.8%
Sonia Galindo	—	450,000	—	(1)
Jeffrey D. Frank	348,000	357,600	2.8%
Anthony D. Buffum	385,000	385,000	0.0%	(2)
Todd M. DuChene	434,000	434,000	0.0%	(3)

(1)	Ms. Galindo joined the company in July 2019. The actual prorated amount of base salary earned in 2019 was $209,589.
(2) Mr. Buffum joined the Company in October 2018. The actual prorated amount of base salary earned in 2018 was $77,000.
(3) Mr. DuChene departed the Company in March 2019.
The base salaries paid to the NEOs during 2019 are set forth in the “Summary Compensation Table,” under “Compensation of Named Executive Officers.”
Annual Incentive Compensation
Our compensation program provides NEOs the opportunity to earn performance-based cash incentives to motivate and reward achievement of annual strategic goals and to better align executive officer, including our NEOs, interests with shareholder interest by promoting strong, annual financial and business results.
The 2019 AIP covered all employees that are not eligible for sales incentives or profit sharing. The 2019 AIP was designed to pay cash incentives based on our achieving pre-established financial objectives intended to incentivize management to drive strong operating performance, invest in innovation to drive future growth and create shareholder value.
Target Cash Incentive Opportunities
Target cash incentive opportunities for each of our executive officers, including our NEOs, are expressed as a percentage of base salary. In the first quarter of 2019, the Compensation Committee reviewed the 2019 target cash incentive opportunities of each NEO, taking into consideration market data provided by Pay Governance and the recommendations of Mr. Cannon (except with respect to his own target cash incentive opportunity), as well as the other factors described above under the “Compensation Setting and Elements of Compensation” section of this report. The Compensation Committee established each of the NEO’s target cash incentive opportunity at a level that, when considered with his or her base salary, was market competitive and provided appropriate motivational and retention incentives to drive long-term Company financial objectives.
The Compensation Committee did not make any changes to the target cash incentive opportunity levels for any of these NEOs in 2019 and believed the 2018 cash incentive opportunities provided were market-competitive and designed to motivate and reward achievement of established financial objectives. The 2019 target cash incentive opportunities generally were between the 50th percentile and 75th percentile of the 2019 Peer Group.

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COMPENSATION DISCUSSION AND ANALYSIS

The target cash incentive opportunities of the NEOs for 2019 were:
2019 Target Cash Incentives & Actual Payments Received

NEO	Percent of Base Salary	AIP Target	AIP Actual
James J. Cannon	110%	$1,012,000	$597,080
Carol P. Lowe	85%	567,715	334,952
Sonia Galindo	65%	136,233	80,377	(1)
Jeffrey D. Frank	60%	214,560	126,590
Anthony D. Buffum	60%	231,000	136,290
Todd M. DuChene	75%	325,500	244,125	(2)

(1)	Ms. Galindo joined the Company in July 2019 and awards shown are pro-rated to reflect actual service during 2019.

(2)
Mr. DuChene departed the Company in March 2019. He received payment of his AIP target amount for 2019 pursuant to a Separation and Consulting Agreement he entered into with the Company in connection with his departure, which is described in the “Post-Termination Compensation” section set forth below.

The AIP awards paid to the NEOs for 2019 are also set forth in the “Summary Compensation Table,” under “Compensation of Named Executive Officers.”

The Compensation Committee, with input from management, approved the following performance metrics and relative weightings under the 2019 AIP applicable to our executive officers, including our NEOs:

We believe these performance metrics incented executive officers, including our NEOs, to achieve the financial, business, and strategic objectives reflected in our 2019 operating plan and were appropriately linked to the interests of our shareholders. To enhance the connection between executive compensation and benefit to shareholders from stock price appreciation, growth in Organic Revenue (the most heavily weighted performance metric) was included along with operational efficiency metrics of increased adjusted operating margin and increased working capital turnover designed to facilitate long-term operational profitability improvement and accelerated cash flow generation for our shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

AIP Formula

Performance Metric	Description of Performance Metric
Organic Revenue
Organic Revenue is defined as the Company’s total revenue, as determined under GAAP and recorded in the Company’s audited financial statements, excluding the impact of current year acquisitions, divestitures and the translation impact of foreign currency rate changes. The 2019 Organic Revenue target established was $1.854 billion, representing a 5.0% increase compared to the Company’s GAAP revenue for 2018. The incentive amount payable with respect to this metric is increased or decreased, as the case may be, with an increase or decrease in actual Organic Revenue versus the target, provided that the amount payable is zero when actual Company Organic Revenue for 2019 is less than the 2018 baseline metric of $1.766 billion. Organic Revenue is a non-GAAP financial measure.

Adjusted Operating Margin
Adjusted Operating Margin is defined as adjusted earnings from operations divided by Organic Revenue. Adjusted earnings from operations is defined as GAAP earnings from operations excluding amortization of acquired intangible assets, purchase accounting adjustments, restructuring charges, and asset impairment charges, acquisition related expenses, loss on sale of business, executive transition costs, export compliance matters and other. The 2019 Adjusted Operating Margin target was 23%, representing the same as the 2018 baseline metric. For every increase or decrease in Adjusted Operating Margin versus the target, the multiplier increases or decreases, as applicable, provided that the multiplier is zero when Adjusted Operating Margin is less 20.2%. Adjusted Operating Margin is a non-GAAP financial measure.

Working Capital Turnover
Working Capital Turnover is calculated as revenue divided by the trailing five-quarter average of the Company’s net working capital balances comprised of accounts receivable, inventories, demonstration assets, and accounts payable, excluding the impact of current year acquisitions and dispositions and the translation impact of foreign currency rate changes. The 2019 Working Capital Turnover target established was approximately 0.5x greater than the actual Working Capital Turnover for 2018. The incentive amount payable with respect to this metric is increased or decreased, as the case may be, with an increase or decrease in actual Working Capital Turnover versus the target, provided that the amount payable is zero when actual Working Capital Turnover for 2019 is less than 2.82.

The table below sets forth the threshold, target, and maximum levels of each performance metric, as well as the multiplier that would be applied to the portion of the eligible cash incentive upon achievement of this performance metric.
2019 Annual Incentive Plan Matrix

	Weighting	Threshold 0% Funding	Target 100% Funding	Maximum 200% Funding
Organic Revenue	50%	$ 1.766 billion or less	$ 1.855 billion	$ 1.908 billion or greater
Adjusted Operating Margin	30%	20.2% or less	23.0%	23.6% or greater
Working Capital Turnover	20%	2.82x or less	3.32x	3.62x or more
AIP Award Decisions
In February 2020, the Compensation Committee assessed performance against the performance metrics under the 2019 AIP.

During 2019, Organic Revenue was a performance metric accounting for 50% of the 2019 AIP. The 2.4% Organic Revenue growth achieved 48% of the target Organic Revenue metric for our 2019 AIP.

During 2019, we achieved Adjusted Operating Margin of 22.9% compared to Adjusted Operating Margin in 2018 of 23.1%, a decrease in Adjusted Operating Margin of 20 basis points year-over-year. Adjusted Operating Margin was a metric accounting for 30% of 2019 annual incentive plan. The 20 basis point decrease in Adjusted Operating Margin achieved 97% of the target Operating Margin metric for our 2019 AIP.

2019 Working Capital Turnover was 2.98x compared to 2.82x for 2018, an increase in Working Capital Turnover of 0.16x year-over-year. Increase in Working Capital Turnover was a metric accounting for 20% of our 2019 AIP. The increase in Working Capital Turnover achieved 32% of the target Working Capital Turnover metric for our 2019 annual incentive plan.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below illustrates the formula for measuring achievement against each metric and our actual achievement under the 2019 AIP.

2019 AIP Officer Matrix

	Weighting	Achievement	Funding Percentage Achieved	Weighted Payout
Organic Revenue	50%	$1.808 billion	48%	24%
Adjusted Operating Margin	30%	22.9%	97%	29%
Working Capital Turnover	20%	2.98x	32%	6%
AIP Payout as a Percent of Target				59%
Long-Term Incentive Program
We use long-term incentives to incentivize management to build long-term growth in our business thereby linking the interests of management and our shareholders. Historically, equity awards have represented an integral part of our executive compensation program, and are the largest component of each executive officer’s annual total direct compensation. Over the past several years, the Compensation Committee granted equity awards each year following our Annual Meeting of Shareholders. Pursuant to our Equity Granting Policy, annual equity awards to executive officers, including NEOs, are made on the second trading day after the first public announcement of earnings following Compensation Committee grant approval. We have not granted, nor do we intend to grant, equity awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement.
Structure of Company Long-Term Equity Incentive Program.
The Compensation Committee supports a long-term compensation program that utilizes time-based equity awards that vest annually over a multi-year period and performance-based equity awards that cliff vest only upon Company achievement of pre-determined financial results.
Structure of 2019 Long-Term Equity Incentive Program.
Consistent with our compensation philosophy, we emphasize performance-based equity awards as a core component of our 2019 long-term equity incentive program. The performance metrics continued to be measured over a full three-year performance period. The Compensation Committee believed that this design was consistent with market practices and our pay-for-performance compensation philosophy and was responsive to feedback solicited by the Compensation Committee from key shareholders.
The 2019 long-term equity incentive program for our NEOs consists of two parts:

(1)	Time-based RSUs weighted 50% that generally vest annually over three years; and

(2)
Performance-based RSUs weighted 50% at target and divided into two parts: 50% that may vest based on Adjusted EBITDA growth over a three-year performance period and 50% that may vest based on Organic Revenue growth over a three-year performance period.

The Compensation Committee believes that a mix of time-based and performance-based full-value awards that vest of multi-year periods is important for remaining competitive with the group of companies to which we compare our compensation and other comparable high-growth technology companies with which we compete for hiring and retention of top talent, most of whom offer full-value awards as a central, or in some cases, exclusive piece of their executive equity compensation program.
The Compensation Committee also believes that granting performance-based equity further enhances the alignment between the interests of our shareholders and our executive officers, including our NEOs, because the amount that each NEO ultimately realizes from the award depends on the executive officer’s ability to (i) contribute to the successful execution of long-term financial objectives and (ii) achieve those objectives in a manner that is reflected in the actual value of the shares that are earned under the award.
The Compensation Committee believes the use of Adjusted EBITDA growth and a longer-term compound annual growth rate (CAGR) measurement of Organic Revenue growth for the performance-based RSUs provides incentives for our executive officers to drive both top-line and bottom-line sustainable, long-term growth in our business.

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COMPENSATION DISCUSSION AND ANALYSIS

Size of 2019 Long-Term Equity Incentives.
In determining the size of the 2019 long-term equity incentives for each of our NEOs, the Compensation Committee considered a competitive market analysis performed by Pay Governance and the recommendations of Mr. Cannon (except with respect to his own long-term equity incentives), as well as the other factors described above under the “Compensation Setting and Elements of Compensation” of this report.
For the 2019 NEO long-term equity incentives, the Compensation Committee targeted the 50th percentile of the 2019 Comparator Group. The Compensation Committee believed the target grant values of the 2019 annual equity awards were appropriate in providing incentives and reward opportunity for achieving our objectives. Mr. DuChene, who departed the Company in March 2019, was not granted an equity award in 2019.
The values of the long-term equity incentive awards granted to the NEOs in April 2019 were:
2019 Long-Term Equity Incentive Awards

NEO	Target
James J. Cannon	$3,850,000
Carol P. Lowe	1,750,000
Sonia Galindo	675,000	(1)
Jeffrey D. Frank	550,000
Anthony D. Buffum	540,000
(1) Granted in July 2019 as a part of Ms. Galindo negotiated new hire offer package.
Performance Formula. Following the end of the performance period, Adjusted EBITDA and Organic Revenue for the three-year performance period is assessed. The number of shares subject to each part of the performance-based RSU grant corresponding to an applicable performance metric that may be achieved equals (1) the number of target shares subject to that part of the performance-based RSU grant multiplied by (2) the payout percentage amount identified in the table below that corresponds to the CAGR achievement of that performance metric.
Performance RSUs. The performance-based RSUs are divided into two parts: 50% vest based on our Adjusted EBITDA growth over the performance period and 50% vest based on our Organic Revenue growth over the performance period. In each case, the performance period is the three-year period beginning January 1, 2019 and ending on December 31, 2021. For this purpose, growth is calculated based on achievement of an increase the applicable performance metric at a CAGR over the three-year performance period. Based on the feedback received from shareholders, we believe a three-year performance period (without payment for partial performance periods) provides the appropriate long-term incentives.
Performance Metrics. For this purpose, “Adjusted EBITDA” and “Organic Revenue” have the following definitions:

(1)
“Adjusted EBITDA” means our net income adjusted for certain items that we do not consider in our evaluation of our ongoing operating performance, and is before interest, taxes, depreciation, and amortization, and excluding the impact of acquisitions, dispositions, and translation impact of foreign currency rate changes. “Adjusted EBITDA” attributed to a business divested during the performance period is excluded for all purposes, and Adjusted EBITDA attributable to each business acquired by us.

(2)
”Organic Revenue” means total revenues, as determined under GAAP and recorded in our audited financial statement excluding the impact of acquisitions, dispositions, and the translation impact of foreign currency rates changes. Organic Revenue attributed to a business divested from us during the performance period is excluded for all purposes, and all Organic Revenue attributable to each business acquired during the performance period is excluded from the annual Organic Revenue in each annual period during the performance period.

The chart below describes the formula for determining the portion of the target shares subject to the performance-based RSU grants that may vest at various levels of performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Achievement Level	Adjusted EBITDA CAGR (weighted 50%)	Organic Revenue CAGR (weighted 50%)	Payout
Below Threshold	<3.0%	<2.5%	0%
Threshold	3.0%	2.5%	60%
Target	6.5%	5.0%	100%
Maximum	9.0% or >	7.5% or >	200%
For purposes of calculating CAGR, annual Adjusted EBITDA or annual Organic Revenue, as the case may be, for the fiscal year ended December 31, 2018 is the base year, and annual Adjusted EBITDA or annual Organic Revenue, as the case may be, for fiscal year ending December 31, 2021 will be the year for which final annual achievement is determined. Except in the case of a corporate transaction, CAGR achievement during any interim period will not result in any shares becoming eligible to vest.
For performance falling between the achievement levels in the table above, the payout percentage will be calculated by a linear interpolation between (1) the two identified CAGR achievement levels represented as a percentage of the CAGR target and (2) the two payout percentage set forth in the applicable “Payout” column that correspond to the two identified CAGR achievement levels.
All calculations of CAGR and the relevant “Payout” percentages will be rounded to the nearest 0.01% with the final result rounded to the nearest 0.1% for determination of achievement.
The performance-based RSU grants will be subject to additional vesting restrictions as described in the “Additional Restrictions for Performance Awards” section below.
Additional Restrictions for Performance Awards
Vesting Restrictions. In addition to the performance criteria set forth above, the grantees must remain in continuous service as an employee or consultant to the Company or its subsidiaries through April 26, 2022, or July 26, 2022 for Ms. Galindo, to vest in the achieved portion(s) of the performance-based RSUs, except in the case of death or “qualifying disability,” the grantee (or his or her successors, as applicable) will vest in the same portion of the applicable performance-based RSUs that would have vested had such grantee remained an employee or consultant through April 26, 2022, or July 26, 2022 for Ms. Galindo. Grantees whose service terminates prior to April 26, 2022, or July 26, 2022 for Ms. Galindo, due to “retirement,” will vest in the portion of the applicable performance-based RSUs that are earned based on achievement of the performance metrics during the performance period, but prorated to reflect the number of days as to which grantee remained in service.

•
“Qualifying Disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code, which we determine is expected to prevent you from thereafter engaging in any gainful employment.

•
“Retirement” means a voluntary termination of employment and consultancy by the grantee if the grantee is, on the effective date of such termination, at least 60 years of age and has worked for us or one of our subsidiaries for the preceding 5 years.

Additional vesting rules apply in the event of a corporate transaction. These provide that if a corporate transaction occurs before the end of the applicable three-year performance period, each performance-based RSU grant will vest as to the greater of:

•	The target shares subject to such grant, or

•
The number of shares that would be achieved if the performance period ended on the last day of our fiscal quarter immediately preceding the first public announcement of the corporate transaction as if such day were the last day of the performance period for purposes of determined the number of achieved shares under the “Performance Formula” section above.

2017 - 2019 Performance Restricted Share Units (“PRSUs”): In 2017, the Company granted PRSUs to selected officers, including Mr. Cannon. These PRSUs required achievement of predefined operating margin goals (adjusted for mergers and acquisitions) over the three-year performance period (2017-2019). Actual achievement was calculated at the end of the performance period (December 31, 2019). The performance and the resulting payout of 193% of these shares were approved by the Committee in early 2020. As a result, Mr. Cannon, the only current NEO who participated in this grant, will vest in 37,067 shares of stock in April 2020 as illustrated below.

2020 PROXY STATEMENT	FLIR	30

COMPENSATION DISCUSSION AND ANALYSIS

	2017	2018	2019	Final
Adjusted Annual Operating Income	$363.5M	$404.9M	$409.9M
Adjusted Operating Margin	20.19%	22.82%	22.97%	21.99% (Target 17.7%)

3YR OM	Vesting %
< 14.70%	—%
14.70%	50%
17.70%	100%
21.30%	150%
21.99%	193%
22.10%	200%
Perquisites and Other Benefits
In general, we minimize the value and number of perquisites provided to our executive officers, including our NEOs. We believe this makes our overall compensation program simpler, easier to understand, and more transparent to shareholders. The primary perquisite for our NEOs is an automobile allowance of $1,500 per month. We also agreed to reimburse our CEO for relocation-related expenses as a result of his required relocations to a Company location.
In addition, our NEOs have supplemental life insurance benefits beyond those provided to other United States-based employees. Our standard life insurance benefit is equal to two times an employee’s annual salary up to a maximum benefit of $500,000. The NEOs supplemental life insurance benefit provides three times the NEO’s salary, up to a maximum benefit of $1,200,000. The values of all perquisites for our NEOs are included in the 2019 All Other Compensation Table on page 36.
Our executive officers, including our NEOs, are also eligible to participate in our other benefit plans on the same terms as other employees. These plans include health plans, disability plans, retirement plans and an employee stock purchase plan.
Non-Qualified Deferred Compensation Plans
We have a non-qualified deferred compensation (“NQDC”) plan and a stock deferral plan. Participation by our employees, including our NEOs, is optional. The NQDC plan provides an additional pre-tax savings vehicle for our more highly compensated United States-based employees whose retirement savings opportunity is limited under our 401(k) plan. The stock deferral plan allows eligible employees to defer the receipt of vested RSUs. The NQDC plan does not allow for Company contributions to be made to the plan on behalf of any employee, including the NEOs.
Employment Agreements
In 2019, Ms. Galindo has an employment offer letter, dated June 6, 2019, approved by the Compensation Committee that established her starting base salary of $450,000 and provided for one-time sign-on cash bonus of $200,000 and one-time sign-on equity award valued at approximately $2.21 million, comprised of (a) approximately $1.105 million in restricted stock units (RSUs), vesting over three years, and (b) approximately $1.105 million in performance share units (PRSUs), vesting on the third anniversary of the date of grant. The offer letter also provides for annual incentive and long-term awards under our approved plans. Pursuant to her employment agreement, Ms. Galindo has an AIP target of 65% of her base salary. Ms. Galindo is also a participant to the newly adopted Change in Control Severance Plan and Executive Severance Benefit Plan, also described in the “Post-Termination Compensation” section set forth below. Employment agreements that were entered into prior to 2019 are set forth in the “Summary Compensation Table.”

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COMPENSATION DISCUSSION AND ANALYSIS

Post-Termination Compensation
Severance Agreements
In 2019, we adopted a new Executive Severance Benefit Plan for our executive officers, except for the CEO and CFO, including our other NEOs and certain other key employees. The CEO and CFO's employment agreements include separate severance provisions. We determined that it was important to adopt a severance plan to secure the continued dedication of these participants to their work, notwithstanding the possibility of a termination of employment by us, and provide these individuals with an incentive to continue their employment with us. The new plan also provides for consistent terms of protection for covered executives and reflects market practice terms. The severance plan provides for severance payments and benefits upon certain qualifying terminations of employment and the participant’s compliance with certain requirements, including entry into a release of claims in favor of the Company. The Executive Severance Benefit Plan provides for an initial three-year term that expires in October 2022, followed by automatic renewals of the plan for successive one-year terms unless the Company provides written notice of non-renewal to participants at least six months in advance of the expiration of the then-current term.
Mr. DuChene ceased to be an executive officer of the Company, effective February 19, 2019, and departed the Company, effective March 31, 2019. In connection with his departure, Mr. DuChene entered into a Separation and Consulting Agreement with the Company, dated February 15, 2019 (the “Separation Agreement”), pursuant to which he served as a consultant to the Company through December 31, 2019. Given Mr. DuChene’s deep institutional knowledge of the Company following his long tenure as the Company’s Senior Vice President, General Counsel, the Compensation Committee determined that it was in the best interests of the Company to engage Mr. DuChene as a consultant for a period of nine months following his departure so he could assist in providing an effective transition of his responsibilities to his successor. For a detailed description of the Separation Agreement with Mr. DuChene, please see page 39 in the section titled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”
Change of Control Agreements
We consider a sound and vital management team to be essential in protecting and enhancing the best interests of the Company and our shareholders. To this end, we recognize that the possibility of a change of control could arise and that such possibility may result in the departure or distraction of management to the detriment of the Company and our shareholders. In order to encourage their continued attention and dedication to their assigned duties without distraction in circumstances arising from the possibility of a change of control of the Company, we have change in control agreement in place with the CEO and have adopted a new Change in Control Severance Plan for our CFO and other NEOs.
We believe that the severance payments and benefits are competitive relative to the severance protection provided to similarly situated individuals at companies with which we compete for attracting and retaining top talent. The terms and value of these severance and change of control termination benefits are further described starting on page 44.
Clawback Policy
The Company’s clawback policy requires any current or former officer of the Company subject to Section 16 of the Exchange Act to repay certain cash-based incentive compensation if such officer was found by the Compensation Committee to have caused the Company to materially restate its financial statements as a result of such officer’s gross negligence, intentional misconduct, or fraud.
Insider Trading and Hedging Policy
The Company’s insider trading policy prohibits the Company's executive officers and directors from pledging Company securities or engaging in hedging transactions with respect to our securities.

The Company prohibits all employees (including officers) and directors of the Company, as well as their designees, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company equity securities (any such financial instruments or transactions, "Hedge Transactions"), unless such Hedge Transaction is approved in advance by the Legal Department and made in compliance with the Company's insider trading policy.

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COMPENSATION COMMITTEE REPORT

Impact of Tax on Compensation Decisions
As a general matter, the Compensation Committee takes into account the various tax implications of the compensation vehicles employed by the Company but it is not a determining factor in the Compensation Committee’s compensation decisions.
Deductibility of Executive Compensation
Section 162(m) of the Code limits the amount of compensation that we may deduct in any one year for compensation paid to certain current and former officers to $1,000,000. Under Section 162(m) of the Code, as amended by the 2017 Tax Reform Act, compensation that qualifies as “performance-based” under Section 162(m) of the Code that is payable pursuant to a “written binding contract” prior to November 2, 2017 and not subsequently modified may be excluded from the $1,000,000 limit. Prior to 2018, the Compensation Committee awarded certain compensation that was intended to be “performance-based” and thus may be fully tax-deductible by us. While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Compensation Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) in connection with the financial reporting of our stock options and other stock-based awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options or other stock-based awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period that an executive is required to render service in exchange for vesting of the option or other award. When determining the types and amounts of equity compensation granted to the NEOs, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options, RSU awards and performance-based equity awards. As part of this consideration, the Compensation Committee takes into account the overall program cost, which includes the associated compensation expense for financial reporting purposes.

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COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis with our management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
THE COMPENSATION COMMITTEE
Catherine A. Halligan, Chair
William W. Crouch
Angus L. Macdonald
Cathy A. Stauffer
Michael T. Smith

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION OF NAMED EXECUTIVE OFFICERS
2019 Summary Compensation Table
The following table summarizes compensation for our CEO, CFO and our other NEOs for the years ended December 31, 2019 and, to the extent required under the SEC executive compensation disclosure rules, December 31, 2018 and December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards (1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
James J. Cannon President and Chief Executive Officer	2019	$906,539			$3,849,929	$—	$597,080	$506,693	$5,860,241
	2018	850,000	—		5,849,988	—	1,119,600	140,258	7,959,846
	2017	390,385	3,496,869	(5)	4,596,224	483,288	7,700	10,807	8,985,273
Carol P. Lowe Executive Vice President, and Chief Financial Officer	2019	664,458			1,749,968	—	334,952	98,140	2,847,518
	2018	650,000	2,500,000	(6)	1,750,018	—	661,600	21,174	5,582,785
	2017	50,000	—		2,499,989	—	—	1,751	2,551,740
Sonia Galindo Senior Vice President, General Counsel, Secretary, and Chief Ethics & Compliance Officer	2019	199,038	200,000	(7)	2,209,974	—	80,377	17,180	2,706,561
Jeffrey D. Frank Senior Vice President, Global Product Strategy	2019	390,138			549,954	—	126,590	33,171	1,099,853
	2018	346,569	—		549,992	—	250,000	35,048	1,181,609
	2017	337,300	—		654,987	135,788	186,700	37,662	1,352,437
Anthony D. Buffum Chief Human Resources Officer	2019	385,000			539,929	—	136,290	28,476	1,089,695
	2018	77,000	460,000	(8)	755,016	—	62,100	7,391	1,361,498
Todd M. DuChene(9) Former Senior Vice President, General Counsel, Secretary, and Chief Ethics & Compliance Officer	2019	179,442	—		—	—	398,700	2,639,752	3,217,894
	2018	432,215	—		850,011	—	389,700	33,184	1,705,110
	2017	420,661	—		887,743	213,733	291,100	30,174	1,843,411

(1)
Represents the aggregate grant date fair value for time-based and performance-based RSUs, as applicable, granted in 2019, 2018 and 2017. The amounts reported in this column are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). For additional information regarding the calculation of the grant date fair value of the RSU awards, see Note 1 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

For the performance-based RSUs granted in 2019, assuming that each NEO achieves the highest level of performance under the 2019 program, the values related to these awards in the 2019 Grants of Plan Based Awards Table would double to $3,849,920, $1,749,964, $2,209,978, $549,918, and $539,906 for Messrs. and Mses. Cannon, Lowe, Galindo, Frank, and Buffum, respectively, and increase the amounts in the 2019 Summary Compensation Table accordingly.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

(2)
Represents the aggregate grant date fair value for stock options granted in 2017. In accordance with FASB ASC Topic 718, the aggregate grant date fair value for these awards is determined using the Black-Scholes option pricing model. For additional information regarding the calculation of the grant date fair value of the stock option awards, see Note 1 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)
Represents amounts earned under our AIP with respect to the specified year. The 2019 AIP and performance metrics are described in the Compensation Discussion and Analysis under “Annual Incentive Compensation.”

(4)
Represents actual cash expenses incurred by the Company and includes car allowances, Company matching contributions under our 401(k) plan, group life insurance premiums, and other personal benefits. For Mr. DuChene, the amount also represents severance payments and benefits, as well as consulting fees, payable to him in connection with his departure from the Company. Details are described in the All Other Compensation Table shown below.

(5)
Mr. Cannon joined the Company on June 19, 2017. This amount represents a one-time, cash payment of $3,146,869, which was intended to compensate him for the loss of unvested stock options scheduled to vest over the short term and other incentives he was granted pursuant to his employment with his previous employer and forfeited because of his joining the Company and $350,000 of his total earned 2017 AIP payment of $357,700 representing the amount guaranteed Mr. Cannon for 2017. Actual 2017 performance determined a bonus payment for Mr. Cannon in excess of his guaranteed amount, rendering the guarantee meaningless. Mr. Cannon’s amended employment agreement as in effect currently has no guaranteed payment other than base salary.

(6)
Ms. Lowe joined the Company on November 27, 2017 as the Company’s Chief Financial Officer. Her $2,500,000 bonus amount for 2018 represents her one-time cash payment to compensate her for loss of unvested stock options scheduled to vest over the short-term and other incentives forfeited because of her leaving her former employer.

(7)
Ms. Galindo joined the Company on July 15, 2019. Her $200,000 bonus amount represents a one-time cash payment to compensate her for loss of cash bonus and unvested equity awards forfeited because of her leaving her former employer.

(8)
Mr. Buffum joined the Company on October 11, 2018. His $460,000 bonus amount represents his one-time cash payment to compensate him for loss of cash bonus and unvested equity awards forfeited because of his leaving his former employer. Mr. Buffum is no longer an executive officer effective January 23, 2020.

(9)	Mr. DuChene ceased to be an executive officer, effective February 19, 2019, and departed the Company, effective March 31, 2019.
2019 All Other Compensation Table
The following table provides the components of the amounts shown for 2019 in the “All Other Compensation” column of the 2019 Summary Compensation Table.

Name	Car Allowance ($)	Company Contributions under 401(k) Plan ($)	Group Life Insurance Premiums ($)	Other Personal Benefits ($)		Severance & Consulting Fees $		Total ($)
James J. Cannon	$18,000	$9,500	$2,070	$477,123	(1)	$—		$506,693
Carol P. Lowe	18,000	9,500	3,174	67,466	(2)	—		98,140
Sonia Galindo	8,308	7,529	1,343	—		—		17,180
Jeffrey D. Frank	18,000	9,500	5,671	—		—		33,171
Anthony D. Buffum	18,000	9,500	976	—		—		28,476
Todd M. DuChene	4,849	9,500	1,217	—		2,624,186	(3)	2,639,752

(1)	Amounts include $477,123 for moving, home sale, temporary housing and house hunting expenses for Mr. Cannon and his family.

(2)	Amounts include $67,466 for temporary housing and house hunting expenses for Ms. Lowe and her family.

(3)
Amounts include the severance payments and benefits, and consulting fees, paid to Mr. DuChene pursuant to his Separation Agreement, which is described in the section entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” including (i) cash severance equal to the sum of (A) 12 months of his base salary ($434,000), (B) 100% of his target bonus ($325,500) and (C) his annual auto allowance ($18,000); (ii) accrued but unused vacation ($62,596); (iii) $17,239 for reimbursement of COBRA premiums for 12 months; (iv) $217,000 in consulting fees for consulting services provided by Mr. DuChene to the Company following his departure; and (v) the value of accelerated vesting of certain unvested RSU and stock option awards granted to Mr. DuChene in 2016, 2017 and 2018 ($1,821,874).

2020 PROXY STATEMENT	FLIR	36

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2019 Grants of Plan-Based Awards
The following Grants of Plan-Based Awards table provides information regarding non-equity incentive plan awards and equity-based awards granted to our NEOs during the year ended December 31, 2019. The equity-based awards were granted under the FLIR Systems, Inc. 2011 Stock Incentive Plan, as amended (the “2011 Plan”), while the non-equity incentive plan awards were granted under the FLIR Systems, Inc. 2012 Executive Bonus Plan.

				Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James J. Cannon			2/6/19	$—	$1,012,000	$2,024,000	$—	$—	$—	$—	$—
	4/26/19	(2)	4/17/19	—	—	—	—	—	—	38,346	1,924,969
	4/26/19	(3)	4/17/19	—	—	—	23,305	38,841	77,682	—	1,924,960
Carol P. Lowe			2/6/19	—	567,715	1,135,430	—	—	—	—	—
	4/26/19	(2)	4/17/19	—	—	—	—	—	—	17,430	874,986
	4/26/19	(3)	4/17/19	—	—	—	10,593	17,655	35,310	—	874,982
Sonia Galindo			6/14/19	—	136,233	272,466	—	—	—	—	—
	7/26/19	(4)	6/14/19	—	—	—	—	—	—	22,060	1,104,985
	7/26/19	(5)	6/14/19	—	—	—	13,367	22,278	44,556	—	1,104,989
Jeffrey D. Frank			2/6/19	—	214,560	429,120	—	—	—	—	—
	4/26/19	(2)	4/17/19	—	—	—	—	—	—	5,478	274,996
	4/26/19	(3)	4/17/19	—	—	—	3,329	5,548	11,096	—	274,959
Anthony D. Buffum			2/6/19	—	231,000	462,000	—	—	—	—	—
	4/26/19	(2)	4/17/19	—	—	—	—	—	—	5,378	269,976
	4/26/19	(3)	4/17/19	—	—	—	3,268	5,447	10,894	—	269,953
Todd M. DuChene			2/6/19	—	325,500	651,000	—	—	—	—	—

(1)
Represents the target and maximum awards under the AIP. The Compensation Committee approved the AIP grants on February 6, 2019, except for the target award for Ms. Galindo, which was approved on June 14, 2019. Payouts can range from 0-200% depending on performance. See the Annual Incentive Compensation section of Compensation Discussion and Analysis on page 25 for details on the AIP.

(2)
The Compensation Committee approved the time-based RSU grants on April 17, 2019. The time-based RSU grants were issued on April 26, 2019, which was the second trading day after the date of the Company’s public earnings announcement for the first quarter. These time-based RSU grants vest over a three-year period, in three equal installments on April 26, 2020, 2021, and 2022. In accordance with FASB ASC Topic 718, the grant date fair value for these awards was $50.20, which was the closing market price of our common stock on the date of grant, discounted by the net present value of our quarterly dividends.

(3)
The Compensation Committee approved the performance-based RSU grants on April 17, 2019. The performance-based RSU grants were issued on April 26, 2019, which was the second trading day after the date of the Company’s public earnings announcement for the first quarter. These performance-based RSU grants vest on April 27, 2022 based 50% on the Company’s 3-year CAGR Organic Revenue growth and 50% on the 3-year CAGR Adjusted EBITDA growth from January 1, 2019 through December 31, 2021. The 3-year CAGR Organic Revenue growth and 3-year CAGR Adjusted EBITDA growth used to determine vesting for the performance-based RSUs is described in the Compensation Discussion and Analysis under “Long-Term Incentive Program.” The grant date fair value of $49.56 per performance-based RSU is calculated in accordance with FASB ASC Topic 718 based on the probable satisfaction of the performance conditions. The assumptions made in determining the grant date fair value of each performance-based RSU grant are disclosed in Note 1 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)
The Compensation Committee approved the time-based grant on June 14, 2019. The time-based RSU grant was issued on July 26, 2019. This time-based RSU grant will vest over a three-year period, in three equal installments on July 26, 2020, 2021, and 2022. In accordance with FASB ASC Topic 718, the grant date fair value for these awards was $50.09, which was the closing market price of our common stock on the date of grant, discounted by the net present value of our quarterly dividends.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

(5)
The Compensation Committee approved the performance-based RSU grants on June 14, 2019. The performance-based RSU grants were issued on July 26, 2019, which was the second trading day after the date of the Company’s public earnings announcement for the second quarter. These performance-based RSU grants vest on July 26, 2022 based 50% on the Company’s 3-year CAGR Organic Revenue growth and 50% on the 3-year CAGR Adjusted EBITDA growth from January 1, 2019 through December 31, 2021. The 3-year CAGR Organic Revenue growth and 3-year CAGR Adjusted EBITDA growth used to determine vesting for the performance-based RSUs is described in the Compensation Discussion and Analysis under “Long-Term Incentive Program.” The grant date fair value of $49.60 per performance-based RSU is calculated in accordance with FASB ASC Topic 718 based on the probable satisfaction of the performance conditions. The assumptions made in determining the grant date fair value of each performance-based RSU grant are disclosed in Note 1 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

2020 PROXY STATEMENT	FLIR	38

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Mr. Cannon has an employment agreement, as most recently amended on April 24, 2018, approved by the Compensation Committee that established his updated base salary as CEO, one-time equity award, and annual incentive and long-term awards under our approved plans (i.e., AIP and long-term incentive program). Pursuant to his amended employment agreement, Mr. Cannon has an AIP target of 110% of his base salary. In addition, the amended employment agreement provides that Mr. Cannon will be reimbursed for relocation costs, including temporary living expenses and any loss of sale of Mr. Cannon’s current residence and a monthly car allowance of $1,500. Mr. Cannon’s amended employment agreement has a term ending April 24, 2022 and may be renewed by mutual agreement of the Company and Mr. Cannon.
Mr. Cannon’s employment agreement also includes provisions regarding various termination scenarios which are described in the “Post-Termination Compensation” section set forth below.
Ms. Lowe has an employment offer letter, dated October 16, 2017, approved by the Compensation Committee that established her initial base salary as CFO and provided for one-time sign-on bonus, one-time equity award, and annual incentive and long-term awards under our approved plans (i.e., AIP and long-term incentive program). Pursuant to her employment agreement, Ms. Lowe has an AIP target of 85% of her base salary. In addition, Ms. Lowe’s employment offer letter includes provisions regarding various termination scenarios which are described in the “Post-Termination Compensation” section set forth below. Ms. Lowe is a participant to the newly adopted Change in Control Severance Plan, also described in the “Post-Termination Compensation” Section set forth below.
Ms. Galindo has an employment offer letter, dated June 6, 2019, approved by the Compensation Committee that established her starting base salary and provided for one-time sign-on bonus and equity award as well as annual incentive and long-term awards under our approved plans (i.e., AIP and long-term incentive program). Pursuant to her employment agreement, Ms. Galindo has an AIP target of 65% of her base salary. Ms. Galindo is also a participant to the newly adopted Change in Control Severance Plan and Executive Severance Benefit Plan, also described in the “Post-Termination Compensation” Section set forth below.
Mr. Frank has no employment agreement. Mr. Frank receives an annual incentive and long-term awards under our approved plans (i.e. AIP and long-term incentive program). Mr. Frank has an AIP target of 60% of his base salary. Mr. Frank is a participant to the newly adopted Change in Control Severance Plan and Executive Severance Benefit Plan, also described in the “Post-Termination Compensation” Section set forth below.
Mr. Buffum has an employment offer letter, dated August 21, 2018, approved by the Compensation Committee that established his initial base salary and provided a sign-on bonus and equity award to compensate him for loss of unvested equity incentives scheduled to vest in the near term and other incentives forfeited because of his leaving his former employer to join the Company, an annual incentive and long-term awards under our approved plans (i.e. AIP and long-term incentive program). Pursuant to his employment agreement, Mr. Buffum has an AIP target of 60% of his base salary. Mr. Buffum is a participant to the newly adopted Change in Control Severance Plan and Executive Severance Benefit Plan, also described in the “Post-Termination Compensation” Section set forth below.
Mr. DuChene had no employment agreement. Mr. DuChene received an annual incentive and long-term awards under our approved plans (i.e. AIP and long-term incentive program). Mr. DuChene had an AIP target of 75% of his base salary.
Separation and Consulting Agreements
Mr. DuChene had no employment agreement. Mr. DuChene received an annual incentive and long-term awards under our approved plans (i.e. AIP and long-term incentive program). Mr. DuChene had an AIP target of 75% of his base salary. Mr. DuChene entered into the Separation Agreement in February 2019 in connection with his departure from the Company in March 2019. Pursuant to the Separation Agreement, Mr. DuChene is entitled to receive the following severance payments and benefits, which are the payments and benefits he was entitled to receive under the Company’s severance plan in effect at the time of his departure: (i) cash severance equal to the sum of (A) 12 months of his base salary ($434,000), (B) 100% of his target bonus ($325,500) and (C) his annual auto allowance ($18,000), payable over 26 bi-weekly pay periods in accordance with the Company’s regular payroll practices; (ii) accrued but unused vacation ($62,596); (iii) $17,239 for reimbursement of COBRA premiums for 12 months; and (iv) accelerated vesting of certain unvested RSU and stock option awards granted to Mr. DuChene in 2016, 2017 and 2018 ($1,821,874). The foregoing severance payments and benefits are subject to Mr. DuChene’s execution and non-revocation of a release of claims in favor of the Company and compliance with certain restrictive covenants set forth in the Separation Agreement and the Company’s severance plan in effect at the time of his departure, including covenants relating to non-disclosure of confidential information, non-disparagement, non-competition, and non-solicitation of customers and service providers. In addition, pursuant to the Separation Agreement, Mr. DuChene continued as a consultant to the

39	FLIR	2020 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Company through December 31, 2019. As compensation for his consulting services, Mr. DuChene received a monthly fee of $36,167, which is equal to his monthly salary in effect at the time of his departure, and continued vesting and acceleration of certain performance-based equity awards granted to Mr. DuChene in 2016 and 2017. During the consulting period, Mr. DuChene made himself available on an as-needed basis (up to an average of ten hours per month) to provide transition and other related advisory services to the Company in order to assist in providing an effective transition of his responsibilities to his successor.
Outstanding Equity Awards at Fiscal Year-End 2019
The following Outstanding Equity Awards at Fiscal Year-End 2019 table summarizes the equity awards we have made to our NEOs, which were outstanding as of December 31, 2019.

	Option Awards						Stock Awards
										Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)		Market Value of Shares or Units of Stock That Have Not Been Vested(1) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
James J. Cannon	39,581	19,791	(2)		$35.17	6/26/27
							4,740	(3)	$246,812
							42,840	(4)	2,230,679
							24,146	(5)	1,257,282
							38,346	(6)	1,996,676
										57,620	(7)	$3,000,273
										21,979.2	(8)	1,144,457
										23,215.2	(9)	1,208,815
										23,304.6	(10)	1,213,471
Carol P. Lowe	—						18,156	(11)	945,383
							10,976	(5)	571,520
							17,430	(6)	907,580
										9,990.6	(8)	520,211
										10,593	(10)	551,578
Sonia Galindo	—						22,060	(12)	1,148,664
										13,366.8	(13)	1,160,015
Jeffrey D. Frank	—	5,233	(14)		36.73	4/28/27
							1,266	(15)	65,921
							3,450	(5)	179,642
							5,478	(6)	285,239
										29,740	(16)	1,548,562
										3,140	(8)	272,482
										3,329	(10)	288,884
Anthony D. Buffum	—						7,693	(17)	400,575
							823	(18)	42,854
							5,378	(6)	280,032
										746.4	(19)	64,775
										3,268.2	(10)	283,625
Todd M. DuChene	—						—		—	—		—

(1)	Based on the closing market price of our common stock as of December 31, 2019 of $52.07, as reported on NASDAQ.

(2)	Time-based stock options granted on June 26, 2017 that will vest on June 26, 2020.

2020 PROXY STATEMENT	FLIR	40

COMPENSATION OF NAMED EXECUTIVE OFFICERS

(3)	Time-based RSUs granted on June 26, 2017 that vest on June 26, 2020.

(4)	Time-based RSUs granted on June 26, 2017 that vest in two equal installments on December 6, 2020 and 2021.

(5)	Time-based RSUs granted April 27, 2018 that vest in two equal installments on April 27, 2020, and 2021.

(6)	Time based RSUs granted on April 26, 2019 that will vest in three equal installments on April 26, 2020, 2021 and 2022.

(7)
Performance-based RSUs granted on June 26, 2017 that will vest on April 28, 2020 based on the Company’s non-GAAP adjusted operating margin performance for the three-year period beginning January 1, 2017. This amount represents the number of shares that would be earned if the applicable performance goals are achieved at the maximum performance level, which is the next higher performance level that exceeds the actual performance level achieved as of December 31, 2019.

(8)
Performance-based RSUs granted on April 27, 2018 that will vest on April 27, 2021 based 50% on the Company’s 3-year CAGR Organic Revenue growth and 50% on the 3-year CAGR Adjusted EBITDA growth. This amount represents the number of shares that would be earned if the applicable performance goals are achieved at the threshold level (i.e., 60% of the target number of shares). The maximum number of shares that can be earned is 200% of the target number of shares.

(9)
Performance-based RSUs granted on April 27, 2018 to the CEO as a leadership performance grant that are eligible to become earned based 50% on the Company’s 3-year CAGR Organic Revenue growth and 50% on the 3-year CAGR Adjusted EBITDA growth and is subject to the additional vesting requirement of continued employment through the fourth anniversary of the grant date (April 27, 2022) for 50% of the shares earned and through the fifth anniversary of the grant date (April 27, 2023) for the remaining 50% of the shares earned. This amount represents the number of shares that would be earned if the applicable performance goals are achieved at the threshold level (i.e., 60% of the target number of shares). The maximum number of shares that can be earned is 200% of the target number of shares.

(10)
Performance-based RSUs granted on April 26, 2019 that will vest on April 26, 2022 based 50% on the Company’s 3-year CAGR Organic Revenue growth and 50% on the 3-year CAGR Adjusted EBITDA growth. This amount represents the number of shares that would be earned if the applicable performance goals are achieved at the threshold performance level (i.e., 60% of the target number of shares). The maximum number of shares that can be earned is 200% of the target number of shares.

(11)	Time based RSUs granted on November 27, 2017 that will vest on November 27, 2020.

(12)	Time based RSUs granted on July 26, 2019 that will vest in three equal installments on July 26, 2020, 2021 and 2022.

(13)
Performance-based RSUs granted on July 26, 2019 that will vest on July 26, 2022 based 50% on the Company’s 3-year CAGR Organic Revenue growth and 50% on the 3-year CAGR Adjusted EBITDA growth. This amount represents the number of shares that would be earned if the applicable performance goals are achieved at the threshold performance level (i.e., 60% of the target number of shares). The maximum number of shares that can be earned is 200% of the target number of shares.

(14)	Time-based stock options granted on April 28, 2017 that will vest on April 28, 2020.

(15)	Time-based RSUs granted on April 28, 2017 that will vest on April 28, 2020.

(16)
Performance-based RSUs granted on April 28, 2017 that will vest on April 28, 2020 based on the Company’s non-GAAP adjusted operating margin performance for the three-year period beginning January 1, 2017. This amount represents the number of shares that would be earned if the applicable performance goals are achieved at the maximum performance level, which is the next higher performance level that exceeds the actual performance level achieved as of December 31, 2019.

(17)	Time-based RSUs granted on October 18, 2018 that will vest in two equal installments on October 18, 2020 and 2021.

(18)	Time-based RSUs granted on November 1, 2018 that will vest in two equal installments on April 27, 2020 and 2021.

(19)
Performance-based RSUs granted on November 1, 2018 that will vest on April 27, 2021 based 50% on the Company’s 3-year CAGR Organic Revenue growth and 50% on the 3-year CAGR Adjusted EBITDA growth. This amount represents the number of shares that would be earned if the applicable performance goals are achieved at the threshold performance level (i.e., 60% of the target number of shares). The maximum number of shares that can be earned is 200% of the target number of shares.

41	FLIR	2020 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2019 Option Exercises and Stock Vested
The following Option Exercises and Stock Vested table provides additional information about the value realized by our NEOs on the exercise of outstanding stock options and the vesting of RSUs during the year ended December 31, 2019.

Name	Option Awards (1)		Stock Awards (2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James J. Cannon	—	$—	41,227	$2,194,519
Carol P. Lowe	—	—	23,642	1,268,332
Sonia Galindo	—	—	—	—
Jeffrey D. Frank	89,943	1,789,274	10,920	576,337
Anthony D. Buffum	—	—	4,257	225,025
Todd M. DuChene	200,827	3,861,798	36,441	2,349,453

(1)
The value realized upon exercise represents the difference between the exercise price per share of the stock option and the sales price or the fair market value of each share of our common stock on the exercise date multiplied by the number of shares exercised. The exercise price of each stock option was equal to the per share closing price of our Common Stock as reported on NASDAQ on the date of grant.

(2)	The value realized on vesting was determined by multiplying the number of RSUs vesting by the per share closing price of our common stock as reported on NASDAQ on the vesting date.

2020 PROXY STATEMENT	FLIR	42

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2019 Non-Qualified Deferred Compensation
The following Non-Qualified Deferred Compensation table provides information regarding the contributions made and the aggregate earnings recognized during the year ended December 31, 2019, and the account balances as of December 31, 2019 for our NEOs under the NQDC plan and the stock deferral plan.

Name	Executive Contributions ($)		Registrant Contributions ($)	Aggregate Earnings (Loss)(1) ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31 ($)
James J. Cannon	$—		$—	$—		$—	$—
Carol P. Lowe	—		—	—		—	—
Sonia Galindo	—		—	—		—	—
Jeffrey D. Frank	433,921	(2)	—	207,013	(3)	—	1,565,154
	—	(4)	—	188,958	(5)	—	1,062,279
Anthony D. Buffum	—		—	—		—	—
Todd M. DuChene	—		—	—		—	—

(1)	These amounts are not reported in the 2019 Summary Compensation Table on page 35.

(2)	These amounts are reported as Salary or Non-Equity Incentive Plan Compensation in the 2019 Summary Compensation Table on page 35.

(3)	Earnings from compensation deferred under the NQDC.

(4)	Mr. Frank did not vest in any shares during 2019 for which distribution was deferred.

(5)	Includes the value of the dividends for shares whose distribution was deferred under the Stock Deferral Plan.
We implemented the NQDC plan in order to provide highly compensated employees with an additional savings option. NEOs can defer up to 50% of salary and up to 100% of AIP compensation. Participants elect the timing and method of distribution during the annual enrollment period. Distribution options include a lump sum or annual installments. The deferred compensation and investment earnings are held as a Company asset within a rabbi trust. Participants have a menu of market-based investment options from which to choose to invest their contributions.
In addition, we have a Stock Deferral Plan that provides highly compensated employees the ability to defer the receipt of RSUs after vesting. Participants may elect to defer the distribution for up to 10 years from the grant date and must make the election to defer in accordance with Section 409A of the Code.

43	FLIR	2020 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change of Control
We entered into certain agreements and maintain certain plans that will require us to provide compensation to our NEOs in the event of a termination of employment or a termination in connection with a change of control of the Company. The following tables show potential payments to our NEOs assuming a December 31, 2019 termination date and, where applicable, using the closing market price of our common stock as of December 31, 2019 of $52.07, as reported on NASDAQ.

James J. Cannon
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination due to death or disability	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (1)	$2,852,000	$850,000	$3,864,000
Continued health coverage (2)	28,547	—	62,803
Accelerated vesting (3)	13,507,459	—	13,507,459
Total	$16,388,006	$850,000	$17,434,262

Carol P. Lowe
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination due to death or disability	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (4)	$1,570,567	$—	$2,471,230
Continued health coverage (2)	16,373	—	36,021
Accelerated vesting (3)	4,210,797	—	4,210,797
Total	$5,797,737	$—	$6,718,048

Sonia Galindo
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination due to death or disability	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (4)	$742,500	$—	$1,485,000
Continued health coverage (2)	15,069	—	31,645
Accelerated vesting (3)	1,148,664	—	2,308,680
Total	$1,906,233	$—	$3,825,325

2020 PROXY STATEMENT	FLIR	44

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Jeffrey D. Frank
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination due to death or disability	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (4)	$683,390	$—	$1,144,320
Continued health coverage (2)	16,373	—	36,021
Accelerated vesting (3)	602,075	—	1,793,280
Total	$1,301,838	$—	$2,973,622

Anthony D. Buffum
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination due to death or disability	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (4)	$752,290	$—	$1,232,000
Continued health coverage (2)	16,576	—	36,467
Accelerated vesting (3)	723,461	—	1,071,861
Total	$1,492,326	$—	$2,340,328

Todd M. DuChene
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination due to death or disability	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (5)	$568,073	$—	$—
Continued health coverage (5)	17,239	—	—
Accelerated vesting (5)	1,821,874	—	—
Total	$2,407,186	$—	$—

(1)
Severance Payment: In the event that Mr. Cannon’s employment is involuntarily terminated by the Company without cause or he resigns for Good Reason/Constructive Termination, he will be entitled to continuation of base salary for two years and a lump sum payment equal to his AIP target. In the event Mr. Cannon’s employment is involuntarily terminated by the Company in connection with a change of control, he will be entitled to a lump sum payment equal to 200% of his base salary and target AIP. In the event Mr. Cannon’s employment terminates due to his death, his beneficiary is entitled to a lump sum payment equal to one year’s base salary. In the event of Mr. Cannon’s disability he is entitled to be paid his base salary through the twelfth (12th) month of the period constituting a disability.

(2)
Post-Termination Health Care Benefits: In the event the NEO’s employment is involuntarily terminated by the Company without cause or the NEO resigns for Good Reason/Constructive Termination, the NEO will be reimbursed for health coverage costs under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for a period of 12 months. In the event an NEO’s employment is involuntarily terminated

45	FLIR	2020 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

by the Company in connection with a change of control, the NEO and the NEO’s family are entitled to health care benefits equal to what they received while the NEO was employed by the Company for 18 months after termination. The calculations assume an annual increase in healthcare premiums of 10%.

(3)
Stock Options and RSUs: In the event an NEO’s employment is involuntarily terminated by the Company without cause, or the NEO resigns for Good Reason/Constructive Termination, the NEO will be entitled to immediate vesting on all unvested time-based equity awards and performance-based equity awards that have achieved the performance measures as of the date of termination. In addition, solely for Mr. Cannon and Mrs. Lowe, in the event his or her employment is involuntarily terminated by the Company without cause or he or she resigns for Good Reason/Constructive Termination, performance-based equity awards for any measurement period that has not yet closed shall vest at target. In the event an NEO’s employment is involuntarily terminated by the Company or by the employee for Good Reason/Constructive Termination in connection with a change of control, all unvested time-based equity awards will fully vested and all unvested performance-based equity-awards will vest at target. The value in the table assumes that the target number of shares will be earned. See the “Outstanding Equity Awards at Fiscal Year-End 2019” table for additional details.

(4)
Severance Payment: In the event the NEO’s employment is involuntarily terminated by the Company without cause or the employee resigns for Good Reason/Constructive Termination, the NEO will be entitled to continued payments for one year of the NEO’s base salary, a lump sum payment of the NEO’s target bonus for the fiscal year of the Company in which the termination occurs, or, if greater, for the immediately preceding fiscal year, and a lump sum payment of the NEO’s earned bonus (if any) for the fiscal year of the Company in which the termination occurs (based on actual performance determined after fiscal year end and prorated for the portion of the fiscal year preceding the date of termination - not included in the table above), paid at the same time as other senior executives.

In the event the NEO’s employment is involuntarily terminated by the Company in connection with a change of control, the NEO will be entitled to a lump sum payment equal to 200% of the NEO’s base salary, a lump sum payment of 200% of Participant’s target bonus for the fiscal year of the Company in which the termination occurs or, if greater, for the immediately preceding fiscal year, and a lump sum payment of the NEO’s target bonus for the fiscal year of the Company in which the termination occurs or, if greater, for the immediately preceding fiscal year, and in all cases prorated for the portion of the fiscal year preceding the date of termination (prorated amount not included in table above).

(5)
Mr. DuChene departed the Company, effective March 31, 2019. The amounts in the table represent the severance payments and benefits payable to Mr. DuChene under his Separation Agreement, which is described above in the section entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.” Following his departure, Mr. DuChene continued to serve as a consultant to the Company until December 31, 2019, pursuant to his Separation Agreement, as described above in the section entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Termination or Change of Control Payments
We have a change of control agreement with our CEO and have adopted a new Change in Control Severance Plan for the other NEOs.
Pursuant to the Change in Control Severance Plan, for change of control benefits to be paid, a change of control must have occurred and the NEO must be involuntarily terminated within a specific period of time prior to or following the change of control event (i.e., between 3 months prior to and 18 months after the event). In such circumstances, the Change in Control Severance Plan provides for the following benefits:

•	Immediate vesting of any unvested equity awards that are outstanding but unvested and subject only to time-based vesting;

•
Immediate vesting of all shares of the NEO’s performance-based equity compensation awards (meaning awards that remain subject to the achievement of performance goals) that are outstanding but unvested as of immediately prior to the termination of the NEO’s employment with the Company as to 100% of the target number of shares and at 100% of target performance;

•	A lump sum payment of 200% of the NEO's annual base salary as in effect immediately prior to the NEO's termination date;

•
A lump sum payment of the NEO's target bonus for the fiscal year of the Company in which the termination occurs, or if greater, for the immediately preceding fiscal year, and in all cases prorated for the portion of the fiscal year preceding the date of termination;

•	A lump sum payment of 200% of the NEO’s target bonus for the fiscal year of the Company in which the termination occurs or, if greater, for the immediately preceding fiscal year; and

•	Continuation of health benefits for a maximum period of 24 months.
If the payment would result in a “parachute payment” within the meaning of Section 280G under the Code, then benefits will be reduced to either (A) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax imposed by Section 4999 of the Code, or (B) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state, provincial, foreign and local employment taxes, income taxes, and the excise tax (all computed at the highest applicable marginal rate), results in the NEO’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the payment may be subject to the excise tax.

2020 PROXY STATEMENT	FLIR	46

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The change of control benefits described above are contingent on (i) the NEO’s timely execution and non-revocation of a general release of claims in favor of the Company; (ii) the NEO’s compliance with certain non-competition, non-solicitation and non-disparagement covenants that run for 24 months following the NEO’s termination of employment; (iii) the NEO’s return of all Company Property (as defined in the Change in Control Severance Benefit Plan), and (iv) the NEO’s compliance with his or her proprietary information agreement with the Company. The Change in Control Severance Benefit Plan provides for an initial three-year term that expires in October 2022, followed by automatic renewals of the plan for successive one-year terms unless the Company provides written notice of non-renewal to participants at least six months in advance of the expiration of the then-current term.
For Mr. Cannon, in an event of change in control, he will receive any benefits to which he is entitled pursuant to and in accordance with the terms of any plan of the Company then in effect and any existing contract between Mr. Cannon and the Company and the following benefits:

•	Unvested equity awards will immediately vest and become exercisable;

•	A lump sum payment of 200% of the sum of base salary and target annual incentive in effect as of the day before the date of the change of control event; and

•	Payment of COBRA premiums until the earlier of 18 months, such time Mr. Cannon obtains comparable benefits through employment or otherwise, or age 65.
Mr. Cannon shall not be eligible to receive any severance benefits from the Company under any other plan, policy or agreement, including his Executive Employment Agreement dated as of June 19, 2017, if he becomes eligible for the benefits described above. If the payment would result in a “parachute payment” within the meaning of Section 280G under the Code, then benefits will be reduced so that the payment would be $1.00 less than the amount that would cause the payments to be subject to excise tax imposed by Section 4999 of the Code.
The change of control benefits described above for Mr. Cannon are contingent on him signing and not revoking a release of claims in a form reasonably satisfactory to the Company.
Termination without Cause and with Good Reason
Cannon Employment Agreement. The employment agreement for Mr. Cannon provides for the following benefits due to the Company not renewing his employment agreement, an involuntary termination without cause or a termination for good reason, subject to his execution of a release and separation agreement:

•	Continued payments of his base salary in effect at the time of such termination for 24 months;

•	Payment or reimbursement for the premiums cost of any continued health coverage elected by Mr. Cannon under COBRA for a period of up to 12 months following the termination date;

•
An annual bonus of not less than 110% of Mr. Cannon’s base salary for the year in which such termination occurs prorated from the termination date through the end of the year in which termination occurs; and

•
Immediate vesting acceleration of all time-based equity awards granted to him and any performance-based equity awards subject to post-performance vesting that have achieved the applicable performance measures as of the date of termination, provided that performance-based equity awards for any measurement period that has not yet closed shall vest subject to proration as to the percentage of the awards that has achieved the performance measures as of the termination date.

In addition, if Mr. Cannon’s employment terminates because of his death or disability, Mr. Cannon’s employment agreement provides that his estate or designated beneficiary will be entitled to an amount equal to his annual base salary.
Lowe Employment Agreement. The employment offer letter for Ms. Lowe provides for the following benefits due to an involuntary termination without cause or a termination for good reason, subject to execution of a release and separation agreement:

•	Continued payments of base salary in effect at the time of such termination for a period of 12 months;

•	An annual bonus payment for the year in which such termination occurs in an amount not less than 85% of base salary;

•	Payment or reimbursement for the premiums cost of any continued health coverage under COBRA for a period of 12 months following the termination date; and

•	Vesting acceleration for all time-based equity awards.

47	FLIR	2020 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Executive Severance Benefit Plan. The severance plan as it applies to other NEOs provides for the following benefits due to an involuntary termination without cause or a constructive termination, subject to execution of a release and separation agreement and compliance with the non-competition, non-solicitation, and non-disparagement restrictive covenants through the one-year anniversary of the termination date:

•	Continued payments of base salary in effect at the time of such termination for a period of 12 months;

•
An annual bonus payment for the year in which such termination occurs in an amount equal to the target bonus for the fiscal year of the Company in which the termination occurs, or, if greater, for the immediately preceding fiscal year;

•	Payment or reimbursement for the premiums cost of any continued health coverage under COBRA for a period of 12 months following the termination date;

•
A lump sum payment of the NEO’s earned bonus (if any) for the fiscal year of the Company in which the termination occurs (based on actual performance determined after fiscal year end and prorated for the portion of the fiscal year preceding the date of termination), paid at the same time as other senior executives; and

•	Immediate vesting acceleration of all time-based equity awards and performance-based equity awards that have achieved the performance measures as of the date of termination.
In addition, the severance plan provides that, if any payment or benefits to a severance plan participant (including the payments and benefits under the severance plan) would constitute a “parachute payment” within the meaning of Section 280G of the Code and would therefore be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be either (1) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax, or (2) not reduced, whichever, after taking into account all applicable federal, state and local income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.
CEO Pay Ratio

The following pay ratio disclosure is the Company’s reasonable, good faith estimate calculated in accordance with the requirements of Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act. The median employee that was selected for the prior fiscal year was no longer employed by the Company at the end of fiscal 2019. As a result, the Company determined that a new median employee should be selected whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee. There has been no change in the Company's employee population or employee compensation arrangements that the Company reasonably believes would result in a significant impact the pay ratio disclosure.
To identify the median of the annual total compensation of all our employees in 2019, the methodology and the material assumptions that we used were as follows:

•	We selected December 1, 2019 (which is a date within the last 3 months of our last completed fiscal year) as the date upon which we would identify the “median employee.”

•	To identify the “median employee” from our employee population, we used total target cash compensation plus grant date value of equity awards for January 1 through December 31, 2019.

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, James J. Cannon.
For 2019, our last completed fiscal year:

•	The median of the annual total compensation of all employees of the company (other than the CEO) was $76,714; and

•	The annual total compensation of our CEO was $5,492,416. This amount equals the CEO’s compensation as reported in the “Summary Compensation Table.”
Based on this information, for 2019, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 72 to 1 (the “2019 Pay Ratio”). The provided pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

2020 PROXY STATEMENT	FLIR	48

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
For 2019, each non-employee director was granted an annual grant of RSUs under the Company’s 2011 Stock Incentive Plan, as amended, having a grant date value of $160,000. The RSUs fully vest approximately one year from the date of grant subject to the non-employee director’s continued service. The annual retainer amount for each non-employee director was $75,000 with an additional $100,000 retainer for the Chairman of the Board. In addition, each non-employee director receives reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings. The retainers for the Board’s committees were: the Chairman of each of the Audit and Compensation Committees received a $20,000 annual retainer and the Chairman of the Corporate Governance Committee received a $15,000 annual retainer. Each member (other than a committee chair) of a Board committee (other than the Ethics and Compliance Committee) received a $10,000 annual retainer.
The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Earl R. Lewis	$175,000	$159,955	$—	$—	$334,955
John D. Carter(3)	90,000	159,955	—	—	249,955
William W. Crouch	95,000	159,955	—	—	254,955
Catherin A. Halligan	105,000	159,955	—	—	264,955
Angus L. Macdonald	105,000	159,955	—	—	264,955
Michael T. Smith	95,000	159,955	—	—	254,955
Cathy A. Stauffer	85,000	159,955	—	—	244,955
Robert S. Tyrer	85,000	159,955	—	—	244,955
John W. Wood	85,000	159,955	—	—	244,955
Steven E. Wynne(3)	95,000	159,955	—	—	254,955

(1)
Represents the grant date fair value for time-based RSUs granted in 2019. In accordance with FASB ASC Topic 718, the value used to calculate the grant date fair value for these awards is the closing market price of our common stock on the date of grant, discounted by the net present value of quarterly dividends. For additional information regarding the calculation of the grant date fair value of the RSU awards, see Note 1 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019. The number of unvested RSUs outstanding at December 31, 2019 is 3,145 for each director.

(2)
No options were issued to Directors in 2019. Aggregate number of stock options outstanding at December 31, 2019 is as follows: Mr. Lewis - 561,506; Mr. Carter - 98,876; General Crouch - 34,470; Ms. Halligan - 49,306; Mr. Macdonald - 59,506; Mr. Smith - 98,876; Ms. Stauffer - 49,306; Mr. Tyrer - 0; Mr. Wood - 109,176 and Mr. Wynne - 98,876.

(3)	In July 2019, Mr. Wynne became Chair of the Corporate Governance Committee succeeding Mr. Carter. As a result, compensation for both Directors was adjusted to reflect the change.
Stock Ownership Guidelines for Directors
We require that our independent directors, within the later of five years from joining the Board or July 2017, hold shares of our common stock, restricted stock or stock options in an amount equal in value to no less than four times the average of the annual cash retainer for Board (but not committee) service during the immediately preceding five-year period. All of our independent directors are currently in compliance with this stock ownership policy.

49	FLIR	2020 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2019 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(3)
Equity Compensation Plans Approved by Shareholders (4)	3,265,532	$29.08	6,819,070

(1)
Excludes purchase rights accruing under the Company’s 2009 Employee Stock Purchase Plan (the “Purchase Plan”). Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the enrollment date for the offering period in which that semi-annual purchase date occurs, or (ii) the fair market value of the Common Stock on the semi-annual purchase date.

(2)	The calculation of weighted average exercise price does not include RSUs.

(3)	Includes shares available for future issuance under the Purchase Plan. As of December 31, 2019, an aggregate of 4,169,065 shares of common stock were available for issuance under the Purchase Plan.

(4)	Consists of the Company’s 2002 Stock Incentive Plan, 2011 Plan and the Purchase Plan.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, officers, and beneficial owners of more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on the Company’s review of the copies of such reports received by it with respect to fiscal year 2019, or written representations from certain reporting persons, the Company believes that except as noted below, no director, officer or beneficial owner of more than 10% of the outstanding common stock of the Company failed to file on a timely basis the reports required under Section 16(a) of the Exchange Act during 2019. One Form 4 for Jeffrey Frank to report one transaction was filed one day late.

2020 PROXY STATEMENT	FLIR	50

STOCK OWNED BY MANAGEMENT

STOCK OWNED BY MANAGEMENT
The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of February 1, 2020 by: (i) each of the Company directors, (ii) each of the Company’s NEOs, and (iii) all directors and executive officers as a group. The Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
Earl R. Lewis	1,168,595	1%
John D. Carter	135,992	—%*
William W. Crouch	48,252	—%*
Catherine A. Halligan	51,724	—%*
Angus L. Macdonald	77,864	—%*
Michael T. Smith	205,176	—%*
Cathy A. Stauffer	59,360	—%*
Robert S. Tyrer	2,976	—%*
John W. Wood, Jr.	146,893	—%*
Steven E. Wynne	118,981	—%*
James J. Cannon	61,881	—%*
Carol P. Lowe	24,265	—%
Sonia Galindo	—	—%*
Jeffrey D. Frank	3,153	—%*
Anthony D. Buffum(2)	472	—%*
Todd M. DuChene(3)	24,526	—%*
Directors and executive officers as a group (16 persons)	2,130,110	2%

*	Less than one percent (1%)

(1)
Applicable percentage of ownership is based on 134,397,390 shares of FLIR common stock outstanding as of February 1, 2020. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. None of the shares held by our directors or NEOs are pledged as security. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from February 1, 2020 and upon the vesting of RSU awards within 60 days from February 1, 2020 are considered outstanding for the purpose of calculating the percentage of common stock owned by such person, but not for the purpose of calculating the percentage of common stock owned by any other person. The numbers of shares listed in the table above include shares that are issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days from February 1, 2020 and upon the vesting of RSU awards within 60 days of February 1, 2020, as follows: Mr. Lewis—561,506; Mr. Carter—98,876; General Crouch—34,470; Ms. Halligan—49,306; Mr. Macdonald—59,506; Mr. Smith—98,876; Ms.Stauffer—49,306; Mr. Tyrer—0; Mr. Wood—109,176; Mr. Wynne—98,876; Mr. Cannon—39,581; Ms. Lowe—0; Ms. Galindo—0; Mr. Frank—0; Mr. Buffum—0; Mr. DuChene—0 and all directors and executive officers as a group—1,199,479.

(2)	Mr. Buffum ceased to be an executive officer in January 2020.

(3)	The stock ownership information of Mr. DuChene is as of March 15, 2019, the date of his most recent public filing reporting his stock ownership of the Company.

51	FLIR	2020 PROXY STATEMENT

STOCK OWNED BY PRINCIPAL SHAREHOLDERS

STOCK OWNED BY PRINCIPAL SHAREHOLDERS
The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock by each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock as of February 1, 2020. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	15,075,698	11%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	10,385,297	8%
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	6,970,033	5%

(1)	Applicable percentage of ownership is based on 134,370,209 shares of FLIR common stock outstanding as of December 31, 2019.

(2)
This information as to beneficial ownership is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020. The Schedule 13G/A states that, as of December 31, 2019, The Vanguard Group is the beneficial owner of 15,075,698 shares of common stock as to which The Vanguard Group has sole dispositive power over 14,818,558 of such shares and shared dispositive power over 257,140 of such shares. The Vanguard Group has sole voting power over 195,793 shares and shared voting power over 71,976 shares.

(3)
This information as to beneficial ownership is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2020. The Schedule 13G/A states that, as of December 31, 2019, BlackRock, Inc. is the beneficial owner of 10,358,297 shares of common stock as to which BlackRock, Inc. has sole dispositive power over 10,385,297 of such shares and sole voting power over 9,179,608 shares.

(4)
This information as to beneficial ownership is based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2020. The Schedule 13G states that, as of December 31, 2019, T. Rowe Price Associates, Inc. is the beneficial owner of 6,970,033 shares of common stock as to which T. Rowe Price Associates, Inc. has sole dispositive power over 6,970,033 of such shares and sole voting power over 2,428,342 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Corporate Governance Principles adopted by the Board of Directors provide that neither the Company nor any individual shall enter into a related party transaction unless it has been reviewed and approved or ratified by the Audit Committee. On an annual basis, each Director and executive officer of the Company is required to complete a questionnaire which requires disclosure of any related person transaction. The Company’s General Counsel is responsible for determining whether any related person transaction is to be disclosed in the Company’s applicable SEC filings, and will ensure that such transaction or any series of similar transactions required to be disclosed will be presented to the Audit Committee for pre-approval or ratification if required.
During the year ended December 31, 2019, all transactions that were potentially subject to the FLIR’s related party transaction policy, if any, were reviewed and approved or ratified by the Audit Committee and other than as disclosed herein, there were no related person transactions that required to be disclosed pursuant to Item 404(a) of Regulation S-K. A “related party transaction” for these purposes is defined as a transaction for which disclosure would be required pursuant to Item 404 of Regulation S-K, in which (i) the Company was or is a participant, (ii) the amount exceeds $120,000 (including any contribution of $120,000 or more to a charitable organization in which a related person is a trustee, director, executive officer or has a similar relationship); and (iii) any related person has, or will have, a direct or indirect material interest.

2020 PROXY STATEMENT	FLIR	52

PROPOSAL 1

PROPOSAL 1:
ELECTION OF DIRECTORS
The Company’s Board of Directors has eleven members, and all director nominees will stand for election to a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Nominees:	Age	Director Since	Position Held with FLIR
James J. Cannon	49	2017	Director and Chief Executive Officer
John D. Carter	74	2003	Director
William W. Crouch	78	2005	Director
Catherine A. Halligan	56	2014	Director
Earl R. Lewis	76	1999	Chairman of the Board of Directors
Angus L. Macdonald	65	2001	Director
Michael T. Smith	76	2002	Director
Cathy A. Stauffer	60	2014	Director
Robert S. Tyrer	62	2017	Director
John W. Wood, Jr.	76	2009	Director
Steven E. Wynne	67	1999	Director
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that shareholders vote FOR the election of each of its nominees for director. Each Director shall be elected by a majority of the votes cast at the Annual Meeting. If a quorum is present, this means that the number of votes cast “FOR” a Director’s election exceeds the number of votes cast “AGAINST” that Director’s election. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present. See “Corporate Governance and Related Matters—Nominees” for information about the qualifications of the nominees.

53	FLIR	2020 PROXY STATEMENT

PROPOSAL 2

PROPOSAL 2:
RATIFICATION OF SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND RELATED INFORMATION
Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected KPMG LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020, subject to the ratification of such selection by the Company’s shareholders. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2019. KPMG LLP has audited the Company’s consolidated financial statements each year since 2002.
Recommendations of the Audit Committee and the Board of Directors
Each of the Audit Committee and the Board of Directors unanimously recommends that shareholders vote FOR the ratification of the selection of KPMG LLP to serve as Company's the independent registered public accounting firm. If a quorum is present, this proposal will be approved if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will have no effect on the determination of the outcome of this proposal. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if this selection is ratified, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of FLIR and its shareholders.
A representative of KPMG LLP, who is expected to be present at the Annual Meeting, will be given the opportunity to make a statement and will be available to respond to appropriate questions at the Annual Meeting.
Fees Paid to KPMG LLP
All services to be provided by KPMG LLP are required to be, and in 2019 and 2018 were, approved by the Audit Committee in advance. The audit and audit-related services are approved annually. With respect to services other than audit and audit-related services, at least annually, the independent registered public accounting firm submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, either at the time that the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the Audit Committee’s regularly scheduled meetings, the independent registered public accounting firm presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, KPMG LLP must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.
The aggregate fees for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2019 and 2018 were as follows:

	Years Ended December 31,
	2019	2018
Audit Fees	$2,496,000	$2,486,000
Audit-Related Fees	—	—
Tax Fees	437,000	510,000
All Other Fees	—	—
Total Fees	$2,933,000	$2,996,000
Audit Fees. Audit fees include fees for services rendered for the audit of the annual financial statements included in Annual Reports on Form 10-K, including audit procedures related to business acquisitions, the audit of internal control over financial reporting and the review of the quarterly financial statements included in Quarterly Reports on Form 10-Q. In addition, amounts include fees for statutory

2020 PROXY STATEMENT	FLIR	54

PROPOSAL 2

filings and audits, issuance of consents and assistance with and review of documents filed with the SEC. For 2018, audit fees included $240,000 incurred for that year's audit that was not known at the time of the finalization of the 2019 proxy statement.
Audit-Related Fees. Audit-related fees include fees for assurance and related services reasonably related to the performance of the audit or review of the financial statements.
Tax Fees. Tax fees include fees principally for tax consultation and tax compliance services.
All Other Fees. These fees consist of all other amounts we paid to KPMG LLP during the applicable period.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established policies and procedures under which all audit and permitted non-audit and tax services performed by the Company’s independent registered public accounting firm must be separately approved in advance by the Audit Committee. All audit and non-audit services provided in the fiscal years 2018 and 2019 have been pre-approved by the Audit Committee in accordance with these policies and procedures.

55	FLIR	2020 PROXY STATEMENT

PROPOSAL 3

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay” vote. As a result of the vote of the Company’s shareholders at the 2017 Annual Meeting ratifying the Company’s decision to move to an annual “say-on-pay vote”, the Company is required to provide the Company’s shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs every year.
As described in the Compensation Discussion and Analysis, the principal objectives of the Company’s executive compensation program are to:

•	Attract and retain executive officers with the skills, experience and motivation to enable the Company to achieve its stated objectives;

•
Provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives;

•	Align total compensation with the performance results we seek for our shareholders, including long-term growth in Organic Revenue and Adjusted EBITDA;

•	Allow executive officers who demonstrate consistent performance over a multi-year period to earn above-average compensation when we achieve above-average long-term performance;

•	Be affordable and appropriate in light of our size, strategy and anticipated performance; and

•
Be straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our executive compensation programs, individually and in the aggregate.

We believe based on direct interaction with our largest shareholders that our compensation program described herein takes into account the feedback the Company has received with respect to the Company’s executive compensation program.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our executive compensation by voting FOR the following resolution at the Annual Meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure).
The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors or our Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that shareholders vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement. If a quorum is present, in order to approve the advisory vote on executive compensation, a majority of the votes cast at the Annual Meeting must be voted “FOR” the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will have no effect on the determination of the outcome of this proposal.

2020 PROXY STATEMENT	FLIR	56

PROPOSAL 4

PROPOSAL 4
APPROVAL OF REINCORPORATION FROM OREGON TO DELAWARE
Overview
On February 21, 2020, the Company’s Board of Directors approved the reincorporation of the Company from Oregon to Delaware by means of a Plan of Conversion, pursuant to which the Company will convert to a Delaware corporation (the “Reincorporation”). The name of the Company will remain unchanged. For purposes of this proposal description only, we refer to the Delaware corporation as “FLIR Delaware” and we refer to the Oregon corporation as “FLIR Oregon.” If shareholder approval is obtained and the Reincorporation becomes effective, FLIR Delaware will (i) be deemed to be the same entity as FLIR Oregon for all purposes under the laws of Delaware, (ii) continue to have all of the rights, privileges and powers of FLIR Oregon, except for such changes that result from being subject to Delaware law and becoming subject to the Delaware Certificate (as defined below) and the Delaware Bylaws (as defined below), (iii) continue to possess all of the properties of FLIR Oregon, and (iv) continue to have all of the debts, liabilities and obligations of FLIR Oregon.
The Board believes that the Reincorporation in Delaware will give the Company a greater measure of flexibility in corporate governance than is currently available under Oregon law, and will help the Company attract and retain its directors and officers. The Board also believes that Delaware’s corporate laws are generally more modern, flexible, highly developed and more predictable than Oregon’s corporate laws. Delaware is known for annual revisions to their corporate law to be responsive to the changing legal and business needs of corporations. In addition, the Board believes that market acceptance for the Company may be improved as a Delaware corporation, and that the Board would have more tools at its disposal in Delaware to advance the best interests of the Company’s shareholders.
Shareholders are urged to read this Proxy Statement carefully, including the related Appendices referenced below and attached to this Proxy Statement, before voting on the Reincorporation. The following discussion summarizes some of the material provisions of the Reincorporation. This summary is subject to and qualified in its entirety by the Plan of Conversion, in the form attached hereto as Appendix B (the “Plan of Conversion”), the Certificate of Incorporation of FLIR Delaware in the form attached hereto as Appendix C (the “Delaware Certificate”), and the Bylaws of FLIR Delaware in the form attached hereto as Appendix D (the “Delaware Bylaws”). Copies of the FLIR Oregon Articles of Incorporation (the “Oregon Articles”) and the FLIR Oregon Bylaws (the “Oregon Bylaws”), each as amended to date, are filed publicly as exhibits to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2019 and are also available for inspection at the principal office of the Company. Copies will be sent to shareholders free of charge upon written request to the Company’s Corporate Secretary at 1201 S Joyce St., Arlington, VA 22202.
The Plan of Conversion
Assuming approval of the Reincorporation by the Company’s shareholders at the Annual Meeting of Shareholders, the Reincorporation will be effected pursuant to the Plan of Conversion. Approval of the Reincorporation will constitute approval of the Plan of Conversion and the Delaware Certificate. Pursuant to the Plan of Conversion, the Company will effect the Reincorporation by filing a Certificate of Conversion and the Delaware Certificate with the Delaware Secretary of State and by filing Articles of Conversion attaching the Plan of Conversion with the Oregon Secretary of State. Assuming approval of the Reincorporation by the Company’s shareholders and subject to the right of the Board to abandon the Reincorporation (as described below), the Company currently intends to cause the Reincorporation to become effective in 2020 on a date and at a time to be determined by the Board.
At the effective time of the Reincorporation (the “Effective Time”), the Company will be governed by the Delaware Certificate, the Delaware Bylaws and the General Corporation Law of the State of Delaware (the “DGCL”). Contingent upon the shareholders’ approval of the Reincorporation and the effectiveness of the Delaware Certificate, the Board has adopted changes to the Company’s Bylaws in connection with the Reincorporation. Although the Delaware Certificate and the Delaware Bylaws are intended to be generally patterned after the Oregon Articles and the Oregon Bylaws, they include material provisions that are somewhat different from the provisions contained in the current Oregon Articles and Oregon Bylaws including as a result of certain provisions of the DGCL that may be different than the provisions of the Oregon Business Corporation Act (the “OBCA”). See “Comparison of the Charter and Bylaws of FLIR Oregon and FLIR Delaware and Certain Material Differences Between the Corporation Laws of Oregon and Delaware” beginning on page 60.

57	FLIR	2020 PROXY STATEMENT

PROPOSAL 4

If the Reincorporation is approved by the shareholders of the Company, upon the Effective Time, each outstanding share of FLIR Oregon common stock will automatically be converted into one share of common stock of FLIR Delaware. In addition, each outstanding option to purchase shares of FLIR Oregon common stock will be converted into an option to purchase the same number of shares of FLIR Delaware common stock, with no other changes in the terms and conditions of such options. FLIR Oregon’s other employee benefit arrangements, including, but not limited to, equity incentive plans with respect to issued unvested restricted stock, will be continued by FLIR Delaware upon the terms and subject to the conditions specified in such plans.
CERTIFICATES CURRENTLY ISSUED FOR SHARES IN FLIR OREGON COMMON STOCK WILL AUTOMATICALLY REPRESENT SHARES IN FLIR DELAWARE UPON COMPLETION OF THE REINCORPORATION, AND SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE STOCK CERTIFICATES AS A RESULT OF THE REINCORPORATION.
Other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of the Company’s current employees, including management. Immediately following consummation of the Reincorporation, the daily business operations of the Company will continue as they are presently conducted at the Company’s principal executive office located at 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. The consolidated financial condition and results of operations of the Company immediately after consummation of the Reincorporation will be the same as those of the Company immediately prior to the consummation of the Reincorporation. In addition, upon the effectiveness of the Reincorporation, the Board of FLIR Delaware will continue to consist of those persons elected to the current Board of FLIR Oregon, and the individuals serving as officers of FLIR Oregon immediately prior to the Reincorporation will continue to serve as officers of FLIR Delaware, without a change in title or responsibilities.
The Plan of Conversion provides that the Board may abandon the Reincorporation at any time prior to the Effective Time, if the Board determines that the Reincorporation is inadvisable for any reason. The Plan of Conversion may be amended at any time prior to the Effective Time, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. The Company will re-solicit shareholder approval of the Reincorporation if the terms of the Plan of Conversion are changed in any material respect.
Effect of Not Obtaining the Required Vote for Approval of the Reincorporation
If the Reincorporation proposal fails to obtain the requisite shareholder vote for approval or the Board decides to abandon the Reincorporation if the Board determines for any reason that such termination would be in the best interests of the Company and its shareholders, the Reincorporation will not be consummated and the Company will continue to be incorporated in Oregon.
Principal Reasons for the Reincorporation
The Board believes that it is essential for the Company to be able to draw upon well-established principles of corporate governance in making legal and business decisions and that any direct benefit that the DGCL provides to a corporation indirectly benefits the shareholders, who are the owners of the Company. The principal factors the Board considered in electing to pursue the Reincorporation are summarized below:
       Advanced and Flexible Corporate Statute.    The Board believes the DGCL is one of the most advanced and flexible corporate statutes in the United States, and the DGCL is revised annually to reflect changing legal and business needs and developments of corporations. The Delaware legislature is responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their shareholders. The Delaware Secretary of State is particularly flexible and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major U.S. corporations and the DGCL and related administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that the DGCL will provide greater efficiency, predictability and flexibility in the Company’s legal affairs than is presently available under Oregon law. In addition, Delaware case law generally provides a well-developed body of law defining the proper duties and decision-making process expected of a board of directors in evaluating potential and proposed corporate takeover offers and business combinations as well as other significant transactions. The Board believes that Delaware law will help the directors advance the Company’s strategic objectives and, if appropriate, negotiate terms that maximize the benefit to all of the Company’s shareholders.

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PROPOSAL 4

        Access to Specialized Courts.    Most disputes involving the internal affairs of Delaware corporations are heard at the trial level in the Delaware Court of Chancery, a specialized court of equity comprised of judges with substantial expertise in corporate matters and which does not involve jury trials. As the leading state of incorporation for both private and public companies, Delaware has developed a vast body of corporate law that helps to promote greater consistency and predictability in judicial rulings. In addition, Chancery Court actions and appeals from Chancery Court rulings can proceed expeditiously. In contrast, Oregon does not have a similar specialized court established to hear only corporate law cases without jury trials. Ultimately, the Delaware Court of Chancery brings a level of experience, a speed to decision and a degree of sophistication and understanding that is unmatched by any other court in the United States.
        Enhanced Ability to Attract and Retain Directors and Officers.  The Company operates in a highly competitive industry and competes for talented individuals to serve on its management team and on the Board. The Board believes that the certainty and predictability afforded by the well-established principles of corporate governance under Delaware law will assist the Company in its ability to continue to attract and retain outstanding directors and officers, as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are, therefore, better defined and better understood than under Oregon law. The Board believes that the Reincorporation will provide appropriate protection for shareholders from possible abuses by directors and officers, while enhancing the Company’s ability to recruit and retain directors and officers. In this regard, it should be noted that directors’ personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit. We believe that the better understood and comparatively stable corporate environment afforded by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.
        Greater Access to Capital.   Delaware corporate law and practice are comparatively well-known and widely understood, and the well-established body of corporate case law provides a greater degree of predictability for the investors and market participants than exists in other jurisdictions.  More than two-thirds of the Fortune 500 are incorporated in Delaware and underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs, if necessary, for the Company following the Reincorporation because Delaware law is better understood than Oregon law by many market participants.
Possible Negative Considerations and Interests of Our Directors and Executive Officers in the Reincorporation
Notwithstanding the belief of the Board as to the benefits to the Company’s shareholders of the Reincorporation, it should be noted that Delaware law has been criticized by some commentators and institutional shareholders on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states. Shareholders may also find the substantial judicial precedent in the Delaware courts to be a disadvantage to the extent that the precedent serves to ensure that the Delaware courts will uphold the measures the Company may implement to protect shareholder interests in the event of unsolicited takeover attempts. Such measures may discourage a future attempt to acquire control of the Company that is not presented to and approved by the Board, but that a substantial number, and perhaps even a majority, of the shareholders might believe to be in their best interests or, as a result of which, shareholders might receive a substantial premium for their shares over then current market prices. As a result of such effects, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. It should also be noted that the interests of the Board, management and affiliated shareholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated shareholders. In considering the recommendation of the Board, shareholders should be aware that certain of our directors and executive officers have interests in the Reincorporation that may be different from, or in addition to, the interests of the shareholders generally. For instance, the Reincorporation may be of benefit to our directors and officers by reducing their potential personal liability and increasing the scope of permitted indemnification, by strengthening directors' ability to resist a takeover bid, and in other respects. Further, the Company has been incorporated in the State of Oregon since its inception in 1978, so the current officers and directors of the Company may be more familiar with Oregon law. For a comparison of shareholders’ rights under Delaware and Oregon law, see “Comparison of the Charter and Bylaws of FLIR Oregon and FLIR Delaware and Certain Material Differences Between the Corporation Laws of Oregon and Delaware” beginning on page 60. In addition, franchise taxes and other fees in Delaware generally may be greater than comparable fees in Oregon.
The Board has considered the potential disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

59	FLIR	2020 PROXY STATEMENT

PROPOSAL 4

Comparison of the Charter and Bylaws of FLIR Oregon and FLIR Delaware and Certain Material Differences Between the Corporation Laws of Oregon and Delaware
FLIR Oregon is an Oregon corporation and is governed by the OBCA. As a Delaware corporation, FLIR Delaware will be governed by the DGCL. Because of differences in the corporation laws of Oregon and Delaware, the rights of the Company’s shareholders will change in various respects as a result of the proposed Reincorporation. The following is a comparison of material provisions of the charter and bylaws of FLIR Oregon and FLIR Delaware, as well as certain provisions of Oregon law and Delaware law. The summary below is not intended to be an exhaustive list of the provisions of the charter and bylaws or of the relevant law and is qualified in its entirety by reference to the provisions of the Delaware Certificate and Delaware Bylaws attached to this Proxy Statement and to the Oregon Articles and Oregon Bylaws that are filed publicly as exhibits to the Company's periodic reports.

Provision or Law	FLIR Oregon	FLIR Delaware
Number of Directors
Under the OBCA, the number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the articles of incorporation or the bylaws.
The Oregon Articles provide that, subject to the rights of holders of any series of the Company’s preferred stock to elect additional directors in certain circumstances, the Company’s Board shall consist of no more than 12 and not less than 5 directors, the exact number to be determined from time to time by a resolution adopted by the Board.

Under the DGCL, the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors.
The Delaware Bylaws provide that the number of directors on the Company’s Board shall consist of no more than 12 and not less than 5 directors, the exact number to be determined from time to time by a resolution adopted by the Board.

Board Elections	The Oregon Articles provide that the directors are to be elected annually.	The Delaware Bylaws provide that the directors are to be elected annually.
Filling Vacancies on the Board
Under the OBCA, unless otherwise provided in the articles of incorporation, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the board of directors (by the vote of a majority of the directors then in office, although less than a quorum) may fill the vacancy.
The Oregon Bylaws provide that vacancies may be filled by the shareholders, the Board of Directors, or the vote of a majority of the remaining members of the Board if less than a quorum, or by the sole remaining director.

Under the DGCL, unless otherwise provided in the certificate of incorporation or the bylaws, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the board of directors (by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director) may fill the vacancy.
The Delaware Bylaws provide that vacancies may only be filed by a majority of the remaining members of the Board, even if such majority is less than a quorum, or by the sole remaining director.

2020 PROXY STATEMENT	FLIR	60

PROPOSAL 4

Voting Required to Elect Directors
Under the OBCA, unless the articles of incorporation provide otherwise, directors are elected by a plurality of the votes present at the meeting, either in person or by proxy, and entitled to vote on the election of directors.
The Oregon Articles provide that directors are elected by a majority of the votes; provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast by the shares entitled to vote on the election of directors. The Oregon Articles provide that (a) at any meeting of shareholders at which one or more directors are removed, a majority of the shares then outstanding for the election of directors may fill any vacancy created by such removal, and (b) if any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.

Under the DGCL, directors are elected by a plurality of the votes present at the meeting, either in person or by proxy, and entitled to vote on the election of directors, unless otherwise provided in the certificate of incorporation or bylaws.
The Delaware Bylaws provide that directors are elected by a majority of the votes cast; provided that if, as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the Company’s shareholders, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast.

Ability to Delegate to Board Committees
The OBCA permits a board committee to generally exercise the full authority of the board of directors, except the authority to: (1) authorize distributions, except according to a formula or method, or within limits, prescribed by the board of directors; (2) approve or submit to shareholders any action requiring shareholder approval; (3) fill vacancies on the board of directors or, subject to specified exceptions, any of its committees; or (4) adopt, amend or repeal bylaws.
The Oregon Bylaws provide for delegation to board committees consistent with the OBCA.

The DGCL permits a board to delegate to a committee the full authority of the board, but does not permit delegation to a committee of: (1) the authority to adopt, amend or repeal any bylaw of the corporation or (2) approve, adopt or recommend to shareholders any action or matter (other than the election of directors) which must be submitted to the shareholders.
The Delaware Bylaws provide for delegation to board committees consistent with the DGCL.

Removal of Directors
Under the OBCA, a director may be removed with or without cause, unless the articles of incorporation provide that directors may only be removed for cause, and, in the case of corporations with plurality voting, may only be removed by a majority of votes cast. A director may only be removed at a special meeting called for the purpose of removing the director. Oregon courts may also remove a director for cause if the corporation or the holders of 10% or more of the stock commence an action for removal and the court finds that: (1) the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation; and (2) removal is in the best interest of the corporation.
The Oregon Articles and the Oregon Bylaws provide that directors of the Company may be removed only for cause and at a meeting of shareholders called expressly for that purpose, by the vote of a majority of the shares then outstanding.

Under the DGCL, except where the board of directors is classified or the certificate of incorporation provides for cumulative voting, a director may be removed with or without cause by a majority in voting power of the shares entitled to vote at an election of the directors.
The Delaware Bylaws provide that directors of the Company may be removed with or without cause, by the vote of the holders of a majority of the outstanding shares of stock then entitled to be cast for the election of directors.

61	FLIR	2020 PROXY STATEMENT

PROPOSAL 4

Anti-Takeover Provision: Business Combinations with Interested Stockholders
The OBCA, in specified circumstances, prohibits a person who is an “interested shareholder” (defined generally as a person with 15% or more of a corporation’s outstanding voting stock) of a corporation listed on a National Securities Exchange from engaging in a “business combination” (defined generally as a merger, consolidation, or other transaction, including a sale, lease, or other disposition of assets with an aggregate market value equal to 10% or more of the aggregate market value of the corporation) with the corporation for a three-year period following the time the shareholder became an “interested shareholder”. In addition, a corporation’s articles of incorporation or bylaws may exclude a corporation from these restrictions.
The Oregon Articles and Oregon Bylaws do not opt out of these restrictions.

The DGCL, in specified circumstances, prohibits a person who is an “interested stockholder” (defined generally as a person who owns 15% or more of a corporation’s outstanding voting stock) of a corporation listed on a National Securities Exchange from engaging in a “business combination” (defined to include, among other things, a merger, consolidation, or other transaction, including a sale, lease, or other disposition of assets with an aggregate market value equal to 10% or more of the aggregate market value of the corporation) with the corporation for a three-year period following the time the shareholder became an “interested stockholder,” unless certain requirements are met. A corporation may opt out of these restrictions in its certificate of incorporation.
The Delaware Charter does not opt out of these restrictions.

Anti-Takeover Provision: Control Share
Oregon corporations are governed by the Oregon Control Share Act (“CSA”), unless they expressly opt out of its provisions. Under the CSA, a person who acquires “control shares” acquires the voting rights with respect to the control shares only to the extent granted by a majority of the preexisting, disinterested shareholders of the corporation. “Control shares” are shares acquired in an acquisition that would, when added to all other shares held by the acquiring person, bring such person’s total voting power (but for the CSA) to or above any of three threshold levels: 20%, 33 1/3% or 50% of the total outstanding voting stock. A “control share acquisition” is an acquisition of ownership or the power to direct voting of control shares. Control shares acquired within 90 days of, and control shares acquired pursuant to a plan to make a control share acquisition, are considered to have been acquired in the same transaction. The provisions of the CSA apply equally to transactions approved or opposed by the corporation’s board of directors. Shares are not deemed to be acquired in a control share acquisition if, among other things, they are acquired from the issuing corporation, or are issued pursuant to a plan of merger or exchange effected in compliance with the OBCA and the issuing corporation is a party to the merger or exchange agreement.
FLIR Oregon has opted out of the CSA.
There is no similar provision under Delaware law.

2020 PROXY STATEMENT	FLIR	62

PROPOSAL 4

Vote Required to Approve a Merger or Sale of the Company
Under the OBCA, the board of directors and the holders of a majority of the outstanding shares entitled to vote must approve a merger, consolidation, or sale of all or substantially all the assets of the corporation, except in limited circumstances, although the articles of incorporation or board of directors may require a greater vote in connection with these transactions.
The Oregon Articles do not require a greater vote for approval of a plan of merger, consolidation, or sale of all or substantially all the assets of FLIR Oregon.

Delaware law requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock entitled to vote to approve a merger of the corporation or a sale of all or substantially all the assets of the corporation, except in limited circumstances, but the certificate of incorporation may provide for super-majority voting in connection with these transactions.
The Delaware Certificate does not include super-majority voting requirements for mergers or sales of all of substantially all of the assets of the Company.

Treasury Stock	The concept of treasury stock is not contemplated under the OBCA.
Stock that is reacquired by the Company (i.e. through redemptions or repurchases) and that is not retired is held as treasury stock. Under the DGCL, treasury stock can be re-issued by the Company for any or no consideration as determined by the Board.

Shareholder Action by Written Consent
Under the OBCA, action required or permitted to be taken at a meeting of shareholders may be taken by action without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The OBCA also provides that the articles of incorporation may provide that action without a meeting may be taken by shareholders having not less than the minimum number of votes that would be needed to take the action if a meeting were held.
The Oregon Articles are silent on shareholder action without a meeting, so the relevant provisions of the OBCA (described above) apply.

Under the DGCL, unless the certificate of incorporation provides otherwise, any action to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.
The Delaware Certificate and the Delaware Bylaws provide that any action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting only if the action is taken by written consent by all the shareholders entitled to vote on the action.

Shareholder Ability to Call Special Meetings
Under the OBCA, for a publicly traded corporation such as the company, special meetings of shareholders generally may be called by: (1) the board of directors; (2) any other persons authorized in the corporation’s articles of incorporation or bylaws; or (3) if the articles of incorporation or bylaws specifically so provide, by demand by holders of the percentage of voting stock specified in the articles of incorporation or bylaws.
The Oregon Bylaws provide that special meetings of shareholders may be called by the President or by the Board and shall be called by the President at the request of not less than one tenth of the outstanding shares of the corporation entitled to vote at the meeting.

Under the DGCL, special meetings of shareholders may be called only by the board of directors or by any other persons authorized in the corporation’s certificate of incorporation or bylaws.
The Delaware Bylaws provide that special meetings of shareholders may be called by the Board, the Executive Committee (if any) and by the Secretary upon the written request of shareholders who represent at least 25% of the voting power of the outstanding shares of stock and who comply with requirements of the Delaware Bylaws.

63	FLIR	2020 PROXY STATEMENT

PROPOSAL 4

Advance Notice Provisions
The Oregon Bylaws provide that for nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, any such proposed business must constitute a proper matter for shareholder action and the shareholder must have given timely notice thereof, including providing certain information regarding the nominee or business proposed by the shareholder, in writing to the secretary. To be timely, a shareholder’s notice must be delivered to our secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, with certain exceptions.

The advance notice provisions in the Delaware Bylaws are substantially similar to the Oregon Bylaws. However, shareholders are required to provide certain additional information is required to make a proper proposal or nominate a director for election.

Proxy Access
The Oregon Bylaws permit an eligible shareholder, or group of up to 20 eligible shareholders, owning shares of the Company’s common stock continuously for at least three years and shares representing an aggregate of at least 3% of our outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to 25% of the Board, provided that the eligible shareholder(s) and nominee(s) satisfy the requirements of the Oregon Bylaws.

The proxy access provisions in the Delaware Bylaws are substantially similar to the Oregon Bylaws. However, shareholders are required to provide certain additional information and representations to make a proper nomination.

Bylaw Amendments
The OBCA provides that shareholders may amend or repeal the bylaws and that the board of directors has the power to amend the bylaws unless prohibited by the articles of incorporation.
The Oregon Bylaws provide the Board the ability to amend the Oregon Bylaws.

Under the DGCL, unless the certificate of incorporation provides that the Bylaws may also be amended by the Board, bylaws may only be amended upon approval of the shareholders.
The Delaware Certificate provides the Board the ability to amend the Delaware Bylaws.

2020 PROXY STATEMENT	FLIR	64

PROPOSAL 4

Indemnification and Advancement of Expenses of Directors and Officers
The OBCA permits corporations to indemnify its officers and directors from expenses and losses arising out of litigation arising by reason of the officer or director’s service to the corporation or to another entity at its request, including, in certain circumstances, litigation by or in the right of the corporation so long as the officer or director (1) has acted in good faith; (2) has acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (3) in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Unless judicially authorized, corporations may not indemnify a person in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation.
The OBCA, under certain circumstances, permits corporations to advance expenses to their officers or directors prior to conclusion of the litigation. The OBCA requires officers and directors to undertake to repay advanced expenses if it is ultimately determined that the party is not entitled to be indemnified by the corporation.
The OBCA: (1) prohibits indemnification of a director under circumstances where liability could not be limited or eliminated by a provision in the articles of incorporation; (2) requires the indemnified party receiving an advance of expenses to furnish an affirmation of good faith belief that he or she has met the standard of conduct required by the OBCA; (3) provides for mandatory indemnification when the indemnified party is “wholly successful” on the merits or otherwise; and (4) provides that, unless explicitly authorized in the corporation’s articles of incorporation, bylaws or resolutions, a corporation that authorizes advance payment or reimbursement may not amend or rescind the articles of incorporation, bylaws or resolutions that authorize the payments so as to eliminate or impair a director’s right to payments after an act or omission occurs that subjects the director to a proceeding for which the director seeks payment.
The Oregon Articles provide for mandatory indemnification and advancement of expenses for directors and officers.

The DGCL permits corporations to indemnify its officers and directors from expenses and losses arising out of litigation arising by reason of the officer or director’s service to the corporation or to another entity at its request, including, in certain circumstances, litigation by or in the right of the corporation so long as the officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A corporation must indemnify an officer or director “to the extent” the person is successful on the merits or otherwise in defense of an action, suit or proceeding. Unless judicially authorized, corporations may not indemnify a person in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation.
The DGCL, under certain circumstances, permits corporations to advance expenses to their officers or directors prior to conclusion of the litigation. The DGCL requires officers and directors to undertake to repay advanced expenses if it is ultimately determined that the party is not entitled to be indemnified by the corporation.
The right to indemnification or advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred
The Delaware Charter provides for mandatory indemnification and advancement of expenses for the Company’s directors and officers.

65	FLIR	2020 PROXY STATEMENT

PROPOSAL 4

Elimination of Director Personal Liability for Monetary Damages
The OCBA permits corporations to adopt provisions in its articles of incorporation limiting or eliminating certain monetary liability of directors to the corporation or its shareholders. However, a corporation may not limit the liability of a director for (i) breaching the duty of loyalty to the corporation or the corporation’s shareholders; (ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any transaction in which a director derived an improper personal benefit; or (iv) paying an unlawful dividend or approving an unlawful stock repurchase.
The Oregon Articles include such a provision.

The DGCL permits corporations to adopt provisions in its certificate of incorporation limiting or eliminating certain monetary liability of directors to the corporation or its shareholders. However, a corporation may not limit the liability of a director for (i) breaching the duty of loyalty to the corporation or the corporation’s shareholders; (ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any transaction in which a director derived an improper personal benefit; or (iv) paying an unlawful dividend or approving an unlawful stock repurchase.
The Delaware Charter includes such a provision.

Dividends and Share Repurchases
The OBCA prohibits distributions (including dividends and stock redemptions) to shareholders unless, after giving effect to the distribution, (1) the corporation would be able to pay its debts as they become due in the usual course of business, and (2) the corporation’s total assets would be at least equal to the sum of its total liabilities plus, unless the articles of incorporation provide otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders with preferential rights superior to those receiving the distribution.

Under the DGCL, corporations may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined under the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors, but not below the aggregate par value of a corporation’s outstanding shares.
Delaware corporations may repurchase their own shares except when their capital is impaired or would be impaired by such repurchase. A corporation may, however, repurchase out of its capital any shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock or, if no shares entitled to such preference are outstanding, any of its shares, if such shares will be retired upon their acquisition and the corporation’s capital is reduced in accordance with the DGCL.

Dissolution
Under the OBCA, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the shareholders entitled to vote on the matter. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the holders of outstanding shares entitled to vote. In addition, the OBCA allows an Oregon corporation to include in its articles of incorporation a greater voting requirement or a vote by voting groups.
The Oregon Articles do not contain such a greater voting or voting group requirement.

Under the DGCL, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the shareholders entitled to vote on the matter. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the holders of outstanding shares entitled to vote. In addition, the DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with such a board-initiated dissolution.
The Delaware Certificate contains no such supermajority voting requirement.

2020 PROXY STATEMENT	FLIR	66

PROPOSAL 4

Forum Selection
Oregon courts have deemed valid forum selection provisions, in the context of a Delaware corporation that included such provisions in its bylaws.
Under the Oregon Bylaws, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, or other employee of the corporation to the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the OBCA, the Oregon Articles or the Oregon Bylaws, or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Oregon (or, if no state court located within the State of Oregon has jurisdiction, the federal district court for the District of Oregon).

Delaware courts have upheld the right of Delaware corporations to include forum selection provisions in their certificate of incorporation or bylaws. Such provisions normally provide that shareholders must bring derivative claims or claims alleging breaches of fiduciary duties arising from the DGCL or otherwise implicating the internal affairs of the corporation exclusively in Delaware state or federal courts.
Under the Delaware Certificate, unless the Company consents in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the corporation, any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or shareholder of the corporation to the corporation or the corporation’s shareholders, any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction upon the Delaware Court of Chancery, any action asserting a claim arising pursuant to any provision of our Delaware Certificate or Delaware Bylaws, or any action asserting a claim governed by the internal affairs doctrine.
However, this sole and exclusive forum provision will not apply in those instances where there is exclusive federal jurisdiction, including but not limited to certain actions arising under the Securities Act or the Exchange Act.

67	FLIR	2020 PROXY STATEMENT

PROPOSAL 4

Directors’ Fiduciary Duties
Under the OBCA, directors are required by statute to act with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In situations involving a director breach of fiduciary claim, Oregon courts commonly consider Delaware case law in reaching a decision.
In responding to a takeover attempt, the OBCA expressly allows directors to consider constituencies other than shareholders. In assessing such a proposal, directors may consider: (1) the social, legal and economic effects on the corporation’s employees, customers and suppliers and on the communities and geographical areas in which the corporation operates; (2) the economy of the state and nation; and (3) the short-term and long-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation, and other relevant factors. In situations involving a takeover, a sale of control of a company for cash or some other change of control or sale of a company, Oregon courts commonly consider Delaware case law in reaching a decision.

 Under Delaware law, a corporation’s directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its shareholders. A party challenging a decision of a board of directors for breach of fiduciary duty bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule applies to protect the directors and their decisions. The business judgment rule presumes that directors are acting independently, in good faith and with due care in making a business decision. If the business judgment rule is rebutted, the burden shifts to the directors to prove that the decision was entirely fair to the corporation, including both fair process and fair price.
In certain circumstances, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of, among other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation. With respect to defensive actions taken in response to a threat to corporate control, directors’ decisions are protected by the business judgment rule, as long as a two-part test is satisfied. The test requires that: (1) the board show reasonable grounds for the belief that a danger to corporate policy and effectiveness existed; and (2) the defensive measures taken are reasonable in relation to the threat posed (i.e. that the defensive measure must not be “coercive or preclusive” and must be within the range of reasonable responses to the threat posed).
With respect to transactions resulting in a sale of control of the corporation for cash or otherwise involves a change of control, the directors have the duty to carry out a process reasonably designed to secure the best price reasonably attainable for its shareholders under the circumstances.

Shareholder Derivative Suits
The OBCA requires that the shareholder bringing the derivative suit (1) has been a shareholder at the time the transaction complained of occurred or (2) has become a shareholder through transfer by operation of law from a person who was a shareholder at that time. The OBCA does not require that the shareholder remain a shareholder throughout the litigation.

The DGCL requires that the shareholder bringing a derivative suit has been a shareholder at the time of the wrong complained of or that the stock devolved to him or her by operation of law from a person who was a shareholder at the time of the wrong complained of. In addition, the shareholder must remain a shareholder throughout the litigation.

2020 PROXY STATEMENT	FLIR	68

PROPOSAL 4

Appraisal Rights
Under the OBCA, a shareholder eligible to vote may dissent from, and obtain payment for shares in the event of, the following shareholder-approved corporate actions:
- A merger to which the corporation is a party;
- A merger of a subsidiary with its parent;
- A share exchange plan to which the corporation is a party as the corporation whose shares will be acquired;
- The sale or exchange of all or substantially all of the corporation’s assets, other than in the usual course of business;
- An amendment to the articles of incorporation that materially and adversely affects the dissenter’s shares;
- Other actions for which the articles of incorporation, bylaws or a board of directors resolution provides the right of dissent and appraisal; or
- A conversion to a non-corporate business entity.
Dissent and appraisal right are not available to shareholders of Oregon corporations for:
- Shares of stock which, on the record date for the shareholder meeting approving the corporate action, or at the time of the merger, were listed on a national securities exchange, unless the articles of incorporation provide otherwise;
- The sale of assets pursuant to court order; or
- The sale of assets for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.
Under the OBCA, a shareholder asserting dissenter’s rights must give the corporation notice of the shareholder’s intent in writing prior to the vote on the action and must not vote in favor of the action. A corporation is required to make payment to the dissenting shareholder of the corporation’s estimated value of the shares, plus accrued interest, upon the proposed action being taken, or upon the dissenter’s demand. If the dissenting shareholder disagrees with the corporation’s estimate of the value of the shares, the shareholder can propose the shareholder’s own estimate, or petition the court for an appraisal.

Under Section 262 of the DGCL, a shareholder of a corporation who has neither voted in favor of nor consented in writing to certain statutory mergers or consolidations and has complied with the other requirements of Section 262 of the DGCL may exercise appraisal rights with respect to such shareholder’s shares. However, unless a corporation’s certificate of incorporation otherwise provides, Delaware law does not provide for appraisal rights if:
- The shares of the corporation are (1) listed on a national securities exchange; or (2)  held of record by more than 2,000 shareholders; or
- The corporation will be the surviving corporation of the merger and approval of the merger does not require the vote of the shareholders of the surviving corporation under Section 251(f) of the DGCL.
Notwithstanding the forgoing, shareholders of Delaware corporations are entitled to appraisal rights in the case of a merger or consolidation if an agreement of merger or consolidation requires the shareholders to accept in exchange for its shares anything other than:
- Shares of stock of the corporation surviving or resulting from the merger or consolidation, or depositary receipts in respect thereof;
- Shares of any other corporation, or depositary receipts thereof, that on the effective date of the merger or consolidation will be either: (1) listed on a national securities exchange; or (2) held of record by more than 2,000 shareholders;
- Cash in lieu of fractional shares of the corporation; or
- Any combination thereof.
Under the DGCL, the corporation must pay to the dissenting shareholder the fair value of the shares as determined by the Court of Chancery of the State of Delaware upon completion of the appraisal proceedings.

69	FLIR	2020 PROXY STATEMENT

PROPOSAL 4

Inspection of Corporate Books and Record
Under Oregon law shareholders are permitted to examine and make extracts from the corporation’s books and records for a proper purpose. Under the OBCA, inspection requires that: (1) the shareholder’s demand be made in good faith and for a proper purpose; (2) the shareholder describe with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect; and, (3) the records requested be directly connected with the shareholder’s purpose. Oregon law also requires the shareholder to give to the corporation five business days written notice of the demand to inspect and, if the corporation does not permit inspection, the shareholder may apply to the county circuit court for an order to compel inspection.

Under Delaware law, shareholders are permitted to examine and make extracts from the corporation’s books and records for a proper purpose. Under the DGCL, a shareholder seeking to inspect the books and records of the corporation must: make a demand in writing and under oath stating a proper purpose for such inspection and the stated purpose must be reasonably related to such person’s interest as a shareholder. If the corporation refused to permit the inspection or does not reply to the demand within five business days after the demand has been made, the shareholder may apply to the Court of Chancery for an order to compel inspection.

Filing and License Fees	Oregon charges corporations incorporated in Oregon nominal annual corporate license renewal fees, and does not impose a franchise tax fee.
Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $250,000, based on the number of authorized shares of capital stock or, in the alternative, based on an equation consisting of the number of issued shares and the total gross assets of the corporation.

Material United States Federal Income Tax Consequences of the Reincorporation
The following discussion summarizes the material United States federal income tax consequences of the Reincorporation that are expected to apply generally to holders of the Company’s common stock. This summary is based upon current provisions of the Internal Revenue Code (“IRC”), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.
        This summary only applies to a common shareholder of the Company that is a “U.S. person,” defined to include:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to United States federal income taxation regardless of its source;

•	a trust if either:

◦
a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or

◦	the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; and

•	any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.
A holder of the Company’s common stock other than a “U.S. person” as so defined is, for purposes of this discussion, a “non-U.S. person.” If a partnership holds common stock of the Company, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Company’s common stock, you should consult your tax advisor.
This summary assumes that holders of the Company’s common stock hold their shares as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment). No attempt has been made to comment on all United States federal income tax consequences of the Reincorporation that may be relevant to particular holders, including holders:

2020 PROXY STATEMENT	FLIR	70

PROPOSAL 4

•
who are subject to special treatment under United States federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

•	who are subject to the alternative minimum tax provisions of the IRC;

•	who are United States expatriates or other former citizens or long-term residents of the United States;

•	who actually or constructively own 10% or more of the Company’s shares, by vote or value;

•	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

•	who hold their shares as qualified small business stock within the meaning of Section 1202 of the IRC; or

•	who hold their shares as part of an integrated investment such as a hedge, wash sale, conversion transaction, integrated transaction or as part of a hedging, straddle or other risk reduction strategy.
In addition, the following discussion does not address the tax consequences of the Reincorporation under state, local and foreign tax laws. Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the Reincorporation, whether or not they are in connection with the Reincorporation.
Accordingly, holders of the Company’s common stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Reincorporation in light of their personal circumstances and the consequences of the Reincorporation under state, local and foreign tax laws.
The Company expects that the Reincorporation of the Company from Oregon to Delaware will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the IRC. Assuming that the Reincorporation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the IRC and subject to the qualifications and assumptions described in this proxy statement: (i) holders of FLIR Oregon common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of FLIR Delaware’s common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of FLIR common stock converted therefor, and (iii) the holding period of the shares of FLIR Delaware’s common stock received in the Reincorporation will include the holding period of the shares of FLIR Oregon common stock converted therefor.
THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS. HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.
Recommendation of the Board of Directors

The Board recommends that the shareholders vote FOR the approval of the Reincorporation from Oregon to Delaware. Pursuant to Section 60.474 of the Oregon Business Corporation Act, the approval of the Company’s conversion from an Oregon corporation to a Delaware corporation requires a majority of all the votes entitled to be cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

71	FLIR	2020 PROXY STATEMENT

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of the independent registered public accounting firm. The Audit Committee is comprised of five non-employee directors, each of whom is an independent director as defined in Section 10A(m) of the Exchange Act, and Rule 10A-3 promulgated thereunder, and by the listing rules of NASDAQ. The Board of Directors has determined that each of Messrs. Macdonald, Smith, Tyrer and Wynne and Ms. Halligan qualifies as an “audit committee financial expert” for purposes of regulations of the SEC. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The charter is reviewed annually. A copy of the charter is available for review on the Company’s website at www.flir.com/about/investor-relations.
The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"). The Company’s independent registered public accounting firm is accountable to the Audit Committee and is responsible for performing an independent audit of those consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. GAAP and on the Company’s effectiveness of internal control over financial reporting. The Audit Committee acts in an oversight capacity and its responsibility is to monitor and review these processes. The Audit Committee selects, hires and evaluates the independent registered public accounting firm. In its oversight role, the Audit Committee relies, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. GAAP, and on the report of the Company’s independent registered public accounting firm, KPMG LLP, with respect to the Company’s consolidated financial statements.
The Audit Committee held six meetings during fiscal year 2019. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s President and Chief Executive Officer and the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee held private sessions with KPMG LLP as required, at which discussions of financial management, accounting and internal controls took place. The Audit Committee reviewed with KPMG LLP the overall scope and plans for their audit, the results of the audit examinations, the effectiveness of the Company’s internal controls and the quality of the Company’s financial reporting.
The Audit Committee also discussed with representatives of KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee discussed with KPMG LLP its independence. KPMG LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence to the effect that, in its professional judgment, KPMG LLP is independent of the Company under PCAOB Rule 3520 and all other relevant professional and regulatory standards. The Audit Committee also discussed with KPMG LLP that the provision of non-audit services was compatible with KPMG LLP maintaining its independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved and recommended, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.
THE AUDIT COMMITTEE
Angus L. Macdonald, Chair
Catherine A. Halligan
Michael T. Smith
Robert L. Tyrer
Steven E. Wynne

2020 PROXY STATEMENT	FLIR	72

DATES FOR SUBMISSION OF SHAREHOLDERS PROPOSALS FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

DATES FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING OF SHAREHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders. Any such proposal must be received by the Company not later than [•] [•], 2020. Alternatively, under the Company’s Bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8 may be delivered to the Corporate Secretary of the Company not less than 90 days (i.e., not after [•] [•], 2021) nor more than 120 days (i.e., not before [•] [•], 2020) prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of an annual meeting date was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting.
NOMINATIONS OF INDIVIDUALS FOR ELECTION AS DIRECTORS AT THE 2021 ANNUAL MEETING OF SHAREHOLDERS USING PROXY ACCESS

A shareholder, or a group of no more than 20 shareholders, that has owned continuously for at least three years shares of the Company's common stock constituting 3% or more of the outstanding shares of the Company's common stock, may nominate and include in the Company’s proxy materials director nominees constituting up to 25% of the Company's Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s Bylaws. Notice of proxy access director nominees must be received by the Corporate Secretary of the Company no earlier than the close of business on [•] [•], 2020 and no later than the close of business on [•] [•], 2020.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.
COST OF SOLICITATION
The cost of soliciting proxies will be borne by the Company. Officers, other employees and directors may solicit proxies personally or by telephone without any addition to their regular compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

We also have retained Okapi Partners LLC ("Okapi") to assist us in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. We anticipate that the costs associated with retaining Okapi and its affiliates will not exceed $12,500. A list of shareholders will be available for inspection by our shareholders at our principal executive offices at 27700 SW Parkway Avenue, Wilsonville, Oregon 97070, beginning two business days after notice of the Annual Meeting is given and continuing through the meeting.

73	FLIR	2020 PROXY STATEMENT

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2019 with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070.
Shareholders Sharing the Same Last Name and Address “(Householding)”
If you own your shares through a broker, bank or other nominee, the Company is sending only one Proxy Statement or notice of availability of proxy materials to you if you share a single address with another shareholder unless we received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce the Company’s printing and mailing costs. If you received only one copy of this Proxy Statement or a notice of availability of proxy materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or notices of availability of proxy materials, or if you are receiving multiple proxy statements or notices of availability of proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070 or calling Investor Relations at (503) 498-3547, and we will promptly deliver additional materials or refrain from delivering additional materials, as requested.

Electronic Delivery of Proxy Materials and Annual Report
This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on the Company’s website at www.flir.com/about/investor-relations. If you own your shares through a broker, bank or other nominee, instead of receiving paper copies in the mail of next year’s proxy statement and annual report or a notice of availability of proxy materials, you can elect to receive an e- mail message that will provide a link to these documents by contacting the institution that holds your shares. By opting to access your proxy materials online, you will reduce the amount of mail you receive, help conserve natural resources and reduce the Company’s printing and mailing costs.
By Order of the Board of Director

Earl R. Lewis
Chairman of the Board of Directors
Wilsonville, Oregon
[•] [•], 2020

2020 PROXY STATEMENT	FLIR	74

Appendix A: Unaudited Reconciliation of Non-GAAP Adjusted Financial Measures
(in thousands, except per share amounts)

	Year Ended December 31,
	2019	2018
Earnings from operations:
GAAP earnings from operations	$273,260	$318,606
Amortization of acquired intangible assets	57,376	24,524
Purchase accounting adjustments	2,247	—
Restructuring expenses and asset impairment charges	23,765	8,203
Acquisition related expenses	18,989	6,674
Loss on sale of business	—	13,708
Executive transition costs	2,604	6,748
Export compliance matters	22,323	23,278
Other	3,968	1,946
Non-GAAP earnings from operations	$404,532	$403,687
Operating margin:
GAAP operating margin	14.5%	17.9%
Cumulative effect of non-GAAP Adjustments	6.9%	4.8%
Non-GAAP operating margin	21.4%	22.7%
Net earnings:
GAAP net earnings	$171,597	$282,425
Amortization of acquired intangible assets	57,376	24,524
Purchase accounting adjustments	2,247	—
Restructuring expenses and asset impairment charges	23,765	8,203
Acquisition related expenses	18,989	6,674
Loss on sale of business	—	13,708
Executive transition costs	2,604	6,824
Export compliance matters	22,323	23,278
Other	7,095	1,946
Estimated tax benefit of non-GAAP adjustments	(25,536)	(17,883)
Discrete tax items, net	24,355	(37,853)
Non-GAAP net earnings	$304,815	$311,846
Earnings Per Diluted Share:
GAAP earnings per diluted share	$1.26	$2.01
Cumulative effect of non-GAAP Adjustments	0.97	0.21
Non-GAAP earnings per diluted share	$2.23	$2.22
Weighted average diluted shares outstanding:	136,637	140,209
Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with United States generally accepted accounting principles (GAAP). As a supplement to our GAAP financial results, this document contains some or all of the following non-GAAP financial measures: (i) non-GAAP operating earnings/income, (ii) non-GAAP operating margin (defined as non-GAAP operating income divided by revenue), (iii) non-GAAP net earnings/income, and (iv) non-GAAP earnings per diluted share (EPS). These non-GAAP measures of financial performance are not prepared in accordance with GAAP and computational methods may differ from those used by other companies. Additionally, these non-GAAP measures should not be considered a substitute for any other performance measure determined in accordance with GAAP and the Company cautions investors and potential investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. Each of the non-GAAP measures is adjusted from GAAP results and are outlined in the “GAAP to Non-GAAP Reconciliation” tables included within this appendix.

2020 PROXY STATEMENT	FLIR	A-1

In calculating non-GAAP financial measures, we exclude certain items (including gains and losses) to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent amortization of acquired intangible assets, purchase accounting adjustments, restructuring expenses and related asset impairment charges, acquisition related expenses, loss on sale of business, executive transition costs, export compliance matters, discrete tax items, and other items we do not consider to be directly related to our core operating performance. We use non-GAAP measures internally to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and as a factor for determining incentive compensation for certain employees. Accordingly, supplementing GAAP financial results with these non-GAAP financial measures enables the comparison of our ongoing operating results in a manner consistent with the metrics reviewed by management. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	The comparability of our ongoing operating results over the periods presented;

•	The ability to identify trends in our underlying business; and

•	The comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Amortization of acquired intangible assets. GAAP accounting requires that intangible assets are recorded at fair value as of the date of acquisition and amortized over their estimated useful lives. The timing and magnitude of our acquisition transactions and maturities of the businesses acquired will cause our operating results to vary from period to period, making comparison to past performance difficult for investors.

•
Purchase accounting adjustments. Included in our GAAP financial measures are purchase accounting adjustments, required by GAAP to adjust inventory balances to fair value at the time of acquisition. These non-cash charges are not reflective of our ongoing operations and can vary significantly in any given period driven by variability in our acquisition activity.

•
Acquisition related expenses. Included in our GAAP financial measures are acquisition related expenses, consisting of external expenses resulting directly from acquisition related activities, including due diligence, legal, valuation, tax and audit services. The timing and nature of our acquisition activity can vary significantly from period to period impacting comparability of operating results from one period to another. These transaction-specific costs can vary significantly in amount and timing and are not indicative of our core operating performance.

•
Restructuring expenses and asset impairment charges. Included in our GAAP financial measures are restructuring expenses and related asset impairment charges which primarily represent employee separation costs and facility termination expenses as well as goodwill, intangible asset, and inventory impairment charges associated with Company reorganization and restructuring activities. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and facilitates comparison with the results of other companies in our industry.

•
Loss on sale of business. We recognized a loss, representing the difference between the carrying value and expected sales proceeds, associated with the divestiture of the retail and SMB security products business of the Commercial business unit. We excluded this loss for purposes of calculating certain non-GAAP measures. This adjustment facilitates an alternative evaluation of our current operating performance and comparisons to past operating results consistent with the metrics reviewed by management.

•
Executive transition costs. Executive transition costs primarily include costs associated with separation and severance agreements of the Company’s former CEO, COO, CHRO and other former members of the executive management team; professional services expenses associated with the transition of the former CEO, CFO, and CHRO including recruitment fees, legal services and other related costs, as well as sign-on cash bonus payments to the current CEO and others reporting to the CEO; partially offset by benefits associated with stock compensation reversals for share-based awards forfeited upon the departures of the former CEO, COO, CFO, CHRO and other former members of the executive management team.

•
Export compliance matters. Export compliance matters refer to costs incurred associated with an administrative agreement with the U.S. Department of State (the “Consent Agreement”) to address and remediate certain historical practices associated with U.S. and international trade control laws and regulations. Such costs include a Directorate of Defense Trade Controls penalty, expenses associated with retention of a Special Compliance Officer, and remedial actions required by the terms of the Consent Agreement or otherwise necessary to remedy and achieve full compliance with U.S. and international trade control laws and regulations. These

A-2	FLIR	2020 PROXY STATEMENT

costs are excluded from our non-GAAP measures because they are not representative of the ongoing operating costs of our compliance programs and are exclusive of sustaining costs we have incurred and expect to incur during and beyond the term of Consent Agreement.

•
Other. Other charges include product remediation charges associated with certain SkyWatch™ surveillance towers and certain long-term contract adjustments related to contracts completed by companies acquired by FLIR prior to their acquisition. We exclude other charges from our non-GAAP measures because we do not believe such costs are representative of our ongoing operations.

•
Estimated tax effect of non-GAAP adjustments. This amount adjusts the provision for income taxes to reflect the effect of the previously listed non-GAAP adjustments on non-GAAP net income. We estimate the tax effect of the adjustment items by applying the Company’s overall estimated effective tax rate, excluding significant discrete items, to the pretax amount.

•
Discrete tax items, net. Included in our GAAP financial measures are income tax expenses and benefits related to discrete events or transactions that are not representative of the Company’s estimated tax rate related to ongoing operations. These discrete tax items can vary significantly from period to period impacting the comparability of our earnings from one period to another. Discrete tax items include charges and reversals of provisions associated with certain unrecognized tax benefits, benefits or charges associated with the windfalls or shortfalls resulting from vesting and exercise activity of share-based compensation, benefits associated with the reversal of previously recorded valuation allowances against certain deferred tax assets, and other discrete items not included in the annual effective tax rate associated with our ongoing operations. We exclude discrete tax items from our non-GAAP measures because we do not believe such expenses or benefits reflect the performance of our ongoing operations.

2020 PROXY STATEMENT	FLIR	A-3

Appendix B: FLIR Systems, Inc. Plan of Conversion

PLAN OF CONVERSION
OF
FLIR SYSTEMS, INC.

Dated [•], 2020

1.    TERMS AND CONDITIONS

1.1    Conversion. Upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the laws of Delaware and Oregon, FLIR Systems, Inc., an Oregon corporation (“FLIR Oregon”), shall be converted from an Oregon corporation to a Delaware corporation (the “Conversion”).

1.2    Effect of Conversion. Upon the completion of the Conversion, FLIR Systems, Inc., a Delaware corporation (“FLIR Delaware”), shall be deemed to be the same entity as FLIR Oregon for all purposes under Delaware law.

1.3    Filings; Effective Times. The officers and agents of FLIR Oregon shall cause the Conversion to be completed by filing (i) a Certificate of Conversion with the Delaware Secretary of State, together with the Certificate of Incorporation of FLIR Delaware, a copy of which is attached hereto as Exhibit A (the “Delaware Certificate of Incorporation”), and (ii) Articles of Conversion with the Oregon Secretary of State. The effective time of the conversion shall be the date and time of the Delaware filing or at such later time as shall be set forth in the Certificate of Conversion and the Certificate of Incorporation (the “Effective Time”).

1.4    Succession. At the Effective Time, FLIR Delaware shall succeed to all of the rights and property of FLIR Oregon and become subject to all the liabilities of FLIR Oregon, and from and after the Effective Time the Conversion shall have all the other effects set forth in this Plan of Conversion, the filed Delaware Certificate of Conversion, the filed Oregon Articles of Conversion and the laws of the states of Delaware and Oregon.

1.5    Conversion of Capital Stock. At the Effective Time, each share of common stock, $0.01 par value, of FLIR Oregon outstanding immediately prior to the Effective Time shall, by virtue of the Conversion, be converted into and deemed to be one (1) issued and outstanding, fully paid and nonassessable share of common stock, $0.01 par value per share, of FLIR Delaware, without any action required on the part of FLIR Oregon or FLIR Delaware (other than the filings as set forth above in Section 1.3) or any holder of common stock of FLIR Oregon.

2.    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1    Certificate of Incorporation and Bylaws. The Delaware Certificate of Incorporation shall be filed together with the Delaware Certificate of Conversion. As promptly as practicable following the Effective Time, the Board of Directors of FLIR Delaware shall adopt the Bylaws of FLIR Delaware as attached hereto as Exhibit B.

2.2    Directors and Officers. The directors and officers of FLIR Oregon at the Effective Time shall be the initial directors and officers of FLIR Delaware, and shall continue to serve as directors and officers in accordance with the Certificate of Incorporation and Bylaws of FLIR Delaware until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

3.    MISCELLANEOUS

3.1    Termination. This Plan of Conversion may be terminated and the Conversion abandoned at any time before the completion of the Conversion if the Board of Directors of FLIR Oregon determines to abandon this Plan of Conversion.

[Remainder of Page Intentionally Left Blank]

B-1	FLIR	2020 PROXY STATEMENT

IN WITNESS WHEREOF, the undersigned hereby approve and consent to this Plan of Conversion pursuant to Section 265 of the Delaware General Corporation Law and Section 60.470 et seq. of the Oregon Business Corporation Act as of the date first set forth above.

FLIR SYSTEMS, INC.

By: _________________________________
Name:
Title:

2020 PROXY STATEMENT	FLIR	B-2

Appendix C: FLIR Systems, Inc. Delaware Certificate of Incorporation

CERTIFICATE OF INCORPORATION OF
FLIR SYSTEMS, INC.
I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

ARTICLE I

The name of the corporation is FLIR Systems, Inc. (hereinafter, the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Kent County, Dover, DE 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

ARTICLE IV

(A) Classes of Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 510,000,000 shares, which shall be divided into two classes of stock to be designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock that the Corporation is authorized to issue is 500,000,000 shares, par value $0.01 per share. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000 shares, par value $0.01 per share. Upon the filing of the Certificate of Conversion of FLIR Systems, Inc., an Oregon corporation, (the “Converting Entity”), to the Corporation and this Certificate of Incorporation (the “Effective Time”), each and every share of common stock, par value $0.01 per share, and preferred stock, par value $0.01 per share, of the Converting Entity issued and outstanding immediately prior to the Effective Time were converted into, and shall be deemed to be, one issued and outstanding, fully paid and nonassessable share of Common Stock and one issued and outstanding, fully paid and nonassessable share of Preferred Stock, respectively, without any action required on the part of the Corporation or any holder of common stock or preferred stock of the Converting Entity.

(B) Capital Stock.

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide by resolution or resolutions at any time and from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, designation, preferences and relative, participating, optional and other special rights of

C-1	FLIR	2020 PROXY STATEMENT

each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a)    the designation of the series, which may be by distinguishing number, letter or title;

(b)    the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c)    the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)    the dates on which dividends, if any, shall be payable;

(e)    the redemption rights and price or prices, if any, for shares of the series;

(f)    the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g)    the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)    whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i)    restrictions on the issuance of shares of the same series or any other class or series;

(j)    the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(k)    any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

The incorporator of the Corporation is [name], whose mailing address is [address].

ARTICLE VI

2020 PROXY STATEMENT	FLIR	C-2

Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE VIII

(A) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Article VIII(C), the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

(B) Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise.

(C) Claims. If a claim for indemnification under this Article VIII (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VIII is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(D) Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

(E) Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

C-3	FLIR	2020 PROXY STATEMENT

(F) Amendment or Repeal. Any repeal or modification of the provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

(G) Other Indemnification and Advancement of Expenses. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE IX

Action required or permitted by law to be taken at a stockholders meeting may be taken without a meeting only if the action is taken by all the stockholders entitled to vote on the action.

ARTICLE X

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI.

ARTICLE XI

In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws.

[Remainder of Page Intentionally Left Blank]

2020 PROXY STATEMENT	FLIR	C-4

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this Certificate of Incorporation as of this __ day of _______________, 202__.

    _____________________________
[Name]
Incorporator

C-5	FLIR	2020 PROXY STATEMENT

Appendix D: FLIR Systems, Inc. Delaware Bylaws

BYLAWS
OF
FLIR SYSTEMS, INC.

ARTICLE I
OFFICES
1.1 Principal Office. The principal office of the corporation shall be located at 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II
STOCKHOLDERS
2.1 Annual Meeting. If required by applicable law, an annual meeting of the stockholders shall be held for the election of directors at such date, time and place, if any, each year, as may be fixed by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
2.2 Special Meeting.
(a)    Special meetings of stockholders may be called at any time but only by the Board of Directors or the Executive Committee (if one shall have been appointed) or, in accordance with Section 2.2(b), by the Secretary. Unless otherwise provided by law, notice of all special meetings of the stockholders, stating the time, date, place, and the purposes thereof shall be given to each stockholder entitled to vote thereat not more than sixty days or less than ten days before the date of the meeting.
(b)    A special meeting of stockholders shall be called by the Secretary upon written request (a “Special Meeting Request”) of one or more record holders of shares of stock of the corporation representing not less than 25% of the voting power of all outstanding shares of stock of the corporation (the “Requisite Percentage”) who have complied in full with the requirements set forth in these Bylaws. For purposes of this Section 2.2(b) and for determining the Requisite Percentage, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of stock of the corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.
(i)    A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”) collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) as to any director nominations proposed to be presented at the special meeting and any matter (other than a director nomination) proposed to be conducted at the special meeting and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 2.11 (including any nominee’s written consent to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected) and/or a stockholder’s notice of business proposed to be brought before a meeting pursuant to Section 2.11, as applicable; (C) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; (D) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition prior to the record date for the special meeting of shares

2020 PROXY STATEMENT	FLIR	D-1

of the corporation owned beneficially or of record and an acknowledgment that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (E) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the corporation.
(ii)    A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 2.2; (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than 120 days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
(iii)    Special meetings of stockholders called pursuant to this Section 2.2 shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the corporation of a valid Special Meeting Request.
(iv)    The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, at any point after 60 days following the date the first Special Meeting Request is delivered to the corporation, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 2.2(b)(i)), represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.
(v)    In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary of the corporation within 60 days of the earliest dated Special Meeting Request.
(vi)    If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.
(vii)    Business transacted at any special meeting called pursuant to this Section 2.2(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders and (B) any additional matters that the Board of Directors determines to include in the corporation’s notice of the special meeting. The corporation may postpone, reschedule

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or cancel any special meeting of stockholders previously scheduled by the Board of Directors.
2.3 Notice of Meetings. Notice stating the date, time, and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at the meeting. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.
2.4 Manner of Notice.
(a)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law, the certificate of incorporation or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the corporation under any provision of the General Corporation Law, the certificate of incorporation or these bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the General Corporation Law.
(b)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 2.4, shall be deemed to have consented to receiving such single written notice.
2.5 Waiver of Notice. A stockholder may at any time waive any notice required by law, the Certificate of Incorporation, or these Bylaws. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in a waiver of notice. A stockholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The stockholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.
2.6 Record Date
(a)    In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for

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the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c)    Unless otherwise restricted by the certificate of incorporation, in order that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
2.7 Stockholders’ List for Meeting. The corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.7 or to vote in person or by proxy at any meeting of stockholders.
2.8 Quorum; Adjournment.
(a)    Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by class or series is required, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of such class or series shall be necessary and sufficient to constitute a quorum with respect to that matter. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of a majority in voting power of the shares of the corporation which are present in person or by proxy and entitled to vote thereon, adjourn the meeting from time to time in the manner provided in this Section 2.8(b) of these bylaws until a quorum shall attend. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for the adjourned meeting.
(b)    Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
2.9 Voting Requirements; Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, each outstanding share shall be entitled to one vote upon each matter on which the holder of such shares is entitled to vote submitted to a vote at a meeting of stockholders. Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election; provided that if, as of the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of

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directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.9, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter. No cumulative voting for directors shall be permitted unless the Certificate of Incorporation shall so provide. Action required or permitted by law to be taken at a stockholders meeting may be taken without a meeting only if the action is taken by all the stockholders entitled to vote on the action. To be effective, the action must be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action and delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. An electronic transmission consenting to action to be taken transmitted by a stockholder, a proxyholder or by a person authorized to act by such stockholder, shall be deemed to be written and signed for the purposes of this Section if the electronic transmission sets forth or is delivered with information from which the corporation can determine that the electronic transmission was transmitted by the stockholder, the proxyholder or by a person authorized to act for the stockholder and the date on which such electronic transmission was transmitted. Any such consent given by electronic transmission shall be deemed delivered as provided by the General Corporation Law of the State of Delaware (the “General Corporation Law”).
2.10 Proxies.
(a)     Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date.
2.11 Notice of Business to be Conducted at Meeting.
(a)    At an annual or special meeting of the stockholders, only such business shall be conducted and such director-nominees shall be considered for election, if any, as shall have been properly brought before the meeting. To be properly brought before a meeting, the business and nominees must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any Committee thereof, (c) otherwise properly brought before a meeting by a stockholder who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for determination of stockholders entitled to vote at such meeting of stockholders and (ii) complies with the notice procedures set forth in this Section 2.11 or (d) with respect to nominations of persons for election to the Board of Directors at an annual meeting, by an Eligible Stockholder (as defined in Section 2.13) who complies with the requirements set forth in Section 2.13 of these Bylaws.
(b)    In addition to any other applicable requirements, for business or nominations of persons for election to the Board of Directors of the corporation to be properly brought before an annual or special meeting by a stockholder pursuant to clause (c) of the preceding paragraph (a), other than (i) business or nominations made by or at the direction of the Board of Directors and (ii) nominations submitted by one or more stockholders in accordance with the requirements under Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and the rules and regulations promulgated thereunder governing director nominations submitted by stockholders for inclusion in the corporation’s proxy materials (as to which the requisite timing and form of notice thereof shall be governed by such SEC rules and regulations and not the provisions of this Section 2.11), the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. In the case of an annual meeting, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first. In the case of a special meeting, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such

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public disclosure was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)    To be in proper written form, a stockholder’s notice to the Secretary shall set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock of the corporation which are owned beneficially or of record by such person, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (b) such person’s written consent to being named in the corporation's proxy statement as a nominee and to serving as a director if elected; (2) as to any other matter such stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any on whose behalf the nomination or proposal is made (a) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (b) the class or series and number of shares of stock of the corporation which are owned beneficially or of record by such stockholder or such beneficial owner, (c) a description of all agreements, arrangements or understandings between such stockholder or such beneficial owner and any other person or persons (including their names) with respect to the proposal of such business or the nomination of such nominee by the stockholder and any material interest of such stockholder or such beneficial owner in such business, (d) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the corporation (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date of the meeting not later than 10 days after such record date), (e) the name in which all such shares of stock are registered on the stock transfer books of the corporation, (f) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (g) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (B) otherwise to solicit proxies from stockholders in support of such proposal, and (h) all other information relating to such stockholder, such beneficial owner, if any, or the proposed business and/or director-nominee which may be required to be disclosed under applicable law. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.
(d)    The foregoing notice requirements of Section 2.11(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.
(e) Except as otherwise expressly provided in these Bylaws and in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 or Section 2.13 (with respect to annual meetings only) of these Bylaws shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that a nomination or business was not properly brought before the meeting in accordance with the provisions of this Section 2.11, and if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such nomination not properly brought before the meeting shall be disregarded and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic

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transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(f)    Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.11.
2.12 [Reserved].
2.13 Proxy Access for Director Nominations. Subject to the terms of this Section 2.13, the corporation shall include in its proxy statement, form of proxy card, voting instruction form and on any ballot distributed at an annual meeting of stockholders (together, “Proxy Materials”) for an annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together, in the case of the proxy statement, with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the board of directors by a stockholder, or by a group of no more than 20 stockholders that satisfies the requirements of this Section 2.13 (such stockholder or group of stockholders, including each member thereof to the extent the context so requires, an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 2.13 (the “Nomination Notice”) to have its nominee included in the Proxy Materials pursuant to this Section 2.13. In the event that an Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these bylaws shall apply to each member of such group, except that the Required Shares (as defined below) shall apply to the ownership of the group in the aggregate. No stockholder or person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.13 and each Eligible Stockholder may only contribute to the Required Shares pursuant to one Nomination Notice each fiscal year. So long as they provide to the secretary of the corporation documentation reasonably satisfactory to the board of directors that demonstrates that the funds satisfy the requirements of this sentence, a group of funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder for purposes of determining an Eligible Stockholder and the Required Shares.
To be timely, a Nomination Notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date that the corporation issued its proxy statement to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Nomination Notice as described above.
For purposes of this Section 2.13, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below).
The number of Stockholder Nominees appearing in the Proxy Materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which a Nomination Notice may be delivered to the secretary of the corporation, or if the number of directors calculated in this sentence is not a whole number, the closest whole number (rounding down) below 25%. In no event will the number of Stockholder Nominees in the Proxy Materials be below one if a Nomination Notice is properly delivered pursuant to this Section 2.13. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.13 has been reached: (a) any person elected to the board who was a Stockholder Nominee at a preceding annual meeting and who is nominated for election at such annual meeting by the Board of Directors as a nominee of the Board of Directors; (b) any Stockholder Nominee whom the corporation decides to nominate as a nominee of the board of directors after a valid Nomination Notice has been submitted by an Eligible Stockholder; (c) any person nominated in accordance with the procedures set forth in Section 2.11 or Section 2.13 (whether or not such nomination is subsequently withdrawn); (d) any Stockholder Nominee who is subsequently withdrawn and (e) any director in office or director candidate who, in each case, will be included in the corporation’s Proxy Materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or understanding between the corporation and a stockholder or group of stockholders (other than such agreement, arrangement or understanding entered into in connection with an acquisition of stock by such stockholder, or group of stockholders, from the corporation).
Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.13 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such

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Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the maximum number of nominees provided for in this Section 2.13. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the maximum number of Stockholder Nominees that the corporation must include in the Proxy Materials, then each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Proxy Materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the common stock of the corporation that each Eligible Stockholder disclosed as owned in its respective Nomination Notice. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, then this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.13 thereafter (i) withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is not submitted for director election for any reason (including because of the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.13), then no other nominee or nominees shall be included in the Proxy Materials or otherwise submitted for director election pursuant to this Section 2.13.
For purposes of this Section 2.13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) of the previous sentence shall not include any shares (a) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (b) borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of either or both of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares of common stock of the corporation shall be deemed to continue during any period in which the person has (A) loaned such shares but only so long as the person (i) has the power to recall such loaned shares on no more than five business days’ notice, (ii) recalls such loaned shares back to its own possession not more than five business days after being notified that its Stockholder Nominee will be included in the Proxy Materials and (iii) holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof; or (B) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors or any committee thereof in good faith and such determination shall be conclusive and binding on the corporation and its stockholders. For purposes of this Section 2.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. An Eligible Stockholder shall include in its Nomination Notice the number of shares it is deemed to own for the purposes of this Section 2.13.
In order to validly submit a Nomination Notice, an Eligible Stockholder must have owned continuously for at least three years that number of shares of common stock (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization) as shall constitute 3% or more of the outstanding common stock of the corporation (the “Required Shares”) as of (i) the date of the Nomination Notice; (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders; and (iii) the date of the annual meeting of stockholders for which the Nomination Notice was submitted.
With the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the secretary of the corporation:
(a) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three year holding period) verifying that, as of the date of the Nomination Notice, the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) owns, and has owned continuously for the preceding three years, the Required Shares;
(b) a written statement regarding the Eligible Stockholder’s intent with respect to continued ownership of the Required Shares after the date of the annual meeting of stockholders (it being understood that this statement will not be deemed to impose any obligation on the Eligible Stockholder to hold any of the Required Shares after the date of the annual meeting);

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(c) the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders and on the business day immediately preceding the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the continuous ownership by such Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) of the Required Shares through and as of the record date and the business day immediately preceding the annual meeting, respectively;
(d) the information (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.11;
 (e) the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected;
(f) each Stockholder Nominee’s conditional resignation contemplated by the corporation’s Corporate Governance Guidelines, as amended from time to time;
(g) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;
(h) for each group, the name, address, phone number and email address of an individual who will act as a representative for the group and is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination;
(i) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent; (B) has not nominated and will not nominate for election to the board of directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.13; (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the board of directors; (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (E) intends to own the Required Shares through the date of the annual meeting of stockholders; and
(j) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation; (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 12.13; (C) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders; and (D) provide to the corporation prior to the annual meeting of stockholders such additional information as necessary with respect thereto.
For avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded.
An Eligible Stockholder (or, in the case of a group, a single written statement of the group) may provide to the secretary of the corporation a single written statement for inclusion in the Proxy Materials, not to exceed 500 words, in support of the Stockholder Nominee(s) (a “Statement”). Any Statement must be provided at the same time as, and in connection with, the Nomination Notice in respect of such Stockholder Nominee. Notwithstanding anything to the contrary contained in this Section 2.13, the corporation may omit from the Proxy Materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 2.13 shall limit the corporation’s ability to solicit against and include in its Proxy Materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
With the applicable Nomination Notice, a Stockholder Nominee must deliver to the secretary of the corporation a written certification that the Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance (1) to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation or (2) that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the corporation, with such Stockholder Nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with

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service or action as a director that has not been disclosed to the corporation; (iii) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies, procedures and guidelines, and any other corporation policies, procedures and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement.
At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and officers. The corporation may request such additional information as is necessary to permit the board of directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”). If the board of directors determines that the Stockholder Nominee is not independent under the Applicable Independence Standards, then the Stockholder Nominee will not be eligible for inclusion in the Proxy Materials.
If any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, then each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any such defect or limit the corporation’s right to omit a Stockholder Nominee from the Proxy Materials pursuant to this Section 2.13.
The corporation shall not be required to include any Stockholder Nominees in the Proxy Materials for any annual meeting of stockholders (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the board of directors; (ii) who is not independent under the Applicable Independence Standards, as determined in good faith by the board of directors; (iii) whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, its certificate of incorporation, the listing standards of the principal exchange upon which the corporation’s common stock is traded, or any applicable law, rule or regulation; (iv) who is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, or is presently a nominee for director (or comparable position) at a competitor; (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (vii) if such Stockholder Nominee or the Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined in good faith by the board of directors; or (viii) if the Eligible Stockholder or Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 2.13.
Notwithstanding anything to the contrary set forth herein, the board of directors or the chairperson presiding at the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if the Stockholder Nominee(s), the applicable Eligible Stockholder or both shall have breached its or their obligations, agreements or representations under this Section 2.13, as determined in good faith by the board of directors or the chairperson presiding at the annual meeting of stockholders.
The Eligible Stockholder (including any person who owns shares of common stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying the requirements of this Section 2.13) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act.
For the avoidance of doubt, this Section 2.13 shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Section 2.11 of these bylaws.
The board of directors (or a duly authorized committee thereof) shall have the exclusive power and authority to interpret the provisions of this Section 2.13 and make all determinations deemed necessary or advisable in connection with Section 2.13. For purposes of applying the requirements of this Section 2.13, the number of Required Shares required to be owned by any person or persons during any time period shall be adjusted, in the manner determined in good faith by the board of directors (including any authorized committee

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thereof) or by the secretary of the corporation, to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization of shares of the corporation. All such actions, interpretations and determinations shall be final, conclusive and binding on the corporation, the stockholders and all other parties.
This Section 2.13 is the exclusive method for stockholders to include nominees for director in the Proxy Materials.
2.14. Organization and Conduct of Meetings.
(a)    Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.15. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III
BOARD OF DIRECTORS
3.1 Duties. All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.
3.2 Number and Qualification. The number of directors of the corporation shall be not less than five nor more than twelve, and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. Each director shall be elected to serve for a one-year term and until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

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3.3 Chairman of the Board of Directors. The directors may elect a director to serve as Chairman of the Board of Directors to preside at all meetings of the Board of Directors and to fulfill any other responsibilities delegated by the Board of Directors.
3.4 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.4 immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, if any, for the holding of additional regular meetings without other notice than the resolution.
3.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, as the place for holding any special meeting of the Board of Directors called by them.
3.6 Notice. Notice of the date, time, and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by any means provided by law, including by mail, electronic transmission or telephone. If mailed, notice shall be deemed to be given upon deposit in the United States mail addressed to the director at the director’s business address, with postage thereon prepaid. If by electronic transmission, notice shall be deemed to be given when the electronic transmission is delivered to the director’s electronic mailing address. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
3.7 Waiver of Notice. A director may at any time waive any notice required by law, the Certificate of Incorporation, or these Bylaws. Unless a director attends or participates in a meeting, a waiver must be given by the director entitled to notice, must specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.
3.8 Quorum. A majority of the whole board of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
3.9 Manner of Acting.
(a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Certificate of Incorporation, or these Bylaws.
(b) Members of the Board of Directors may hold a board meeting by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.
(c) Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken shall be signed by all of the directors. After an action is taken, the consent or consents related thereto, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.
3.10 Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled only by a majority vote of the remaining members of the Board of Directors, even if such majority is less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders and until a successor shall be duly elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.
3.11 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
3.12 Director Conflict of Interest.
(a)     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:
(1) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a

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quorum; or
(2) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders.
(b)     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
3.13 Removal. All or any number of the directors of the corporation may be removed with or without cause at a meeting of stockholders called expressly for that purpose, by the vote of a majority of the votes then entitled to be cast for the election of directors.
3.14 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
3.15 Resignation. Any director may resign by delivering notice to the Board of Directors, its chairperson, or the corporation. Such resignation shall be effective upon delivery to the corporation unless the resignation provides otherwise.

ARTICLE IV
EXECUTIVE COMMITTEE AND OTHER COMMITTEES
4.1 Designation of Executive Committee. The Board of Directors may designate two or more directors to constitute an executive committee. The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of the executive committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof. The creation of the executive committee and the appointment of members to it shall be approved by a majority of the directors in office when the action is taken, unless a greater number is required by the Certificate of Incorporation or these Bylaws.
4.2 Powers of Executive Committee. During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the corporation, provided that the committee shall not have the authority of the Board of Directors to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by this chapter to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.
4.3 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.
4.4 Other Committees. By the approval of a majority of the directors when the action is taken (unless a greater number is required by the Certificate of Incorporation), the Board of Directors, by resolution, may create one or more additional committees, appoint directors to serve on them, and define the duties of such committee or committees. Each such committee shall have two or more members, who shall serve at the pleasure of the Board of Directors. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.
ARTICLE V
OFFICERS
5.1 Number. The officers of the corporation shall be a President and a Secretary. Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may be held by the same person.

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5.2 Appointment and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the stockholders. If the officers shall not be appointed at the meeting, a meeting shall be held as soon thereafter as is convenient for such appointment of officers. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer’s death, resignation, or removal.
5.3 Qualification; Powers and Duties of Officers. An officer need not be a director or stockholder. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in these Bylaws, in resolutions by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
5.4 Resignation and Removal. An officer may resign at any time by delivering notice of such resignation to the corporation. A resignation is effective on receipt unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date, but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.
5.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
5.6 President. The President shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President shall preside at all meetings of stockholders and at all meetings of directors (unless there is an acting Chairman of the Board presiding at the meeting). The President may execute on behalf of the corporation all contracts, agreements, stock certificates, and other instruments. The President shall from time to time report to the Board of Directors all matters within the President’s knowledge affecting the corporation that should be brought to the attention of the Board of Directors. The President shall vote all shares of stock in other corporations owned by the corporation and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the corporation with respect to such stock. The President shall perform other duties assigned by the Board of Directors.
5.7 Vice Presidents. In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if any, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties assigned by the President or by the Board of Directors.
5.8 Secretary. The Secretary shall prepare the minutes of all meetings of the directors and stockholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the corporation. The Secretary shall countersign all instruments requiring the seal of the corporation and shall perform other duties assigned by the Board of Directors. In the event no Vice President exists to succeed to the President under the circumstances set forth in Section 5.7 above, the Secretary shall make such succession.
5.9 Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors or these Bylaws, may sign, with the President or Vice President, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors. The Assistant Secretaries shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries shall, in general, perform such duties as shall be specifically assigned to them in writing by the President or the Board of Directors.
5.10 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.
5.11 Appointing Attorney and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 5.11 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.

D-14	FLIR	2020 PROXY STATEMENT

ARTICLE VI
ISSUANCE OF SHARES
6.1 Certificates for Shares.
The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation (it being understood that each of the Chairperson of the Board of Directors, the Vice Chairperson of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
ARTICLE VII
EXCLUSIVE FORUM
Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation's stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL, this Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VII. This Article VII shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

ARTICLE VIII
MISCELLANEOUS PROVISIONS
8.1 Seal. The Board of Directors from time to time may provide for a seal of the corporation, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.”
8.2 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.
8.3 Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.
8.4 Electronic Signatures, etc. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the General Corporation Law, the certificate of incorporation or these bylaws to be executed by any officer, director, stockholder, employee or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the General Corporation Law.
8.5 Amendment of Bylaws. These Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the stockholders of the corporation.

2020 PROXY STATEMENT	FLIR	D-15

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1a. James J. Cannon	☐	☐	☐
1b. John D. Carter	☐	☐	☐
1c. William W. Crouch	☐	☐	☐
1d. Catherine A. Halligan	☐	☐	☐
1e. Earl R. Lewis	☐	☐	☐
1f. Angus L. Macdonald	☐	☐	☐
1g. Michael T. Smith	☐	☐	☐
1h. Cathy A. Stauffer	☐	☐	☐
1i. Robert S. Tyrer	☐	☐	☐
1j. John W. Wood, Jr.	☐	☐	☐
1k. Steven E. Wynne	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the appointment by the Audit Committee of the Company's Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.	☐	☐	☐
3. To approve, on an advisory basis, the Company's executive compensation as disclosed in the proxy statement.	☐	☐	☐
4. To approve the Company's reincorporation from Oregon to Delaware.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000441633_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

FLIR SYSTEMS, INC.
Annual Meeting of Shareholders
TBD, 2020 TBD
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James J. Cannon, Angus L. Macdonald, Carol Lowe and Sonia Galindo, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FLIR SYSTEMS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at TBD, PDT on TBD, 2020, at TBD, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000441633_2 R1.0.1.18